Exhibit 99.6

Estimates

Fiscal Year Ending March 31, 2010

Presented to the Legislative Assembly September 1, 2009

British Columbia Cataloguing in Publication Data

British Columbia.
Estimates, fiscal year ending March 31. — 1983 —

Annual.
Continues: British Columbia. Ministry of Finance.
Estimates of revenue and expenditure. ISSN 0707-3046
Vols. for 1983 — have suppl.
Imprint varies: Ministry of Finance, 1983-1987;
Ministry of Finance and Corporate Relations, 1988-
ISSN 0712-45975=Estimates — Province of British Columbia

1. British Columbia — Appropriations and
expenditures — Periodicals.2. Budget — British
Columbia —
Periodicals. I. British Columbia. Ministry of
Finance. II. British Columbia. Ministry of
Finance and Corporate Relations. III. Title.

HJ13.B742 354.7110072’225

Rev.Mar. 1987

To purchase additional copies and for ordering information contact

Crown Publications, Queen’s Printer 563 Superior Street, 2nd Flr Victoria, BC V8W 9V7

Ph: 250 387-6409 Fax: 250 387-1160 Toll Free: 1 800 663-6105

Email: crownpub@gov.bc.ca Website: www.crownpub.bc.ca

INTRODUCTION TO THE ESTIMATES

The main Estimates for each fiscal year are presented to the Legislative Assembly by the Minister of Finance. The contents of the main Estimates are outlined in section 5 of the Budget Transparency and Accountability Act (BTAA); the timing of their presentation is outlined in section 6 of the BTAA.

The main Estimates serve two purposes:

For the broader government reporting entity, which includes the consolidated revenue fund (CRF) as well as Crown corporations and service delivery agencies that are controlled by the government, the main Estimates provide an overview of government’s fiscal plan for 2009/10. This includes forecasts of staff utilization and the projected financial results of the larger service delivery agencies. The Estimates also include restated main Estimates and actual information for the 2008/09 fiscal year for comparative purposes.

For core government – viz. the CRF – the Estimates form the basis for annual appropriations approved by the Legislative Assembly for both operating and financing transactions upon the enactment of a Supply Act. The General Fund is the main operating account within the CRF and includes a number of Special Accounts where the statutory authority for specific expenditures is derived from statutes other than a Supply Act.

All expenditures from the CRF must be authorized by an appropriation, either through a Supply Act or through a specific provision in another statute. The Votes in the Estimates are the details of that year’s appropriations for each ministry, special office and other purpose. The Vote descriptions provide the framework for legislative control of government spending, since funds can only be expended for purposes stated in the Estimates. Special types of appropriation for capital expenditures, loans and advances, and dedicated revenue (financing transactions) are voted on a total amount basis, although the Estimates do provide allocations by ministry for disclosure purposes.

Legislative authority for voted appropriations is provided by the Supply Act, which includes a summary of the Estimates appropriations as schedules to the Act. Expenses from Special Accounts are disclosed in the Estimates; however they are not included in Supply Act totals as these accounts have separate statutory spending authority. Expenses cannot exceed individual Vote totals without additional legislative authority.

The allocation of voted and special account appropriation to standard objects of expense (STOB) is disclosed in the Supplement to the Estimates. While section 23(4) of the Financial Administration Act authorizes the spending of an appropriation on any activity or STOB, this more detailed presentation provides additional information and establishes a framework for administrative control by Treasury Board. The Supplement to the Estimates can be found on the Government of British Columbia’s budget web site at http://www.bcbudget.gov.bc.ca/.

The 2009/10 Estimates are comprised of three separate sections:

1.               Summary Information — This section presents an outline of the accounting policies on which the Estimates have been prepared and significant presentation changes in the Estimates from the previous year. This section also provides information on the projected results of the broader government reporting entity, including a statement of financial position; a statement of operations; a reconciliation of the projected surplus to the forecast change in debt; details on the components of forecast revenue and expense; and a summary of estimated CRF expense.

2.               Estimates of Special Offices, Ministries and Other Appropriations — This section presents the details of the appropriations from the CRF arranged by special office, ministry or other grouping (such as Other Appropriations). The details in the Estimates include breakdowns by sub-votes and group account classification.

Each special office, ministry or other grouping is presented on a similar basis.

1.               Summary — summarizes total voted and statutory (Special Account) expense, capital and other financing transactions.

2.               Core Business Summary — for ministries, discloses operating expenses, capital expenditures and other financing transactions by core business on both a gross (before deducting estimated external recoveries) and net (after deducting estimated external recoveries) basis. A core business includes programs and/or functions grouped together based on common roles and/or purposes. For special offices and other groupings, these items are disclosed by vote.

3.               Vote Descriptions — for ministries, includes a description of the purpose for each vote and operating expenses for both voted and statutory appropriations broken down by core business. For special offices and other groupings, these items are disclosed by vote.

4.               Special Accounts — discloses revenue, expense, capital, other financing transactions, and projected spending authority available for all special accounts.

5.               Financing Transactions — discloses financing transactions that are the responsibility of the special office or ministry.

3.               Schedules — This section consists of supporting schedules that include the following: a reconciliation of the 2008/09 main Estimates to the restated 2008/09 main Estimates; a summary of operating and financial requirements and opening and closing balances for all Special Accounts; summaries of financing transactions for capital expenditures, for loans, investments and other requirements, and for revenue collected for and transferred to other entities; a summary of ministerial accountability for voted operating expenses; a core government (i.e. CRF) income statement; detailed reconciliations of revenue by source and expense by function; a summary of service delivery agency revenues and expenses; a summary of CRF and service delivery agency capital expenditures; an estimate of the staff utilization for the taxpayer-supported government reporting entity.

v

EXPLANATORY NOTES

The Relationship between Net Expense and Spending Authority

Consolidated Revenue Fund (CRF) expense budgets are established on the basis of the gross amount of funds required for a particular purpose, with anticipated recoveries being deducted to arrive at the net expense. It is the net expense that is included in an annual Supply Act and voted on in the Legislative Assembly.

Section 23(3) of the Financial Administration Act (FAA) provides that where a vote in the Estimates approved by the Legislature shows an item as a credit or recovery, the vote is deemed to appropriate spending authority for the net expense plus the estimated amount of the credit or recovery, whether or not this latter amount is actually realized. As under-realization of recoveries without a corresponding decrease in spending would have the same effect on the CRF operating result as an equivalent shortfall in anticipated government revenue.

Section 23(3)(c) of the FAA also provides that excess recoveries (amounts earned over and above those estimated) may be used for additional expenses. Prior approval of Treasury Board is not required, unless otherwise directed. This incremental spending would have no impact on CRF operating result since the incremental recoveries would offset the incremental spending with no change to net expense.

There are a number of checks and balances to the use of recoveries to understate net expense. The Balanced Budget and Ministerial Accountability Act requires ministers to meet their net expense targets as outlined in Schedule I. As well, section 27(1)(a) of the FAA authorizes Treasury Board to restrict spending under virtually any appropriation – statutory or voted.

Recoveries in the Estimates

Recoveries are disclosed in each special office, ministry or other appropriation section of the Estimates in two places: the Core Business Summary and the Group Account Classification.

There are two forms of recoveries:

Internal Recoveries — represent transfers within the CRF and generally includes inter-ministry chargebacks for costs budgeted centrally in government for the provision of certain goods and services that are recovered from areas elsewhere in government that consume and/or use those goods and services. Employee benefits, workplace technology services, legal services, accommodation and real estate services, alternate service delivery services, postal services, Queen’s Printer services and Provincial Treasury banking charges are examples of internal recoveries.

External Recoveries — represent recoveries from entities outside of the CRF, including costs and amounts recovered from government corporations, education and health sector organizations, other levels of government, non-government organizations, individuals, and businesses. External recoveries also include sinking fund interest earnings, an offset for commissions paid for the collection of government revenues and accounts, and increases in provisions for, or the write-off of, uncollectible revenue-related accounts. An example of a major external recovery is interest costs relating to funds borrowed by government and re-loaned to public bodies.

The expense disclosure in the Core Business Summary only adds External Recoveries to Net Expense to arrive at Gross Expense (i.e. the Financial Administration Act section 23(3) spending authority), as the spending related to Internal Recoveries may be restricted by Treasury Board – in effect, limiting their inherent spending authority. Details on internal and external recoveries by Vote are provided in the Supplement to the Estimates.

Capitalized Costs

The government capitalizes a number of disbursements in its financial statements in accordance with generally accepted accounting principles (GAAP). The annual amounts of these disbursements are shown in each special office or ministry section of the Estimates and are summarized in schedules to the Estimates. These disbursements are not included in their operating budgets; rather, each schedule is voted as one amount in the Supply Act.

Capital Expenditures – Schedules C and K

These disbursements reflect the acquisition cost of tangible capital assets. While the initial disbursement is not part of operating expenses, the amortization of the cost of tangible capital assets held by the CRF is included in special office and ministry operating budgets. Schedule C summarizes core government capital acquisitions that are voted on in the Legislature; Schedule K summarizes the total estimated cost of capital acquisitions for all taxpayer-supported organizations.

Loans, Investments and Other Requirements – Schedule D

The government disburses funds from the CRF for a variety of purposes related to ministry operations including student loans, land development, timber inventory acquisition, land tax deferment program costs, international fuel tax agreement payments, and returns of deposits. Receipts represent recoveries of these amounts plus loan repayments, deposits accepted by government, and interest on deposits.

Revenue Collected For, and Transferred To, Other Entities – Schedule E

The government has dedicated certain revenue sources to specific programs or entities. The government collects the revenue on behalf of the program or entities, and remits it to them. While these receipts are not considered government revenue, the payments into and out of the CRF must be authorized by the Legislature.

vi

SUMMARY INFORMATION

Estimates Accounting Policies and Presentation Changes

Estimated Statement of Financial Position

Estimated Statement of Operations

Estimated Reconciliation of Surplus or Deficit to Change in Debt

Estimated Revenue by Source

Estimated Expense by Function

Estimated Expense by Organization

Estimated Consolidated Revenue Fund Expense

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES

Estimates Accounting Policies

1.     Basis of Accounting — The Estimated Statement of Financial Position and the Estimated Statement of Operations in the 2009/10 Estimates are prepared in accordance with generally accepted accounting principles (GAAP) for senior governments as required by the Budget Transparency and Accountability Act and as recommended by the independent Public Sector Accounting Board of the Canadian Institute of Chartered Accountants.

2.     Reporting Entity — The government reporting entity includes organizations that meet the criteria of control (by the province) as established under GAAP. This includes the Consolidated Revenue Fund; service delivery agencies, government partnerships, and commercial Crown corporations. Service delivery agencies include taxpayer-supported Crown corporations, the SUCH sector (school districts, post-secondary institutions, regional health authorities and hospital societies) and children and family development regional agencies/authorities.

3.     Consolidation — The 2009/10 Estimates fully consolidate the Consolidated Revenue Fund with the individual assets, liabilities, revenues and expenses of service delivery agencies on a line-by-line basis. Government’s interests in government partnerships are reported on a proportional consolidation basis. Self-supported Crown corporation results are consolidated using the modified equity basis, which reports net assets as an investment and net income/loss as revenue.

Where the accounting policies of service delivery agencies differ from those used by the central government in preparing its own consolidated revenue fund financial statements, the service delivery agency financial statements are adjusted to conform to government’s accounting policies. Adjustments also are made for service delivery agencies and commercial Crown corporations whose fiscal year ends are different from the government’s fiscal year end.

4.     Specific Accounting Policies — Revenue and expenditure are recorded on an accrual basis of accounting except when the accruals cannot be determined with a reasonable degree of certainty or when their estimation is impracticable, as is the case with corporate income tax that is recorded on a cash basis. Assets are recorded to the extent that they represent financial claims by government upon outside parties; are items held for resale, prepaid expenses, or deferred charges; or are tangible capital assets. Similarly, liabilities are recorded only if they represent actual or probable financial claims against the government.

Significant Presentation Changes in the 2009/10 Estimates

For comparative purposes and to comply with accounting policy changes, the following significant presentation changes have been incorporated into the 2009/10 Estimates.

1.     Restatement of 2008/09 Estimates — The 2008/09 Estimates and Updated Forecast have been restated to be consistent with the 2009/10 Estimates presentation. These restatements reflect the government reorganizations in 2008/09 and incorporate a number of inter-ministry transfers and/or changes.

As well, the 2008/09 restatement reflects the following changes:

Presentation of freshwater angling revenue in the Consolidated Revenue Fund income statement (Schedule H)

A portion of these fees are transferred to the Freshwater Fisheries Society of BC as funding for recreation and conservation services provided to the Province. Previously these fees were shown as revenue with the corresponding transfer shown as an expense in the Ministry of Environment. In the restated presentation, the portion of this revenue that is transferable to the Society is shown as a recovery in the Ministry of Environment vote to offset the transfer expense.

Presentation of water rental remission expense in the Consolidated Revenue Fund income statement (Schedule H)

The provincial government provides water rental remission payments to BC Hydro to compensate the Crown corporation for lost revenues resulting from the impact of water restrictions in the provincial water utilization plan on hydro generation. Previously these payments were shown as an expense in the Ministry of Environment with the full amount of water rental fees disclosed as revenue. In the restated presentation, the ministry will record a portion of the water rental revenue as a recovery to offset the expense.

ESTIMATES ACCOUNTING POLICIES AND PRESENTATION CHANGES (Continued)

Appropriation for capital funding

Previously, capital funding for schools, post-secondary institutions, health facilities and transit was appropriated as a financing transaction (Prepaid Capital Advances). The capital funding appropriations for schools, post-secondary institutions and health facilities are now presented as a Capital Funding vote in Other Appropriations. Providing capital funding for public transit has been added to the responsibilities of the BC Transportation Financing Authority. Appropriations for the amortization of prepaid capital advances are no longer required.

Accounting for resource roads

Previously, resource road expenditures were appropriated as a loans and investments financing transaction, primarily through the BC Timber Sales Special Account. Due to the change in accounting treatment for some of these expenditures (see part 2 below), the nature of the appropriation was changed, resulting in an increase in capital expenditures financing transactions.

Schedule A presents a detailed reconciliation of the restatement of Consolidated Revenue Fund operating expenses and capital expenditures.

2.     Changes in Accounting Treatment —

Prepaid Capital Advances

Effective April 1, 2009, prepaid capital advances (PCAs) will be discontinued as a form of financing transaction appropriation in favour of voted appropriations in the relevant ministries. As a result, PCAs will no longer be capitalized on the Consolidated Revenue Fund balance sheet. As this is a correction of an accounting error, the change will be made retroactive in the Public Accounts and ministries will no longer be charged with PCA amortization. This change has no impact on actual capital expenditures; it only affects the manner of appropriation for capital funding. Therefore, this change has no impact on the Estimated Statement of Financial Position and the operating results in the Estimated Statement of Operations.

Classification of Forest Resource Roads

During preparation of the 2007/08 Public Accounts, the classification of certain resource roads constructed by the Ministry of Forests and Range either from its ministry operations vote or under the BC Timber Sales Special Account was changed from prepaid program costs to tangible capital assets to reflect the more permanent nature of these resource roads. The capital assets will be amortized to expense in accordance with their useful life instead of as inventory costs related to sales revenue.

Capitalization of Interest During Construction

During preparation of the 2007/08 Public Accounts, the application of policy on capitalizing interest was revised from applying interest to the cost of all capital projects (using a proxy where no direct borrowing specific to the project was incurred) to applying interest to the cost of only those capital projects where direct borrowing was incurred.

3.     Change in Disclosure of Staff Utilization (FTEs) —

In the 2009/10 Estimates presented to the Legislature on September 1, 2009, the forecast of taxpayer-supported staff utilization is presented on a government-wide basis only. While separate disclosure of CRF and service delivery agency totals is maintained, projections for individual ministries are not included, reflecting a decision to manage FTEs as a corporate resource. The revised disclosure presented in Schedule L at the back of the Estimates document is consistent with section 5(2)(c) of the Budget Transparency and Accountability Act.

ESTIMATES, 09/10

ESTIMATED STATEMENT OF FINANCIAL POSITION(1)

($000)

Estimates (2)	Actual (2)		Estimates
2008/09	2008/09		2009/10

		Financial Assets(3)
3,103,000	5,226,000	Cash and temporary investments	3,145,000
3,469,000	3,401,000	Receivables and inventories for resale	3,846,000
—	2,081,000	Warehouse borrowing program investments	—
4,321,000	4,004,000	Loans and other investments	4,451,000
2,152,000	2,134,000	Sinking funds	1,333,000
5,775,000	5,738,000	Equity in self-supported Crown corporations	6,511,000
8,954,000	9,149,000	Financed assets of self-supported Crown corporations (4)	10,976,000
27,774,000	31,733,000		30,262,000

		Liabilities
8,179,000	7,409,000	Accounts payable and accrued liabilities	8,044,000
6,114,000	9,168,000	Deferred Revenue	9,342,000
14,293,000	16,577,000		17,386,000
		Debt (5):
27,631,000	26,347,000	Taxpayer-supported debt (net)	30,515,000
2,056,000	2,019,000	Taxpayer-supported debt offset by sinking funds	1,223,000
29,687,000	28,366,000		31,738,000

8,939,000	11,215,000	Self-supported debt (net)	10,961,000
96,000	115,000	Self-supported debt offset by sinking funds	110,000
9,035,000	11,330,000		11,071,000

750,000	—	Forecast allowance	250,000
39,472,000	39,696,000		43,059,000

53,765,000	56,273,000	Total Liabilities	60,445,000
(25,991,000)	(24,540,000)	Net Liabilities	(30,183,000)

		Non-Financial Assets(3)
31,347,000	30,679,000	Investment in capital assets (net) (6)	33,493,000
934,000	780,000	Other assets	834,000
32,281,000	31,459,000		34,327,000
6,290,000	6,919,000	Accumulated Surplus (Deficit)	4,144,000

110,000	99,000	Taxpayer-supported debt guarantees	78,000
311,000	353,000	Self-supported debt guarantees and non-guaranteed debt	528,000

(1)   Figures have been rounded to the nearest million.

(2)   The 2008/09 Estimates and Actual amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details.

(3)   Includes assets not available to meet the government’s general obligations due to external restrictions on use or limitation in the rights of government to those assets in the event of disposal or discontinuation of the program or service to which those assets relate.

(4)   Includes loans to Crown corporations for the purchase of capital assets.

(5)   Under generally accepted accounting principles, total debt includes debt offset by sinking funds, but does not include loan guarantees and non-guaranteed debt of commercial operations under provincial government control. These amounts are disclosed separately for information purposes.

(6)   Investment in capital assets is reported net of amortization.

ESTIMATES, 09/10

ESTIMATED STATEMENT OF OPERATIONS(1)

($000)

Estimates (2)	Actual(2)			Estimates
2008/09	2008/09			2009/10

38,490,000	38,328,000		Total Revenue	37,608,000
37,690,000	38,250,000		Total Expenses	40,133,000
800,000	78,000		Surplus (Deficit) before forecast allowance	(2,525,000)
(750,000)	—		Forecast allowance	(250,000)
50,000	78,000		Surplus (Deficit)	(2,775,000)
6,306,000	7,086,000	(3)	Accumulated surplus, beginning of year, excluding comprehensive income	6,986,000
(66,000)	(178,000	)(4)	Other adjustments	—
6,290,000	6,986,000		Accumulated surplus before comprehensive income	4,211,000
—	(67,000)		Accumulated comprehensive income of self-supported Crown corporations	(67,000)
6,290,000	6,919,000		Accumulated surplus, end of year	4,144,000

ESTIMATED RECONCILIATION OF SURPLUS OR DEFICIT TO CHANGE IN DEBT(1)

($000)

Estimates (2)	Actual (2)		Estimates
2008/09	2008/09		2009/10

(50,000)	(78,000)	(Surplus) / Deficit (5)	2,775,000
(2,315,000)	(1,854,000)	Adjustment for non-cash items (6)	(1,915,000)
670,000	930,000	Self-supported Crown corporation retained earnings for the year(7)	773,000
(143,000)	(2,023,000)	(Increase) decrease in deferred revenue	(174,000)
(1,377,000)	(997,000)	Working capital changes (net)	(2,462,000)
(3,215,000)	(4,022,000)	Operating Requirement (Source)	(1,003,000)
3,859,000	3,778,000	Capital Investment Requirement - taxpayer supported organizations (Schedule K)	4,729,000
294,000	108,000	Loan, investment and other requirements (Schedule D)	447,000
(49,000)	(35,000)	Increase (decrease) in taxpayer-supported debt sinking fund balances	(801,000)
245,000	73,000	Financing Requirement (Source)	(354,000)
889,000	(171,000)	Net increase/(decrease) in taxpayer-supported debt	3,372,000

1,174,000	1,430,000	Increase (decrease) in financed assets of self-supported Crown corporations	1,827,000
(497,000)	(478,000)	Increase (decrease) in self-supported debt sinking fund balances	(5,000)
—	2,081,000	Warehouse borrowing program	(2,081,000)
677,000	3,033,000	Net increase/(decrease) in self-supported debt	(259,000)

600,000	—	Adjustment to forecast allowance	250,000

2,166,000	2,862,000	Net increase/(decrease) in total debt	3,363,000
37,306,000	36,834,000	Total debt, beginning of year	39,696,000
39,472,000	39,696,000	Total debt, end of year	43,059,000

(1)   Figures have been rounded to the nearest million.

(2)   The 2008/09 Estimates and Actual amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details.

(3)   The 2008/09 Actual amount for the beginning of the fiscal year is as reported in the 2008/09 Public Accounts.

(4)   See Note 24 (p68) in the 2008/09 Public Accounts for a breakdown of this amount.

(5)   For purposes of the debt reconciliation a surplus is shown as a negative amount as it reduces government debt.

(6)   These adjustments include amortization of capital assets and valuation adjustments.

(7)   Represents self-supported Crown corporation income which is included in the surplus but has not been transferred to the Consolidated Revenue Fund.

ESTIMATES, 09/10

ESTIMATED REVENUE BY SOURCE

($000)

Estimates(1)	Actual(1)		Estimates
2008/09	2008/09		2009/10

		Taxation Revenue
6,700,000	6,093,000	Personal income	5,681,000
1,343,000	2,038,000	Corporate income	1,409,000
5,284,000	4,958,000	Social service	4,847,000
957,000	891,000	Fuel	873,000
338,000	306,000	Carbon	557,000
705,000	708,000	Tobacco	686,000
1,861,000	1,848,000	Property	1,891,000
1,020,000	715,000	Property transfer	685,000
601,000	640,000	Other (2)	588,000
18,809,000	18,197,000	Total Taxation Revenue	17,217,000
		Natural Resource Revenue
1,165,000	1,314,000	Natural gas royalties	522,000
952,000	558,000	Forests	387,000
1,606,000	1,976,000	Other natural resource	1,668,000
3,723,000	3,848,000	Total Natural Resource Revenue	2,577,000
		Other Revenue
1,571,000	1,595,000	Medical Services Plan premiums	1,628,000
2,505,000	2,425,000	Other fees and licences	2,548,000
884,000	804,000	Investment earnings	897,000
2,509,000	2,565,000	Miscellaneous (3)	2,599,000
7,469,000	7,389,000	Total Other Revenue	7,672,000
		Contributions from the Federal Government
4,794,000	4,743,000	Health and social transfers	4,873,000
1,015,000	1,246,000	Other cost-shared agreements (4)	2,377,000
5,809,000	5,989,000	Total Contributions from the Federal Government	7,250,000
		Self-supported Crown Corporations
358,000	366,000	British Columbia Hydro and Power Authority (5)	452,000
854,000	891,000	British Columbia Liquor Distribution Branch	896,000
1,101,000	1,082,000	British Columbia Lottery Corporation	1,121,000
272,000	512,000	Insurance Corporation of British Columbia	407,000
95,000	54,000	Other	16,000
2,680,000	2,905,000	Net Earnings of Self-Supported Crown Corporations	2,892,000
38,490,000	38,328,000	Total Revenue	37,608,000

(1)   The 2008/09 Estimates and Actual amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details. Actual amounts have been rounded to the nearest million.

(2)   Includes corporation capital, insurance premium and hotel room taxes.

(3)   Includes asset dispositions, reimbursements for health care and other services provided to external agencies, and other recoveries.

(4)   Includes contributions for health, education, housing and social service programs, for transportation projects, and for coastal ferry services.

(5)   Amounts are net of deferral account transfers.

ESTIMATES, 09/10

ESTIMATED EXPENSE BY FUNCTION

($000)

Estimates(1)	Actual(1)		Estimates(2)
2008/09	2008/09		2009/10

		Health
3,375,000	3,406,000	Medical Services Plan	3,593,000
1,018,000	1,010,000	Pharmacare	1,062,000
9,636,000	9,794,000	Regional services	10,301,000
861,000	911,000	Other health	955,000
14,890,000	15,121,000	Total Health	15,911,000
		Education
5,724,000	5,740,000	Elementary and secondary	5,743,000
4,329,000	4,565,000	Post-secondary	4,742,000
173,000	172,000	Other education	409,000
10,226,000	10,477,000	Total Education	10,894,000
		Social Services
1,349,000	1,379,000	Social assistance	1,500,000
1,142,000	1,144,000	Childcare services	1,209,000
777,000	722,000	Community living and other social services	771,000
3,268,000	3,245,000	Total Social Services	3,480,000

1,506,000	1,592,000	Protection of persons and property	1,534,000
1,350,000	1,422,000	Transportation	1,480,000
1,768,000	1,683,000	Natural resources and economic development	2,118,000
1,434,000	1,742,000	Other	1,238,000
342,000	—	Contingencies	500,000
672,000	824,000	General government	752,000
2,234,000	2,144,000	Debt servicing	2,226,000
37,690,000	38,250,000	Total Expense	40,133,000

(1)   The 2008/09 Estimates and Actual amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation Changes for details. Actual amounts have been rounded to the nearest million.

(2)   See Schedule I for further details on estimated expense by function.

ESTIMATES, 09/10

ESTIMATED EXPENSE BY ORGANIZATION

($000)

Estimates (1)	Actual (1)		Estimates
2008/09	2008/09		2009/10

64,058	74,876	Legislation	73,529
52,905	50,914	Officers of the Legislature	75,967
13,940	13,524	Office of the Premier	11,535
61,811	61,549	Ministry of Aboriginal Relations and Reconciliation	69,250
2,063,365	2,024,590	Ministry of Advanced Education and Labour Market Development	2,130,713
212,202	150,443	Ministry of Agriculture and Lands	222,500
530,644	512,113	Ministry of Attorney General	547,659
1,382,142	1,375,952	Ministry of Children and Family Development	1,394,139
171,867	161,774	Ministry of Citizens’ Services	164,137
237,388	232,641	Ministry of Community Development	183,717
5,115,495	5,102,075	Ministry of Education	5,042,558
72,693	49,160	Ministry of Energy, Mines and Petroleum Resources	69,668
217,475	225,360	Ministry of Environment	192,754
112,485	64,336	Ministry of Finance	90,237
871,687	840,985	Ministry of Forests and Range	1,100,750
13,343,204	13,276,533	Ministry of Health Services	14,155,568
152,997	175,122	Ministry of Healthy Living and Sport	87,278
2,580,720	2,581,090	Ministry of Housing and Social Development	2,724,603
22,747	22,204	Ministry of Labour	21,631
645,839	657,492	Ministry of Public Safety and Solicitor General	660,722
67,970	51,990	Ministry of Small Business, Technology and Economic Development	68,830
352,565	348,164	Ministry of Tourism, Culture and the Arts	105,954
768,554	768,414	Ministry of Transportation and Infrastructure	755,783
1,261,713	1,191,692	Management of Public Funds and Debt	1,186,000
1,316,746	1,027,007	Other Appropriations	1,727,518
31,693,212	31,040,000	Consolidated Revenue Fund expenses (1), (2)	32,863,000
—	497,000	Priority Spending	—
1,937,788	2,244,000	Expenses recovered from external entities (2)	2,593,000
		Grants and other internal transfers to service delivery agencies (3)
(5,018,000)	(5,034,000)	School districts	(4,999,000)
(2,216,000)	(2,151,000)	Post-secondary institutions	(2,394,000)
(9,456,000)	(9,515,000)	Health authorities and hospital societies	(9,947,000)
(1,776,000)	(1,935,000)	Other service delivery agencies	(1,975,000)
		Service delivery agency expenses (4)
5,319,000	5,353,000	School districts	5,324,000
4,401,000	4,435,000	Post-secondary institutions	4,644,000
9,883,000	10,291,000	Health authorities and hospital societies	10,696,000
2,922,000	3,025,000	Other service delivery agencies	3,328,000
4,059,000	4,469,000	Externally-funded service delivery agency expense	4,677,000
37,690,000	38,250,000	Total expense	40,133,000

(1)   The 2008/09 Estimates and Actual amounts have been restated to conform with the 2009/10 Estimates presentation. See Significant Presentation details. Actual amounts have been rounded to the nearest thousand/million.

(2)   Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund. On consolidation the recoveries are reported as spending increases.

(3)   Grants and other payments between the Consolidated Revenue Fund and the service delivery agencies are eliminated to avoid double counting.

(4)   See Schedule J for details on estimated revenues and expenses for service delivery agencies.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE

($000)

Estimates (1)	Vote		Estimates
2008/09	No*		2009/10

		Legislation
64,058	1	Legislation	73,529
64,058		Total Voted Expense	73,529
64,058		Total Expense	73,529

		Officers of the Legislature
15,250	2	Auditor General	15,536
384	3	Conflict of Interest Commissioner	440
19,693	4	Elections BC	41,440
3,603	5	Information and Privacy Commissioner	3,822
893	6	Merit Commissioner	955
4,671	7	Ombudsman	4,773
1,853	8	Police Complaint Commissioner	1,974
6,558	9	Representative for Children and Youth	7,027
52,905		Total Voted Expense	75,967
52,905		Total Expense	75,967

		Office of the Premier
13,940	10	Office of the Premier	11,535
13,940		Total Voted Expense	11,535
13,940		Total Expense	11,535

		Ministry of Aboriginal Relations and Reconciliation
57,611	11	Ministry Operations	65,150
57,611		Total Voted Expense	65,150
4,200	(S)	First Citizens Fund	4,100
4,200		Total Special Accounts (Statutory)	4,100
61,811		Total Expense	69,250

		Ministry of Advanced Education and Labour Market Development
2,063,365	12	Ministry Operations	2,130,713
2,063,365		Total Voted Expense	2,130,713
2,063,365		Total Expense	2,130,713

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.
(1)

For comparison purposes, amounts shown for 2008/09 expenses have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Ministry of Agriculture and Lands
113,547	13	Ministry Operations	82,634
2,435	14	Agricultural Land Commission	2,276
115,982		Total Voted Expense	84,910

84,720	(S)	Crown Land	126,090
18,500	(S)	Production Insurance	18,500
(7,000)		Transfer from Ministry Operations Vote	(7,000)
96,220		Total Special Accounts (Statutory)	137,590
212,202		Total Expense	222,500

		Ministry of Attorney General
427,555	15	Ministry Operations	444,099
68,135	16	Judiciary	69,081
24,500	17	Crown Proceeding Act	24,500
1	18	British Columbia Utilities Commission	1
520,191		Total Voted Expense	537,681

20,999	(S)	Public Guardian and Trustee of British Columbia	20,923
(10,546)		Transfer from Ministry Operations Vote	(10,945)
10,453		Total Special Accounts (Statutory)	9,978
530,644		Total Expense	547,659

		Ministry of Children and Family Development
1,382,142	19	Ministry Operations	1,394,139
1,382,142		Total Voted Expense	1,394,139
1,382,142		Total Expense	1,394,139

		Ministry of Citizens’ Services
171,866	20	Ministry Operations	164,136
1	21	Benefits	1
171,867		Total Voted Expense	164,137
171,867		Total Expense	164,137

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.
(1)

For comparison purposes, amounts shown for 2008/09 expenses have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Ministry of Community and Rural Development
230,446	22	Ministry Operations	176,775
230,446		Total Voted Expense	176,775

500	(S)	Northern Development Fund	500
6,442	(S)	University Endowment Lands Administration Account	6,442
6,942		Total Special Accounts (Statutory)	6,942
237,388		Total Expense	183,717

		Ministry of Education
5,115,495	23	Ministry Operations	5,042,558
5,115,495		Total Voted Expense	5,042,558

—	(S)	Children’s Education Fund	—
—		Total Special Accounts (Statutory)	—
5,115,495		Total Expense	5,042,558

		Ministry of Energy, Mines and Petroleum Resources
70,193	24	Ministry Operations	67,793
2,500	25	Contracts and Funding Arrangements	1,875
72,693		Total Voted Expense	69,668
72,693		Total Expense	69,668

		Ministry of Environment
161,676	26	Ministry Operations	146,521
15,644	27	Climate Action Secretariat	7,132
10,450	28	Environmental Assessment	9,396
187,770		Total Voted Expense	163,049

400	(S)	Park Enhancement Fund	400
29,305	(S)	Sustainable Environment Fund	29,305
29,705		Total Special Accounts (Statutory)	29,705
217,475		Total Expense	192,754

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.
(1)

For comparison purposes, amounts shown for 2008/09 expenses have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Ministry of Finance
107,460	29	Ministry Operations	85,227
5,000	30	Pacific Carbon Trust	5,000
112,460		Total Voted Expense	90,227

—	(S)	Insurance and Risk Management	—
25	(S)	Provincial Home Acquisition Wind Up	10
25		Total Special Accounts (Statutory)	10
112,485		Total Expense	90,237

		Ministry of Forests and Range
524,649	31	Ministry Operations	464,137
72,648	32	Integrated Land Management Bureau	68,678
56,226	33	Direct Fire	409,000
653,523		Total Voted Expense	941,815

218,164	(S)	BC Timber Sales	158,935
—	(S)	Forest Stand Management Fund	—
218,164		Total Special Accounts (Statutory)	158,935
871,687		Total Expense	1,100,750

		Ministry of Health Services
13,195,954	34	Ministry Operations	14,008,318
13,195,954		Total Voted Expense	14,008,318

147,250	(S)	Health Special Account	147,250
147,250		Total Special Accounts (Statutory)	147,250
13,343,204		Total Expense	14,155,568

		Ministry of Healthy Living and Sport
150,697	35	Ministry Operations	85,078
150,697		Total Voted Expense	85,078

2,300	(S)	Physical Fitness and Amateur Sport Fund	2,200
2,300		Total Special Accounts (Statutory)	2,200
152,997		Total Expense	87,278

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.
(1)

For comparison purposes, amounts shown for 2008/09 expenses have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1) 2008/09	Vote No*		Estimates 2009/10

		Ministry of Housing and Social Development
2,570,720	36	Ministry Operations	2,714,603
2,570,720		Total Voted Expense	2,714,603

10,000	(S)	Housing Endowment Fund	10,000
10,000		Total Special Accounts (Statutory)	10,000
2,580,720		Total Expense	2,724,603

		Ministry of Labour
22,747	37	Ministry Operations	21,631
22,747		Total Voted Expense	21,631
22,747		Total Expense	21,631

		Ministry of Public Safety and Solicitor General
615,608	38	Ministry Operations	625,431
15,630	39	Emergency Program Act	20,975
631,238		Total Voted Expense	646,406

750	(S)	Civil Forfeiture Account	—
1,315	(S)	Corrections Work Program Account	1,292
—	(S)	Forfeited Crime Proceeds Fund	—
12,536	(S)	Victim Surcharge Special Account	13,024
14,601		Total Special Accounts (Statutory)	14,316
645,839		Total Expense	660,722

		Ministry of Small Business, Technology and Economic Development
50,570	40	Ministry Operations	43,830
50,570		Total Voted Expense	43,830

17,400	(S)	Innovative Clean Energy Fund	25,000
17,400		Total Special Accounts (Statutory)	25,000
67,970		Total Expense	68,830

		Ministry of Tourism, Culture and the Arts
344,235	41	Ministry Operations	104,454
344,235		Total Voted Expense	104,454

8,330	(S)	BC Arts and Culture Endowment	1,500
8,330		Total Special Accounts (Statutory)	1,500
352,565		Total Expense	105,954

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.
(1)

For comparison purposes, amounts shown for 2008/09 expenses have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND EXPENSE (Continued)

($000)

Estimates (1)	Vote		Estimates
2008/09	No*		2009/10

		Ministry of Transportation and Infrastructure
768,554	42	Ministry Operations	755,783
768,554		Total Voted Expense	755,783
768,554		Total Expense	755,783

		Management of Public Funds and Debt
1,261,713	43	Management of Public Funds and Debt	1,186,000
1,261,713		Total Voted Expense	1,186,000
1,261,713		Total Expense	1,186,000

		Other Appropriations
325,000	44	Contingencies (All Ministries) and New Programs	500,000
971,848	45	Capital Funding	1,212,840
1	46	Commissions on Collection of Public Funds	1
1	47	Allowances for Doubtful Revenue Accounts	1
14,000	48	BC Family Bonus	8,758
2,092	49	Environmental Appeal Board and Forest Appeals Commission	2,091
3,804	50	Forest Practices Board	3,827
1,316,746		Total Voted Expense	1,727,518

1,316,746		Total Expense	1,727,518

		All Appropriations
31,127,622		Total Voted Expense	32,315,474
565,590		Total Special Accounts (Statutory)	547,526
31,693,212		Total Expense	32,863,000

*	An (S) under the Vote number column denotes that statutory authority exists to authorize the expenses.
(1)

For comparison purposes, amounts shown for 2008/09 expenses have been restated to be consistent with the presentation of the 2009/10 Estimates. Schedule A presents a detailed reconciliation. Schedule B presents a summary of all Special Accounts.

ESTIMATES OF SPECIAL OFFICES,

MINISTRIES AND OTHER APPROPRIATIONS

Legislation

Officers of the Legislature

Office of the Premier

Ministry of Aboriginal Relations and Reconciliation

Ministry of Advanced Education and Labour Market Development

Ministry of Agriculture and Lands

Ministry of Attorney General

Ministry of Children and Family Development

Ministry of Citizens’ Services

Ministry of Community and Rural Development

Ministry of Education

Ministry of Energy, Mines and Petroleum Resources

Ministry of Environment

Ministry of Finance

Ministry of Forests and Range

Ministry of Health Services

Ministry of Healthy Living and Sport

Ministry of Housing and Social Development

Ministry of Labour

Ministry of Public Safety and Solicitor General

Ministry of Small Business, Technology and Economic Development

Ministry of Tourism, Culture and the Arts

Ministry of Transportation and Infrastructure

Management of Public Funds and Debt

Other Appropriations

LEGISLATION

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 1 — Legislation	64,058	73,529

OPERATING EXPENSES	64,058	73,529

CAPITAL EXPENDITURES (2)	27,530	6,715
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

LEGISLATION

SUMMARY - OPERATING EXPENSE BY SUB-VOTE

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 1 — LEGISLATION

This vote provides for the operation of the Legislative Assembly and its committees, including basic compensation, special allowances and other allowances for Members of the Legislative Assembly, officials and staff, and for support services and other related costs. Operating costs of the Parliamentary Dining Room are partially recovered from ministries.

OPERATING EXPENSES
Members’ Services	32,348	40,722
Caucus Support Services	5,886	6,540
Office of the Speaker	407	417
Clerk of the House	1,050	1,095
Clerk of the Committees	654	636
Legislative Operations	12,233	12,062
Sergeant-at-Arms	4,620	4,903
Hansard	4,226	4,416
Legislative Library	2,634	2,738

CAPITAL EXPENDITURES
Clerk of the House	—	20
Clerk of the Committees	20	3
Legislative Operations	26,614	5,592
Sergeant-at-Arms	195	375
Hansard	691	725
Legislative Library	10	—
	27,530	6,715

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	35,138	41,058
Operating Costs	13,382	13,241
Other Expenses	15,923	19,633
Internal Recoveries	(385)	(403)
TOTAL OPERATING EXPENSES	64,058	73,529

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 2 — Auditor General	15,250	15,536
Vote 3 — Conflict of Interest Commissioner	384	440
Vote 4 — Elections BC	19,693	41,440
Vote 5 — Information and Privacy Commissioner	3,603	3,822
Vote 6 — Merit Commissioner	893	955
Vote 7 — Ombudsman	4,671	4,773
Vote 8 — Police Complaint Commissioner	1,853	1,974
Vote 9 — Representative for Children and Youth	6,558	7,027

OPERATING EXPENSES	52,905	75,967

CAPITAL EXPENDITURES (2)	739	3,400
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICERS OF THE LEGISLATURE

SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Auditor General	15,250	15,536	—	15,536
Conflict of Interest Commissioner	384	440	—	440
Elections BC	19,693	41,440	—	41,440
Information and Privacy Commissioner	3,603	3,824	(2)	3,822
Merit Commissioner	893	955	—	955
Ombudsman	4,671	4,923	(150)	4,773
Police Complaint Commissioner	1,853	1,974	—	1,974
Representative for Children and Youth	6,558	7,027	—	7,027

TOTAL OPERATING EXPENSES	52,905	76,119	(152)	75,967

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Auditor General	150	250	—	250
Elections BC	304	2,860	—	2,860
Information and Privacy Commissioner	60	45	—	45
Merit Commissioner	25	15	—	15
Ombudsman	75	75	—	75
Police Complaint Commissioner	25	25	—	25
Representative for Children and Youth	100	130	—	130

TOTAL CAPITAL EXPENDITURES	739	3,400	—	3,400

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 2 — AUDITOR GENERAL

This vote provides for the operations of the Office of the Auditor General. The Auditor General, an officer of the Legislature under the authority of the Auditor General Act, exists to help members of the legislative assembly hold the government accountable. Through its audit opinions, the Auditor General gives legislators audit assessments about the fairness and reliability of the financial statements and public accounts of the government. The Auditor General also assesses the operations and performance of the government’s programs and services. The reports of the Auditor General are tabled with the Legislative Assembly and discussed, in a public forum, with the Public Accounts Committee of the legislature.

OPERATING EXPENSES
Auditor General	15,250	15,536

CAPITAL EXPENDITURES
Auditor General	150	250

VOTE 3 — CONFLICT OF INTEREST COMMISSIONER

This vote provides for the operations of the Office of the Conflict of Interest Commissioner. The Commissioner is an officer of the Legislature with a mandate under the Members’ Conflict of Interest Act to meet the requirements under the Act.

OPERATING EXPENSES
Conflict of Interest Commissioner	384	440

VOTE 4 — ELECTIONS BC

This vote provides for the ongoing operating costs of the Office of the Chief Electoral Officer and provides for the administration of provincial elections, plebiscites, voter registration and list maintenance, enumerations, referenda, electoral boundaries, election financing, registration of political parties and constituency associations, recall petitions, initiative petitions and initiative votes, and other aspects of the provincial electoral process. The Chief Electoral Officer is an officer of the Legislature and is responsible for the administration of the Election Act and the Recall and Initiative Act.

OPERATING EXPENSES
Elections BC	19,693	41,440

CAPITAL EXPENDITURES
Elections BC	304	2,860

VOTE 5 — INFORMATION AND PRIVACY COMMISSIONER

This vote provides for the salaries, benefits, and expenses of the Office of the Information and Privacy Commissioner (OIPC) and provides for other duties and functions given to the Commissioner by statute. The Commissioner is an officer of the Legislature under the Freedom of Information and Protection of Privacy Act (FIPPA) and under the Personal Information Protection Act (PIPA), with a broad mandate to protect the rights given to the public under FIPPA and PIPA. This includes: conducting reviews of access to information requests, investigating complaints, monitoring general compliance with the Acts, promoting freedom of information and protection of privacy principles, and overseeing and enforcing the Lobbyist Registry program pursuant to the Lobbyist Registration Act. Costs related to any freedom of information and protection of privacy conferences sponsored or hosted by the OIPC are fully recovered from ministries, participants, and sponsoring organizations.

OPERATING EXPENSES
Information and Privacy Commissioner	3,603	3,822

CAPITAL EXPENDITURES
Information and Privacy Commissioner	60	45

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 6 — MERIT COMMISSIONER

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Merit Commissioner. The Commissioner is an officer of the Legislature with a mandate to monitor the principle of merit in appointments to the BC Public Service as defined in the Public Service Act.

OPERATING EXPENSES
Merit Commissioner	893	955

CAPITAL EXPENDITURES
Merit Commissioner	25	15

VOTE 7 — OMBUDSMAN

This vote provides for the salaries, benefits, and expenses for the operation of the Office of the Ombudsman. The Ombudsman is an officer of the Legislature under the authority of the Ombudsman Act. The Ombudsman may investigate, either in response to a specific complaint or on the Ombudsman’s own initiative, the actions and decisions of government bodies. The jurisdiction of the Ombudsman extends to ministries of the province, Crown corporations, provincially appointed agencies, boards and commissions, school districts, colleges, universities, hospitals, governing bodies of professional and occupational associations, local governments, regional districts and other authorities listed in the schedule of the Ombudsman Act. The Ombudsman may undertake initiatives to increase public understanding of the role of the Ombudsman, and to improve government’s and other public bodies’ commitment to respect the principles of administrative fairness and natural justice. This vote provides for Case Tracker database services to other officers of the Legislature or similar agencies inside/outside British Columbia on a fee-for-service basis. Internal recoveries are for costs incurred in the provision of services to other officers of the Legislature and for the distribution of materials, developed by the Office, to ministries or agencies of the government. External recoveries are for the cost of services provided for in the vote and for distribution of materials.

OPERATING EXPENSES
Ombudsman	4,671	4,773

CAPITAL EXPENDITURES
Ombudsman	75	75

VOTE 8 — POLICE COMPLAINT COMMISSIONER

This vote provides for the salaries, benefits and expenses of the Police Complaint Commissioner and staff and the costs incurred by the Office of the Police Complaint Commissioner in dealing with complaints against municipal police and members of policing units designated by the Lieutenant Governor in Council. The Police Complaint Commissioner is an officer of the Legislature under the authority of the Police Act.

OPERATING EXPENSES
Police Complaint Commissioner	1,853	1,974

CAPITAL EXPENDITURES
Police Complaint Commissioner	25	25

OFFICERS OF THE LEGISLATURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 9 — REPRESENTATIVE FOR CHILDREN AND YOUTH

This vote provides for the salaries, benefits and expenses for the operation of the Office of the Representative for Children and Youth. The Representative is an officer of the Legislature appointed under the authority of the Representative for Children and Youth Act. The Representative reviews, investigates and reports on the critical injuries and deaths of children in care or children receiving reviewable services from public bodies; advocates on behalf of children and their families respecting designated services; and monitors, reviews and audits the provision of designated services.

OPERATING EXPENSES
Representative for Children and Youth	6,558	7,027

CAPITAL EXPENDITURES
Representative for Children and Youth	100	130

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,864	51,315
Operating Costs	20,492	25,100
Government Transfers	933	309
Other Expenses	35	35
Internal Recoveries	(337)	(640)
External Recoveries	(82)	(152)
TOTAL OPERATING EXPENSES	52,905	75,967

OFFICE OF THE PREMIER

The mission of the Office of the Premier is to provide leadership across government and Crown agencies to ensure timely decision-making and effective service delivery, supported by transparency and accountability of government practices, and positive intergovernmental relations.

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 10 — Office of the Premier	13,940	11,535

OPERATING EXPENSES	13,940	11,535
CAPITAL EXPENDITURES (2)	95	35
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the resentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OFFICE OF THE PREMIER

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Intergovernmental Relations Secretariat	3,499	3,466	(700)	2,766
Deputy Ministers’ Policy Secretariat	2,679	2,044	—	2,044
Executive and Support Services	7,762	6,725	—	6,725

TOTAL OPERATING EXPENSES	13,940	12,235	(700)	11,535

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Intergovernmental Relations Secretariat	18	5	—	5
Deputy Ministers’ Policy Secretariat	5	—	—	—
Executive and Support Services	72	30	—	30

TOTAL CAPITAL EXPENDITURES	95	35	—	35

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 10 — OFFICE OF THE PREMIER

This vote provides for programs and operations described in the voted appropriations under the following three core businesses: Intergovernmental Relations Secretariat, Deputy Ministers’ Policy Secretariat, and Executive and Support Services.

INTERGOVERNMENTAL RELATIONS SECRETARIAT

Voted Appropriation
Intergovernmental Relations Secretariat	3,499	2,766

Voted Appropriation Description: This sub-vote provides for management and administrative support for the Executive Council (Cabinet) in the development and coordination of advice, policy, negotiations, issues management, and public consultation relating to federal-provincial, interprovincial, and international relations initiatives. This includes support for the Premier, the Minister of State for Intergovernmental Relations and Cabinet participation in First Ministers’ Conferences, Premiers’ Conferences, ministerial conferences, and international conferences. This sub-vote manages the Canada-British Columbia Co-operation Agreement on Official Languages. This sub-vote also provides for costs of official ceremonies, programs for visiting dignitaries, government-hosted functions, and government honours and awards by authority of the Provincial Symbols and Honours Act. Costs may be recovered from ministries and federal, provincial, territorial and municipal governments for services described in this sub-vote.

DEPUTY MINISTERS’ POLICY SECRETARIAT

Voted Appropriation
Deputy Ministers’ Policy Secretariat	2,679	2,044

Voted Appropriation Description: This sub-vote provides for the DMPS to provide policy analysis and support to the Deputy Ministers’ Committee - Natural Resources and the Economy, the Deputy Ministers’ Committee - Social Development, the Deputy Ministers’ Committee on Shared Services and the Deputy Ministers’ Committee - Public Service in their work on cross-government and corporate projects. Funding is for salaries, benefits and other expenses incurred in providing policy, planning and operational support. Costs may be recovered from ministries for services described in this sub-vote.

OFFICE OF THE PREMIER

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Premier’s Office	3,748	3,552
Executive Operations	4,014	3,173
	7,762	6,725

Voted Appropriations Description: This sub-vote provides for the offices of the Premier and the Minister of State for Intergovernmental Relations, and includes salaries, benefits, allowances, and operating expenses for the Premier, the Minister of State, and their staff; the management of cross-government issues and corporate planning, and funding for cross-government and other initiatives that support the government’s mandate; support of the Executive Council, including government administration, and Executive Council Committees, as well as the salaries, benefits, allowances and operating expenses for the Deputy Minister’s office; salaries and other expenses incurred in providing policy, planning and operational support to the Executive Council and its committees and for the planning and coordination of legislative priorities. Costs may be recovered from ministries for services described in this sub-vote.

VOTE 10 — OFFICE OF THE PREMIER	13,940	11,535

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	9,888	8,386
Operating Costs	3,564	3,323
Government Transfers	967	423
Other Expenses	779	421
Internal Recoveries	(558)	(318)
External Recoveries	(700)	(700)
TOTAL OPERATING EXPENSES	13,940	11,535

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

The mission of the Ministry of Aboriginal Relations and Reconciliation is to lead provincial efforts on reconciliation and improvement of social and economic outcomes for Aboriginal peoples on behalf of all British Columbians through negotiating agreements and treaties, supporting the goals of the New Relationship, building relationships, supporting culture and language revitalization, economic development and capacity building, and raising awareness.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 11 — Ministry Operations	57,611	65,150

STATUTORY APPROPRIATION
First Citizens Fund Special Account	4,200	4,100

OPERATING EXPENSES	61,811	69,250
CAPITAL EXPENDITURES (2)	32	30
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	4,461	1,750
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Negotiations	41,608	54,442	(458)	53,984
Aboriginal Relations	8,091	4,282	(1)	4,281
Executive and Support Services	7,912	6,886	(1)	6,885
First Citizens Fund Special Account	4,200	4,100	—	4,100

TOTAL OPERATING EXPENSES	61,811	69,710	(460)	69,250

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	32	30	—	30

TOTAL CAPITAL EXPENDITURES	32	30	—	30

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Negotiations	4,461	1,750	—	1,750
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	4,461	1,750	—	1,750

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 11 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Negotiations, Aboriginal Relations, and Executive and Support Services.

NEGOTIATIONS

Voted Appropriation
Negotiations	41,608	53,984

Voted Appropriation Description: This sub-vote provides for interface with Aboriginal people, including costs associated with the development of policy, frameworks and protocols with respect to consultation, accommodation and Aboriginal rights and title; consultation; participation in the negotiation of treaties, incremental treaty agreements and other interim agreements, and other arrangements with First Nations and the federal government; negotiation and implementation of agreements with Canada to share the cost of treaties and other arrangements with First Nations; and New Relationship Initiatives. The sub-vote also provides for assistance to Aboriginal people and others in respect of their participation in negotiations, consultations and the treaty process. The sub-vote also provides for costs associated with accommodation, treaty implementation, treaty related measures; the resolution of land and resource issues including the acquisition of land for treaty and other Aboriginal agreements purposes; and the enhancement of Aboriginal involvement in economic development. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

ABORIGINAL RELATIONS

Voted Appropriation
Aboriginal Relations	8,091	4,281

Voted Appropriation Description: This sub-vote provides for initiatives to close the socio-economic gap between Aboriginal people and other British Columbians, including the identification of opportunities, removal of barriers, the cross-ministry coordination of resources and services provided to Aboriginal people and support for data development and tracking in order to report on progress. The sub-vote also provides for leadership in policy development, relationship building, cultural initiatives, community development and support to Aboriginal leadership and advisory bodies. In addition, the sub-vote provides for the ministry’s service planning, strategic and business planning, performance measurement and reporting; and for administration of the First Citizens Fund Special Account and related transfers. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	594	594
Corporate Services	7,318	6,291
	7,912	6,885

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Aboriginal Relations and Reconciliation, including salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; and executive direction and administrative services for the operating programs of the ministry, including financial administration and budget coordination, records management, human resources, office management, accommodation, and information systems. Recoveries are received from parties external to government and from internal sources for ministry services provided for in this sub-vote.

VOTE 11 — MINISTRY OPERATIONS	57,611	65,150

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the following special account: First Citizens Fund.

FIRST CITIZENS FUND

Statutory Appropriation
First Citizens Fund Special Account	4,200	4,100

Statutory Appropriation Description: This statutory appropriation provides for the First Citizens Fund which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	16,845	16,319
Operating Costs	22,201	8,787
Government Transfers	20,466	43,712
Other Expenses	2,763	896
Internal Recoveries	(4)	(4)
External Recoveries	(460)	(460)
TOTAL OPERATING EXPENSES	61,811	69,250

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

SPECIAL ACCOUNT(1)

($000)

	Estimates	Estimates
	2008/09	2009/10

FIRST CITIZENS FUND

This account was originally created as a fund under the Revenue Surplus Appropriation Act, 1969, was continued under the Funds Control Act, 1979, and changed to a Special Account under the Special Accounts Appropriation and Control Act, 1988. The account promotes the economic, educational, and cultural well being of Aboriginal people who are normally residents of British Columbia, by providing financial assistance through loan guarantees and government transfers. Interest attributable to the account balance is credited to the account as revenue. Expenses consist of government transfers in support of cultural, educational and economic opportunities including student bursaries, heritage, language and culture programs, Aboriginal friendship centre program delivery, and economic development programs. The account also provides funds for the administration costs of certain social and economic development programs. No financing transactions are provided for under this account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	5,567	5,350
OPERATING TRANSACTIONS
Revenue	3,900	3,300
Expense	(4,200)	(4,100)
Net Revenue (Expense)	(300)	(800)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	83

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	5,350	4,550

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF ABORIGINAL RELATIONS AND RECONCILIATION

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

	Estimates	Estimates
	2008/09	2009/10

NEGOTIATIONS

SETTLEMENT AND IMPLEMENTATION COSTS OF TREATIES AND OTHER AGREEMENTS — Disbursements are made to purchase and hold land for treaty settlement purposes. Also, disbursements are made to First Nations in accordance with treaty agreements and for the implementation costs of the agreements. These disbursements are amortized over the period of the capital transfer identified in legislated treaty agreements.

Receipts	—	—
Disbursements	4,461	1,750
Net Cash Source (Requirement)	(4,461)	(1,750)

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

The mission of the Ministry of Advanced Education and Labour Market Development is to develop an educated, skilled and sustainable workforce that contributes to economic growth and prosperity across the province of British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 12 — Ministry Operations	2,063,365	2,130,713

OPERATING EXPENSES	2,063,365	2,130,713
CAPITAL EXPENDITURES (2)	1,845	1,300
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Educational Institutions and Organizations	1,793,691	1,886,749	(1)	1,886,748
StudentAid BC	116,009	99,274	(2)	99,272
Labour Market and Immigration	119,503	161,294	(49,390)	111,904
Public Sector Employers’ Council Secretariat	16,490	16,938	(70)	16,868
Executive and Support Services	17,672	16,437	(516)	15,921

TOTAL OPERATING EXPENSES	2,063,365	2,180,692	(49,979)	2,130,713

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Public Sector Employers’ Council Secretariat	5	—	—	—
Executive and Support Services	1,840	1,300	—	1,300

TOTAL CAPITAL EXPENDITURES	1,845	1,300	—	1,300

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Educational Institutions and Organizations	—	83,257	(83,257)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	83,257	(83,257)	—

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 12 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Educational Institutions and Organizations, StudentAid BC, Labour Market and Immigration, Public Sector Employers’ Council Secretariat, and Executive and Support Services.

EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

Voted Appropriation
Educational Institutions and Organizations	1,793,691	1,886,748

Voted Appropriation Description: This sub-vote provides funding to universities, colleges, institutes, educational agencies, and other organizations to support the post-secondary education system. Recoveries may be received from other ministries and from the federal government under cost sharing agreements for programs provided by the Ministry.

STUDENTAID BC

Voted Appropriation
StudentAid BC	116,009	99,272

Voted Appropriation Description: This sub-vote provides for the administration, operation and delivery of the StudentAid BC Program. This program provides financial, income and other assistance to and for students including scholarships, bursaries, loan forgiveness programs, transfers to students, and transfers for initiatives that enhance student performance and access. Costs are recovered from organizations and the federal government for payments administered on their behalf.

LABOUR MARKET AND IMMIGRATION

Voted Appropriation
Labour Market and Immigration	119,503	111,904

Voted Appropriation Description: This sub-vote provides for policy, programs and service delivery for settlement, immigration and labour market development. Programs and services include business immigration; the Provincial Nominee Program; worker training programs; community services and partnerships, national and international job fairs; funding to the Industry Training Authority; and labour market forecast information and tools. This sub-vote also provides for negotiation and implementation of the Agreement for Canada-British Columbia Co-operation on Immigration. Costs may be recovered from fees for service, ministries, Crown agencies and parties external to government including federal/provincial agreements for settlement services and labour market development.

PUBLIC SECTOR EMPLOYERS’ COUNCIL SECRETARIAT

Voted Appropriations
Public Sector Employers’ Council Secretariat	2,217	2,184
Employer Association	14,273	14,684
	16,490	16,868

Voted Appropriations Description: This sub-vote provides for the operation of the Public Sector Employers’ Council and the Council Secretariat, as established under the Public Sector Employers Act (PSEA), and includes salaries and remuneration of the secretariat staff, government’s financial contributions to employers’ associations established under the PSEA and related expenses. The council sets and coordinates strategic directions in issues in human resource management and labour relations, and advises government with respect to labour relations, pensions and compensation-related issues in the public sector. Costs are partially recovered from pension boards.

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	536	519
Corporate Services	17,136	15,402
	17,672	15,921

Voted Appropriations Description: This sub-vote provides for ministry leadership and direction, establishment of policy and accountability, and provides program support for the post-secondary system. It provides for quality assessment for public and private post-secondary degree granting institutions. It provides for the office of the Minister of Advanced Education and Labour Market Development, and includes salaries, benefits, allowances, and operating expenses for the minister and for the minister’s staff. Transfers are provided for post-secondary development and implementation activities, research, labour market initiatives, and national and international education initiatives. Management services are provided by the Ministry of Education. Recoveries may be received from ministries, governments and other organizations for services provided in this sub-vote or from participation in federal/provincial agreements and activities.

VOTE 12 — MINISTRY OPERATIONS	2,063,365	2,130,713

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	27,431	28,988
Operating Costs	11,738	10,439
Government Transfers	2,079,129	2,149,617
Other Expenses	10,124	8,650
Internal Recoveries	(1)	(17,002)
External Recoveries	(65,056)	(49,979)
TOTAL OPERATING EXPENSES	2,063,365	2,130,713

MINISTRY OF ADVANCED EDUCATION AND LABOUR MARKET DEVELOPMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

	Estimates	Estimates
	2008/09	2009/10
EDUCATIONAL INSTITUTIONS AND ORGANIZATIONS

POST-SECONDARY INSTITUTIONS — Disbursements are provided by the province to post-secondary institutions for capital projects under the federal Knowledge Infrastructure Program by the Ministry of Advanced Education and Labour Market Development. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	83,257
Disbursements	—	83,257
Net Cash Source (Requirement)	—	—

MINISTRY OF AGRICULTURE AND LANDS

The mission of the Ministry of Agriculture and Lands is to promote sustainable agriculture and food systems and to provide a balanced approach that promotes a sustainable use of Crown land resources.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 13 — Ministry Operations	113,547	82,634
Vote 14 — Agricultural Land Commission	2,435	2,276

STATUTORY APPROPRIATIONS
Crown Land Special Account	84,720	126,090
Production Insurance Special Account	18,500	18,500
Less: Transfer from Ministry Operations Vote	(7,000)	(7,000)

OPERATING EXPENSES	212,202	222,500

CAPITAL EXPENDITURES (2)	2,205	220
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	7,830	7,975
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF AGRICULTURE AND LANDS

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Agriculture Development	12,604	17,261	(6,253)	11,008
Strategic Industry Development	47,915	59,571	(20,804)	38,767
Crown Land Administration	32,375	11,726	(2)	11,724
BC Farm Industry Review Board	1,122	1,024	(3)	1,021
Executive and Support Services	19,531	20,115	(1)	20,114
Agricultural Land Commission	2,435	2,278	(2)	2,276
Crown Land Special Account	84,720	126,090	—	126,090
Production Insurance Special Account	11,500	11,501	(1)	11,500

TOTAL OPERATING EXPENSES	212,202	249,566	(27,066)	222,500

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Agriculture Development	1,122	—	—	—
Strategic Industry Development	747	—	—	—
Crown Land Administration	240	—	—	—
BC Farm Industry Review Board	2	—	—	—
Executive and Support Services	89	220	—	220
Agricultural Land Commission	5	—	—	—

TOTAL CAPITAL EXPENDITURES	2,205	220	—	220

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Strategic Industry Development	(350)	—	(200)	(200)
Crown Land Administration	8,250	8,250	—	8,250
Crown Land Special Account	(70)	—	(75)	(75)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	7,830	8,250	(275)	7,975

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 13 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Agriculture Development, Strategic Industry Development, Crown Land Administration, BC Farm Industry Review Board, and Executive and Support Services.

AGRICULTURE DEVELOPMENT

Voted Appropriations
Food Safety, Plant, Animal and Fish Health	6,685	6,295
Sustainable Agriculture Management	5,919	4,713
	12,604	11,008

Voted Appropriations Description:   This sub-vote provides for surveillance and diagnostic services to monitor and improve animal, aquatic animal and plant health; and for food safety and quality initiatives through licensing, support for research and innovation, and on-farm food safety information programs. This sub-vote also provides for planning, establishing and co-ordinating province-wide land and water policies and programs related to environmental farm management best practices; and working in partnership with industry, local governments and others to manage land use planning, resolve management issues and identify opportunities. Costs are recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

STRATEGIC INDUSTRY DEVELOPMENT

Voted Appropriations
Sustainable Aquaculture Management	3,126	3,076
Business Risk Management	38,311	31,608
Strategic Policy, Investment and Innovation	6,478	4,083
	47,915	38,767

Voted Appropriations Description:   This sub-vote provides for provincial and federal-provincial agriculture risk management programs, insurance schemes and funding of programs and trusts. This sub-vote also provides for industry initiatives, including research and innovation; collecting, advising and disseminating information on issues affecting the establishment, production, marketing, and business management of the agriculture, aquaculture and food sectors; youth development programs to facilitate leadership in the agri-food industry; promoting public awareness and support of the agriculture, aquaculture and food industries. This sub-vote also provides for agriculture and aquaculture management including: finfish and shellfish aquaculture regulation; technical review of tenure and licence applications; the administration and enforcement of relevant sections and regulations under the Land Act, Fisheries Act and Fish Inspection Act as well as licensing and compliance of the various acts and regulations administered by the ministry. It also provides for policy, legislative and regulatory development, economic and statistical analysis and trade competition advice for the agri-food and seafood sectors; intergovernmental negotiation strategies; planning; governance advice; and support for any First Nations consultation and accommodation arising from the activities provided for within this sub-vote. Recoveries are received from ministries, federal and other levels of government, and parties internal and external to government for services and programs described in this sub-vote.

CROWN LAND ADMINISTRATION

Voted Appropriations
Crown Land Policy	2,807	3,149
Crown Land Sales and Tenure Management	660	611
Land Restoration Programs	28,908	7,964
	32,375	11,724

Voted Appropriations Description:   This sub-vote provides for the development and implementation of strategic and operational policy and legislation associated with Crown land administration across the Province. It also provides for a wide range of activities related to Crown land disposition, adjudication and management, including land sales and tenures, establishing fee rates, determining optimal development and use of Crown land, developing decision-support tools, ensuring compliance, public reporting, support to land use planning, intergovernmental and public relations and any First Nations consultation and accommodation arising from the activities provided for in this sub-vote. Some of these activities are performed under agreement with the Integrated Land Management Bureau through their regional offices. This sub-vote also provides for the management, assessment and remediation of contaminated and derelict sites on Crown land and other lands that affect provincial interests. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

BC FARM INDUSTRY REVIEW BOARD

Voted Appropriation
BC Farm Industry Review Board	1,122	1,021

Voted Appropriation Description:   This sub-vote provides for the supervision of the operation of the marketing board and commissions formed under the Natural Products Marketing (BC) Act; and hearing appeals on regulated marketing issues and hearing complaints and conducting inquiries related to farm practices under the Farm Practices Protection (Right to Farm) Act. Costs may be recovered from ministries, other levels of government, organizations and individuals for services described in this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	559	531
Corporate Services	18,972	19,583
	19,531	20,114

Voted Appropriations Description:   This sub-vote provides for the office of the Minister for Agriculture and Lands and includes salaries, benefits, allowances and operating expenses of the minister’s office. This sub-vote provides for the salary and expenses of the Parliamentary Secretary for the Ranching Task Force. This sub-vote also provides for the executive direction and administrative services for the operating programs of the ministry, including finance, administration and budget coordination, strategic and business planning and reporting, strategic human resources, office management and accommodation, information management services and systems, and freedom of information, protection of privacy and records management. Costs are recovered from ministries, other levels of government, and parties external to government for services provided for in this sub-vote.

VOTE 13 — MINISTRY OPERATIONS	113,547	82,634

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 14 — AGRICULTURAL LAND COMMISSION

This vote provides for the operations described in the voted appropriations under the core busines: Agricultural Land Commission.

AGRICULTURAL LAND COMMISSION

Voted Appropriation
Agricultural Land Commission	2,435	2,276

Voted Appropriation Description:   This sub-vote provides for the operation of the Agricultural Land Commission. Under the Agricultural Land Commission Act, the commission is responsible for preserving the scarce supply of agricultural land in the province through policies and programs that foster long-term sustainability and encourage farm businesses. The commission responds to the needs of farmers, landowners, applicants, local governments and others. A portion of the fees for the applications made under the Agricultural Land Commission Act are retained by local governments for services provided in the application process. Costs are recovered from ministries and organizations and individuals for services described in this sub-vote.

VOTE 14 — AGRICULTURAL LAND COMMISSION	2,435	2,276

MINISTRY OF AGRICULTURE AND LANDS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

This statutory appropriation provides for programs and operations of the following special accounts: Crown Land and Production Insurance.

CROWN LAND

Statutory Appropriation
Crown Land Special Account	84,720	126,090

Statutory Appropriation Description:  This statutory appropriation provides for the Crown Land Special Account which is governed under the Ministry of Lands, Parks and Housing Act.

PRODUCTION INSURANCE

Statutory Appropriation
Production Insurance Special Account	18,500	18,500
Transfer from Ministry Operations Vote	(7,000)	(7,000)
	11,500	11,500

Statutory Appropriation Description:  This statutory appropriation provides for the Production Insurance Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	31,583	34,679
Operating Costs	44,221	23,166
Government Transfers	120,982	158,971
Other Expenses	26,433	33,391
Internal Recoveries	(690)	(641)
External Recoveries	(10,327)	(27,066)
TOTAL OPERATING EXPENSES	212,202	222,500

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

CROWN LAND

This account was originally created as a fund by authority of Section 7 of the Department of Housing Act, 1973, was replaced by the Crown Land Fund effective July 31, 1979 pursuant to the Ministry of Lands, Parks and Housing Act, and was changed to a Special Account under the Special Accounts Appropriation and Control Act, 1982. Revenue sources include land sales, land exchanges, land tenures, royalty revenues, interest income, rental income and fees. Costs of development reflect those costs directly associated with the acquisition, servicing, development of crown land for sale or tenure. Expenses include costs such as clean-up and Crown land servicing. Receipts represent repayment of outstanding loans and deposits made on pending sales. This Special Account includes the write-up from book value to market value (revenue) and related expenses associated with providing Free Crown Grants and Nominal Rent Tenures at less than fair market value, in accordance with generally accepted accounting principles. Free Crown Grants are grants of Crown land, and Nominal Rent Tenures are leases of Crown land to organizations inside or outside of the government reporting entity, usually provided free or at a nominal value. An expense budget is provided based on an assessment of requirements for Free Crown Grants or Nominal Rent Tenures. As write-ups to fair market value (revenue) are fully offset by grant transfers (expense) to beneficiaries, these transactions do not impact the bottom line for the Special Account or the government’s summary accounts.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	50,000	50,000
OPERATING TRANSACTIONS
CROWN LAND
Revenue	112,203	84,867
Less: Cost of Development	(4,805)	(1,714)
	107,398	83,153
Expense	(20)	(20)
Net Revenue (Expense)	107,378	83,133

FREE CROWN GRANTS AND NOMINAL RENT TENURES(3)
Revenue	84,700	126,070
Expense:
– Ministry of Advanced Education and Labour Market Development	(2,500)	(2,500)
– Ministry of Community and Rural Development	(10,000)	(10,000)
– Ministry of Education	(18,500)	(19,320)
– Ministry of Environment	(10,000)	(10,000)
– Ministry of Health Services	(1,500)	—
– Ministry of Housing and Social Development	(1,000)	(5,000)
– Ministry of Small Business, Technology and Economic Development	—	—
– Ministry of Tourism, Culture and the Arts	(4,200)	(1,250)
– Ministry of Transportation and Infrastructure	(7,000)	(7,000)
– Renewal of Nominal Rent Tenures	(10,000)	(10,000)
– Contingency(4)	(20,000)	(61,000)
Total Expense	(84,700)	(126,070)

Net Revenue (Expense)	—	—

Transfer from (to) the General Fund	(107,448)	(83,208)

FINANCING TRANSACTIONS
Receipts	70	75
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	70	75
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	50,000	50,000

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)	Expenses and revenues reflect the net difference between the fair market value and book value of Crown Land granted free or leased for a nominal fee.
(4)	A contingency is included to enable provision of Free Crown Grants and nominal rent tenures that were not anticipated by the province but which are deemed to be in the public interest.

MINISTRY OF AGRICULTURE AND LANDS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PRODUCTION INSURANCE

This account was established as a special account effective April 1, 2005 by Section 9.2 of the Special Accounts Appropriation and Control Act and replaces the Crop Insurance Fund created by a regulation under the Insurance for Crops Act. Production Insurance is an insurance scheme that stabilizes farm income by minimizing, at an individual level, the detrimental economic effects of losses due to uncontrollable natural perils. The purpose of this account is to receive premiums from the federal government, the province, and producers, and indemnity and other payments through reinsurance. This account also earns interest on accumulated funds. Expenses include indemnification payments to producers, reinsurance premiums to third parties, and any third party costs of adjustments. Recoveries are received from external organizations for reinsurance proceeds.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	17,630	6,057
OPERATING TRANSACTIONS
Revenue	12,300	14,785
Expense	(18,501)	(18,501)
Internal and External Recoveries	1	1
Transfer from Ministry Operations Vote	7,000	7,000
Net Revenue (Expense)	800	3,285

Difference Between 2008/09 Estimates and Projected Actual Net Revenue (Expense)	(12,373)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	6,057	9,342

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF AGRICULTURE AND LANDS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

STRATEGIC INDUSTRY DEVELOPMENT

AGRICULTURE CREDIT ACT — Receipts represent principal repayments on outstanding loans issued under the Agriculture Credit Act which was terminated on March 31, 1995. The Miscellaneous Statutes Amendments Act, 2003, provides the provisions for the loan repayments.

Receipts	350	200
Disbursements	—	—
Net Cash Source (Requirement)	350	200

CROWN LAND ADMINISTRATION

CROWN LAND ADMINISTRATION — Disbursements represent expenditures for servicing, developing, tenuring and disposing of Crown land.

Receipts	—	—
Disbursements	8,250	8,250
Net Cash Source (Requirement)	(8,250)	(8,250)

MINISTRY OF ATTORNEY GENERAL

The mission of the Ministry of Attorney General is to be responsible in government for law reform, for the administration of justice, and for seeing that public affairs are administered in accordance with the law.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 15 — Ministry Operations	427,555	444,099
Vote 16 — Judiciary	68,135	69,081
Vote 17 — Crown Proceeding Act	24,500	24,500
Vote 18 — British Columbia Utilities Commission	1	1

STATUTORY APPROPRIATIONS
Public Guardian and Trustee of British Columbia Special Account	20,999	20,923
Less: Transfer from Ministry Operations Vote	(10,546)	(10,945)

OPERATING EXPENSES	530,644	547,659

CAPITAL EXPENDITURES (2)	8,028	4,186
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ATTORNEY GENERAL

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Justice Transformation	8,771	9,362	—	9,362
Justice Services	101,317	106,569	(1,952)	104,617
Prosecution Services	108,049	119,595	—	119,595
Court Services	145,706	146,554	(2,852)	143,702
Legal Services	18,153	17,461	(300)	17,161
Executive and Support Services	45,559	50,017	(355)	49,662
Judiciary	68,135	69,081	—	69,081
Crown Proceeding Act	24,500	24,500	—	24,500
British Columbia Utilities Commission	1	6,134	(6,133)	1
Public Guardian and Trustee of British Columbia Special Account	10,453	13,133	(3,155)	9,978

TOTAL OPERATING EXPENSES	530,644	562,406	(14,747)	547,659

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Justice Services	300	—	—	—
Prosecution Services	300	—	—	—
Court Services	5,129	—	—	—
Legal Services	150	—	—	—
Executive and Support Services	887	2,926	—	2,926
Judiciary	750	750	—	750
British Columbia Utilities Commission	12	10	—	10
Public Guardian and Trustee of British Columbia Special Account	500	500	—	500

TOTAL CAPITAL EXPENDITURES	8,028	4,186	—	4,186

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	—	1,200	(1,200)	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	—	1,200	(1,200)	—

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 15 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Justice Transformation; Justice Services; Prosecution Services; Court Services; Legal Services and Executive and Support Services.

JUSTICE TRANSFORMATION

Voted Appropriations
Justice Reform	4,392	5,098
Community Court	4,379	4,264
	8,771	9,362

Voted Appropriations Description:  This sub-vote provides for the development, trial and initial implementation of civil, family and criminal justice reforms to make the justice system more accessible, efficient and effective. Recoveries are received from the Ministry of Public Safety and Solicitor General towards the cost of this sub-vote.

JUSTICE SERVICES

Voted Appropriation
Justice Services	101,317	104,617

Voted Appropriation Description:  This sub-vote provides for the administration and management of justice services throughout the province, including civil and family law reform; administrative justice reform; legal aid and other publicly-funded legal counsel services; access to justice services; maintenance enforcement and services associated with interjurisdictional support court orders; alternative-to-court dispute resolution services for separating and divorcing parents and their children; parenting after separation programs; supervised access services; developing and promoting non-adversarial dispute resolution options within the justice system and throughout the government; and public legal education and information coordination. Recoveries are received from ministries, the Legal Services Society, and the federal government for services described in this sub-vote.

PROSECUTION SERVICES

Voted Appropriation
Prosecution Services	108,049	119,595

Voted Appropriation Description:  This sub-vote provides for the operation of Crown counsel services, including approval and conduct of criminal prosecutions and appeals of offences, advice to government on all criminal law matters, and responsibility for all other matters mandated by the Crown Counsel Act. Recoveries are received from the Victim Surcharge Special Account to enable compliance with the Victims of Crime Act.

COURT SERVICES

Voted Appropriation
Court Services	145,706	143,702

Voted Appropriation Description:  This sub-vote provides for court registry operations, court administration, prisoner escort and court security support to the Court of Appeal, Supreme Court, and Provincial Court. Recoveries are received from the federal and municipal governments for costs related to ticket enforcement and circuit courts, from contracted court bailiffs for civil execution services, and from parties or the public for costs associated with services provided.

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

LEGAL SERVICES

Voted Appropriation
Legal Services	18,153	17,161

Voted Appropriation Description:  This sub-vote provides for legal and related services including legal advice, representation in civil litigation, and drafting, preparing, filing and publishing statutes, regulations and Orders in Council to the province and various agencies, boards, commissions and other organizations. This sub-vote also provides for administration of Orders in Council and appeals to the Executive Council. Recoveries are received from ministries, agencies, boards, commissions, and other organizations for legal and related services provided.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	763	703
Corporate Services	28,921	32,854
Agencies, Boards and Commissions	15,875	16,105
	45,559	49,662

Voted Appropriations Description:  This sub-vote provides for the office of the Attorney General, including salaries, benefits, allowances and operating expenses of the Attorney General and the minister’s staff; executive direction of the ministry, including the Deputy Attorney General’s office; centrally provided shared services; policy development; the investigation of matters relating to the administration of the Correction Act and court services; and management services. Under agreement, management services are also provided to the Ministry of Aboriginal Relations and Reconciliation. This sub-vote also provides for agencies, boards and commissions under the jurisdiction of the Attorney General, and other initiatives sponsored by the Attorney General and the Ministry. The operations of the Public Guardian and Trustee are partially funded by this sub-vote. Recoveries are received from ministries, organizations, and individuals for services provided within this sub-vote.

VOTE 15 — MINISTRY OPERATIONS	427,555	444,099

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 16 — JUDICIARY

This vote provides for judiciary programs and operations described in the voted appropriations under the Judiciary core business.

JUDICIARY

Voted Appropriations
Superior Courts	15,001	15,234
Provincial Courts	53,134	53,847
	68,135	69,081

Voted Appropriations Description:  This sub-vote provides for administrative and support services for the Court of Appeal and Supreme Court located in the province and provides for the operational budget for the Provincial Court of British Columbia.

VOTE 16 — JUDICIARY	68,135	69,081

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 17 — CROWN PROCEEDING ACT

This vote provides for ministry expenditures described in the Crown Proceeding Act.

CROWN PROCEEDING ACT

Voted Appropriation
Crown Proceeding Act	24,500	24,500

Voted Appropriation Description:  This sub-vote provides for the payments made under the authority of the Crown Proceeding Act.

VOTE 17 — CROWN PROCEEDING ACT	24,500	24,500

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 18 — BRITISH COLUMBIA UTILITIES COMMISSION

This vote provides for the programs and operations described under the British Columbia Utilities Commission core business.

BRITISH COLUMBIA UTILITIES COMMISSION

Voted Appropriation
British Columbia Utilities Commission	1	1

Voted Appropriation Description:  This sub-vote provides for the operation of the commission as outlined under the Utilities Commission Act and the Insurance Corporation Act. Costs of the commission are fully recovered from regulated entities, hearing and project applicants, and parties external to government.

VOTE 18 — BRITISH COLUMBIA UTILITIES COMMISSION	1	1

MINISTRY OF ATTORNEY GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for the programs and operations of the following special account: Public Guardian and Trustee of British Columbia.

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

Statutory Appropriation
Public Guardian and Trustee of British Columbia Special Account	20,999	20,923
Transfer from Ministry Operations Vote	(10,546)	(10,945)
	10,453	9,978

Statutory Appropriation Description:  This statutory appropriation provides for the Public Guardian and Trustee of British Columbia Special Account which is governed under the Public Guardian and Trustee Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	325,336	351,032
Operating Costs	172,231	162,373
Government Transfers	88,344	91,508
Other Expenses	27,257	26,941
Internal Recoveries	(68,846)	(69,448)
External Recoveries	(13,678)	(14,747)
TOTAL OPERATING EXPENSES	530,644	547,659

MINISTRY OF ATTORNEY GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PUBLIC GUARDIAN AND TRUSTEE OF BRITISH COLUMBIA

The Public Guardian and Trustee Operating Account was established as a special account in the General Fund of the Consolidated Revenue Fund by the Public Trustee Amendment Act, 1989, and is governed by Section 24 of the Public Guardian and Trustee Act. The account’s revenue sources are client fees, commissions and charges, and transfers from the Ministry Operations Vote. Approved expenses provide for services to clients and for the administration of the Public Guardian and Trustee. Recoveries are received from clients and parties external to government.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	19,049	20,828
OPERATING TRANSACTIONS
Revenue	11,357	11,000
Expense	(24,035)	(24,078)
Internal and External Recoveries	3,036	3,155
Transfer from Ministry Operations Vote	10,546	10,945
Net Revenue (Expense)	904	1,022

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	511

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(500)	(500)
Net Cash Source (Requirement)	(500)	(500)
Difference Between 2008/09 Estimates and Projected Actual Net Cash Source (Requirement)	80	—
Working Capital Adjustments and Other Spending Authority Committed(3)	784	697
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	20,828	22,047

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF ATTORNEY GENERAL

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

INTEREST ON TRUSTS AND DEPOSITS — Interest earnings are credited (disbursed) to certain trust funds and deposits belonging to third parties, which are held by and are under the general administration or trusteeship of the province, on the basis of earnings received (receipts) from the investment of these funds or as specified by provincial statutes. Administration costs are funded through the ministry’s voted appropriations.

Receipts	1,806	1,200
Disbursements	1,806	1,200
Net Cash Source (Requirement)	—	—

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

The mission of the Ministry of Children and Family Development is to promote and develop the capacity of families and communities in caring for and protecting vulnerable children and youth, and to maximize the potential of every child in British Columbia by supporting healthy child and family development.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATION
Vote 19 — Ministry Operations	1,382,142	1,394,139

OPERATING EXPENSES	1,382,142	1,394,139

CAPITAL EXPENDITURES (2)	7,853	1,098
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(125)	(123)
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Child and Family Development	792,499	862,021	(68,391)	793,630
Early Childhood Development, Child Care and Supports to Children with Special Needs	505,012	520,265	(1)	520,264
Provincial Services	63,213	66,589	(3,702)	62,887
Executive and Support Services	21,418	18,020	(662)	17,358

TOTAL OPERATING EXPENSES	1,382,142	1,466,895	(72,756)	1,394,139

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	7,853	1,098	—	1,098

TOTAL CAPITAL EXPENDITURES	7,853	1,098	—	1,098

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	(125)	—	(123)	(123)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(125)	—	(123)	(123)

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 19 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Child and Family Development; Early Childhood Development, Child Care and Supports to Children with Special Needs; Provincial Services; and Executive and Support Services.

CHILD AND FAMILY DEVELOPMENT

Voted Appropriation
Child and Family Development	792,499	793,630

Voted Appropriation Description:  This sub-vote provides for service support, direct operating costs and local administration of community-based support services for Aboriginal and non-Aboriginal children, youth and families; quality assurance initiatives; establishing new Aboriginal governance structures; funding under the Community Services Interim Authorities Act or any legislation providing for the establishment of permanent authorities, the Child, Family and Community Service Act, the Employment and Assistance Act, the Adoption Act, the Youth Justice Act, the federal Youth Criminal Justice Act, and the Mental Health Act, or for administration, operations or services under those Acts; and other initiatives to support children, youth, former youth in care and families, including costs related to transformation of services. Recoveries are received from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

EARLY CHILDHOOD DEVELOPMENT, CHILD CARE AND SUPPORTS TO CHILDREN WITH SPECIAL NEEDS

Voted Appropriation
Early Childhood Development, Child Care and Supports to Children with Special Needs	505,012	520,264

Voted Appropriation Description:  This sub-vote provides for service support, direct operating costs and local administration of early childhood development services, services for children and youth with special needs and their families, and early learning and child care, including child care subsidies to parents and organizations that provide or support child care services. This sub-vote also provides for the administration of the Child Care BC Act and the Child Care Subsidy Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

PROVINCIAL SERVICES

Voted Appropriation
Provincial Services	63,213	62,887

Voted Appropriation Description:  This sub-vote provides for program support and administration for young offender services that promote rehabilitation including youth custody centres and youth forensic psychiatric services to the courts and clients, specialized provincial services under provisions of the Youth Justice Act, the federal Youth Criminal Justice Act, the Mental Health Act and the Forensic Psychiatry Act, and other services to support children and youth. Recoveries are received from ministries, other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	915	564
Corporate Services	20,503	16,794
	21,418	17,358

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Children and Family Development and Minister for Child Care; and overall direction, development and support for ministry services, including central support and advice to the areas of child and family development, early childhood development, child care, children and youth with special needs, and provincial services; and for the administration of the Human Resource Facility Act. Recoveries are received from other levels of government, organizations, and individuals for contributions to service delivery, repayable benefits, overpayments, and costs arising from third party settlements.

VOTE 19 — MINISTRY OPERATIONS	1,382,142	1,394,139

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	330,898	316,395
Operating Costs	130,439	115,652
Government Transfers	989,537	1,034,006
Other Expenses	3,064	2,907
Internal Recoveries	(2,486)	(2,065)
External Recoveries	(69,310)	(72,756)
TOTAL OPERATING EXPENSES	1,382,142	1,394,139

MINISTRY OF CHILDREN AND FAMILY DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

HUMAN SERVICES PROVIDERS FINANCING PROGRAM — Receipts represent repayment of loans provided in previous fiscal years for capital purposes to stimulate investment in efficiencies and innovation by British Columbia community social service providers, including funds under the Human Resource Facility Act.

Receipts	125	123
Disbursements	—	—
Net Cash Source (Requirement)	125	123

MINISTRY OF CITIZENS’ SERVICES

The mission of the Ministry of Citizens’ Services is to transform, deliver and promote public services which are cost-effective, accessible and responsive to the needs of citizens, businesses and the public sector.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATIONS
Vote 20 — Ministry Operations	171,866	164,136
Vote 21 — Benefits	1	1

OPERATING EXPENSES	171,867	164,137
CAPITAL EXPENDITURES (2)	123,788	201,004
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF CITIZENS’ SERVICES

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services to Citizens and Businesses	35,880	37,349	(12,341)	25,008
Workforce Planning and Leadership	—	10,994	(18)	10,976
Office of the Chief Information Officer	28,120	16,336	(469)	15,867
Shared Services BC	4	160,718	(160,713)	5
Public Service Agency	57,301	75,474	(768)	74,706
Public Affairs Bureau	36,583	28,216	(103)	28,113
Executive and Support Services	13,978	9,674	(213)	9,461
Benefits	1	24,755	(24,754)	1

TOTAL OPERATING EXPENSES	171,867	363,516	(199,379)	164,137

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services to Citizens and Businesses	5,632	—	—	—
Office of the Chief Information Officer	719	—	—	—
Shared Services BC	115,418	199,534	—	199,534
Public Service Agency	1,569	1,250	—	1,250
Public Affairs Bureau	436	220	—	220
Executive and Support Services	14	—	—	—

TOTAL CAPITAL EXPENDITURES	123,788	201,004	—	201,004

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 20 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following seven core businesses: Services to Citizens and Businesses; Workforce Planning and Leadership; Office of the Chief Information Officer; Shared Services BC; Public Service Agency; Public Affairs Bureau; and Executive and Support Services.

SERVICES TO CITIZENS AND BUSINESSES

Voted Appropriations
Services BC Operations	28,184	22,416
Enquiry BC Online	5,830	732
BC Registries Services	1	1
BC Stats	1,190	1,192
Multiculturalism	675	667
	35,880	25,008

Voted Appropriations Description:  This sub-vote provides for service delivery to the public through multiple access points including over the counter, telephone and online, and implementation of cross government service delivery initiatives to improve services to citizens and businesses. This sub-vote also provides for corporate, personal property, manufactured home and business registry services for citizens and the business community. This sub-vote provides for the production of economic, social, business and demographic statistical information along with data dissemination, survey and analytic services for government under the Statistics Act. As well, this sub-vote provides for government’s multiculturalism and anti-racism program which is carried out through grants authorized by the Multiculturalism Act. Recoveries are received from the federal government, pursuant to federal/provincial funding agreements for multiculturalism and anti-racism programs, from ministries, Crown agencies, boards and commissions, other public sector organizations, public and private organizations, and the public, for products and services provided within this sub-vote.

WORKFORCE PLANNING AND LEADERSHIP

Voted Appropriation
Workforce Planning and Leadership	—	10,976

Voted Appropriation Description:  This sub-vote provides for leadership and services in the areas of workforce and succession planning, hiring and deployment, employee development and integration, and incentives for recruitment into the public service. Included in this sub-vote is the management of common web services for government’s enterprise portal and provision of online access to a variety of products and services, as well as internal ministry communication services. In addition, this sub-vote provides for the services of Executive Recruitment and Development, which exists to recruit, deploy and develop senior leaders across the public service. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

OFFICE OF THE CHIEF INFORMATION OFFICER

Voted Appropriation
Office of the Chief Information Officer	28,120	15,867

Voted Appropriation Description:  This sub-vote provides strategic information management and technology governance and direction for government. This includes: development of standards, policies and programs to support government initiatives; review and approval of ministry information management and technology initiatives; information security; records management; privacy protection; and promoting and integrating information technology to improve citizen-centred service delivery. Costs may be recovered from internal and external parties for services described within the sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

SHARED SERVICES BC

Voted Appropriations
Accommodation and Real Estate Services	1	1
Workplace Technology Services	1	1
Common Business Services	1	1
Alternative Service Delivery Secretariat	1	1
Information and Privacy Operations	—	1
	4	5

Voted Appropriations Description:  This sub-vote provides for service delivery and administration of government’s internal shared services. Activities include: accommodation and real estate services including portfolio and inventory management, all facility related services, and strategic planning; workplace technology services including client and corporate operations, human resource management systems and payroll services; common business services including corporate procurement and supply services, strategic acquisitions and corporate accounting services; information access; and alternative service delivery services which supports both government and the broader public sector in identifying, negotiating and maintaining alternative service delivery arrangements. Recoveries are received from ministries, Crown agencies, boards and commissions, other public sector agencies and organizations, public and private organizations, and the general public for products, services, accommodation and facilities as provided for within this sub-vote.

PUBLIC SERVICE AGENCY

Voted Appropriations
Business Performance	2,041	2,662
Client Services	17,766	13,108
Talent Management	28,348	53,039
Employee Relations	3,592	3,391
Corporate Services	5,554	2,506
	57,301	74,706

Voted Appropriations Description:  This sub-vote provides for the British Columbia Public Service Agency programs and operations including the facilitation of best practices within the human resource function, including a full range of day-to-day human resource consulting, compensation and classification, and related human resource services and programs to assist clients in meeting their business goals; the sub-vote also delivers a suite of learning services and hiring services. This sub-vote provides for a full range of labour relations services including negotiation and administration of collective agreements, labour relations advice and dispute resolution, and severance. This sub-vote also provides funding to support innovation and transformation in the public service. Provision for the executive direction of the British Columbia Public Service Agency, including management services for the Benefits vote, along with administrative support services, policy and program development, financial services, communications, strategic planning, information systems, facilities management, and performance management is also provided within this sub-vote. Recoveries are received from ministries, crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

PUBLIC AFFAIRS BUREAU

Voted Appropriation
Public Affairs Bureau	36,583	28,113

Voted Appropriation Description:  This sub-vote provides for research, planning, coordination, and delivery of communications programs, policies, and services for ministries, special offices, and certain public bodies. Transfers may be provided to Crown corporations, ministries, other levels of government, special offices and private bodies for communications related activities. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	560	498
Corporate Services	13,418	8,963
	13,978	9,461

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Citizens’ Services, and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; and for the salary and expenses for the Parliamentary Secretary of Multiculturalism. This sub-vote also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, performance management and other administrative services including financial, strategic human resources, information technology and information management. Recoveries are received from ministries, commercial Crown agencies, boards and commissions, and other organizations for services provided within this sub-vote.

VOTE 20 — MINISTRY OPERATIONS	171,866	164,136

MINISTRY OF CITIZENS’ SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 21 — BENEFITS

This vote provides for benefits programs described in the voted appropriations under the following core business: Benefits.

BENEFITS

Voted Appropriations
Pension Contributions and Retirement Benefits	256,114	276,937
Employee Health Benefits	127,155	131,393
Other Benefits	22,104	22,159
Benefits Administration	6,325	6,786
Recoveries	(411,697)	(437,274)
	1	1

Voted Appropriations Description:  This sub-vote provides for services in health, benefits, workforce adjustment services, excluded staff terms and conditions, and related policy and program development for these business lines. This sub-vote also provides for the delivery of Disability Management and Occupational Health and Safety Programs, and management of the Community Services Fund, a public service wide annual drive for, and disbursement of, charitable donations. Recoveries are received from ministries, Crown agencies, boards, commissions, and other parties both internal and external to government for services provided under this sub-vote.

VOTE 21 — BENEFITS	1	1

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	619,703	660,202
Operating Costs	671,367	629,609
Government Transfers	5,447	1,992
Other Expenses	130,079	161,710
Internal Recoveries	(1,047,929)	(1,089,997)
External Recoveries	(206,800)	(199,379)
TOTAL OPERATING EXPENSES	171,867	164,137

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

The mission of the Ministry of Community and Rural Development is to promote sustainable, liveable communities that provide healthy and safe places for British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATION
Vote 22 — Ministry Operations	230,446	176,775

STATUTORY APPROPRIATIONS
Northern Development Fund Special Account	500	500
University Endowment Lands Administration Account Special Account	6,442	6,442

OPERATING EXPENSES	237,388	183,717

CAPITAL EXPENDITURES (2)	1,946	1,388
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Local Government	216,120	173,900	(40,000)	133,900
RuralBC Secretariat	4,154	32,951	—	32,951
Mountain Pine Beetle Epidemic Response Division	173	521	—	521
Property Assessment	660	3,505	(2,912)	593
Executive and Support Services	9,339	8,811	(1)	8,810
Northern Development Fund Special Account	500	500	—	500
University Endowment Lands Administration Account Special Account	6,442	6,442	—	6,442

TOTAL OPERATING EXPENSES	237,388	226,630	(42,913)	183,717

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Local Government	725	—	—	—
RuralBC Secretariat	175	—	—	—
Executive and Support Services	1,046	1,388	—	1,388

TOTAL CAPITAL EXPENDITURES	1,946	1,388	—	1,388

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 22 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Local Government, RuralBC Secretariat, Mountain Pine Beetle Epidemic Response Division, Property Assessment Services, and Executive and Support Services.

LOCAL GOVERNMENT

Voted Appropriations
Local Government Services and Transfers	210,759	128,389
University Endowment Lands	5,361	5,511
	216,120	133,900

Voted Appropriations Description: This sub-vote provides for the administration of the Community Charter, the Local Government Act, the Local Government Grants Act, financial and other support to local governments and other related organizations, and for the operation of the University Endowment Lands. Recoveries are received from ministries and local and federal governments for services provided in this sub-vote.

RURALBC SECRETARIAT

Voted Appropriation
RuralBC Secretariat	4,154	32,951

Voted Appropriation Description: This sub-vote provides for comprehensive economic strategies; working with investors to facilitate economic development and job creation; managing programs and providing financial assistance to improve urban and rural infrastructure throughout the province; administering federal/provincial infrastructure and economic programs; developing training strategies and implementing strategic labour market policies; and providing grants to communities in transition and the Columbia Basin Trust.

MOUNTAIN PINE BEETLE EPIDEMIC RESPONSE DIVISION

Voted Appropriation
Mountain Pine Beetle Epidemic Response Division	173	521

Voted Appropriation Description: This sub-vote provides for executive direction of the Ministry of Community and Rural Development and administrative services for the operating programs of the Mountain Pine Beetle Epidemic Response Division.

PROPERTY ASSESSMENT

Voted Appropriations
Assessment Services	1	1
Assessment Policy and Support	659	592
	660	593

Voted Appropriations Description: This sub-vote provides for the operating and administration costs of the Property Assessment Review Panels and the Property Assessment Appeal Board, including the fees and expenses of appointees to the Panels and Board. Costs are recovered from the British Columbia Assessment Authority, other organizations through agreements, and appellants to the Board.

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	576	576
Corporate Services	8,763	8,234
	9,339	8,810

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Community and Rural Development, including salaries, benefits, allowances, and operating expenses of the minister’s staff. This sub-vote provides for the salary and expenses of the Parliamentary Secretary for Pine Beetle Community Recovery. This sub-vote also provides for executive direction of the Ministry of Community and Rural Development and administrative services for the operating programs of the Ministry of Community and Rural Development and the Ministry of Tourism, Culture and the Arts, including financial administration and budget coordination, strategic and business planning and reporting, records management, human resources, office management and accommodation and information systems. Recoveries may be received from ministries, local and federal governments for services provided for in this sub-vote.

VOTE 22 — MINISTRY OPERATIONS	230,446	176,775

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Northern Development Fund and University Endowment Lands Administration.

NORTHERN DEVELOPMENT FUND

Statutory Appropriation
Northern Development Fund Special Account	500	500

Statutory Appropriation Description: This statutory appropriation provides for the Northern Development Fund Special Account and is governed under the BC-Alcan Northern Development Fund Act.

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

Statutory Appropriation
University Endowment Lands Administration Account Special Account	6,442	6,442

Statutory Appropriation Description: This statutory appropriation provides for the University Endowment Lands Administration Account Special Account which is governed under the University Endowment Land Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,596	18,360
Operating Costs	11,457	12,425
Government Transfers	236,097	195,828
Other Expenses	6,580	6,461
Internal Recoveries	(6,444)	(6,444)
External Recoveries	(27,898)	(42,913)
TOTAL OPERATING EXPENSES	237,388	183,717

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

NORTHERN DEVELOPMENT FUND

This account was established by the BC-Alcan Northern Development Fund Act, 1998. The purpose is to promote sustainable economic development in northwestern British Columbia. Expenses are to support investment in new or existing businesses, to create new employment or stabilize existing employment, to support other goals consistent with the Act, and for the operations costs for the Nechako-Kitimat Development Funds Society. Interest earned on the fund balance is credited to the account as revenue. Administration costs are funded through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	8,605	8,671
OPERATING TRANSACTIONS
Revenue	575	300
Expense	(500)	(500)
Net Revenue (Expense)	75	(200)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(9)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	8,671	8,471

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF COMMUNITY AND RURAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

UNIVERSITY ENDOWMENT LANDS ADMINISTRATION ACCOUNT

This account was established as a Miscellaneous Statutory Account by authority of the University Endowment Lands Administration Act, and was continued under the University Endowment Lands Act, 1979. The account provides for services to residents of the University Endowment Lands. Revenue is derived from University Endowment Lands resident ratepayer contributions, including fees, licences and property taxes. Other revenue sources (net of direct costs) include land sales and rent from land tenures. Expenses include the ratepayer’s portion of costs transferred from the Ministry Operations Vote for services provided.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	30,905	31,410
OPERATING TRANSACTIONS
Revenue	6,442	6,442
Expense	(6,442)	(6,442)
Net Revenue (Expense)	—	—

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	505

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	31,410	31,410

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF EDUCATION

The mission of the Ministry of Education and the Minister Responsible for Early Learning and Literacy is to set legal, financial, curricular and accountability frameworks so as to enable all learners to develop their individual potential and to acquire the knowledge, skills and attitudes needed to contribute to a healthy, democratic and pluralistic society and a prosperous, sustainable economy.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATIONS
Vote 23 — Ministry Operations	5,115,495	5,042,558

STATUTORY APPROPRIATION
Children’s Education Fund Special Account	—	—

OPERATING EXPENSES	5,115,495	5,042,558
CAPITAL EXPENDITURES (2)	5,220	1,436
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF EDUCATION

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Education Programs	5,021,215	4,984,583	(18,168)	4,966,415
Public Libraries	15,675	13,130	—	13,130
Executive and Support Services	78,605	63,753	(740)	63,013
Children’s Education Fund Special Account	—	—	—	—

TOTAL OPERATING EXPENSES	5,115,495	5,061,466	(18,908)	5,042,558

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Executive and Support Services	5,220	1,436	—	1,436

TOTAL CAPITAL EXPENDITURES	5,220	1,436	—	1,436

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 23 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Education Programs, Public Libraries, and Executive and Support Services.

EDUCATION PROGRAMS

Voted Appropriation
Education Programs	5,021,215	4,966,415

Voted Appropriation Description: This sub-vote provides for funding to support K-12 education, early learning and literacy. Recoveries are received from public and independent schools for the Common Student Information System and from the federal government for expenditures primarily relating to the Official Languages in Education Protocol.

PUBLIC LIBRARIES

Voted Appropriation
Public Libraries	15,675	13,130

Voted Appropriation Description: This sub-vote provides for funding to support the Public Library system.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	537	476
Corporate Services	19,642	18,107
K-12 Education Services	58,426	44,430
	78,605	63,013

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Education and includes salaries, benefits, allowances, and operating expenses of the minister and minister’s staff. This sub-vote also provides for management services to the Ministry of Education and the Ministry of Advanced Education and Labour Market Development and boards, agencies and commissions supported by those ministries. This sub-vote also provides for executive direction for the ministry and management and program support for K-12 education, early learning and literacy. Transfers are provided for education development and implementation activities. Recoveries are to be received from general education development test fees, participation in federal/provincial agreements and activities, other governments, and other sources such as exam fees and ministry reports, and may be received from ministries for services provided in this sub-vote.

VOTE 23 — MINISTRY OPERATIONS	5,115,495	5,042,558

MINISTRY OF EDUCATION

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Children’s Education Fund.

CHILDREN’S EDUCATION FUND

Statutory Appropriation
Children’s Education Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Children’s Education Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	26,007	27,249
Operating Costs	52,239	55,405
Government Transfers	5,055,859	4,978,413
Other Expenses	299	400
Internal Recoveries	—	(1)
External Recoveries	(18,909)	(18,908)
TOTAL OPERATING EXPENSES	5,115,495	5,042,558

MINISTRY OF EDUCATION

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

CHILDREN’S EDUCATION FUND

This account was established as a special account effective April 1, 2007 under the Special Accounts Appropriation and Control Act. The Children’s Education Fund provides funding for a grant program for the benefit of eligible students born on or after January 1, 2007 enrolled in eligible British Columbia based education programs. Revenues represent investment earnings on the fund balance.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	43,050	69,153
OPERATING TRANSACTIONS
Revenue	4,338	2,823
Expense	—	—
Net Revenue (Expense)	4,338	2,823

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(21,836)

Transfer from (to) the General Fund	43,601	43,772

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	69,153	115,748

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

The mission of the Ministry of Energy, Mines and Petroleum Resources is to facilitate a positive climate for the economic, environmental and socially responsible development of British Columbia’s energy, mineral and petroleum resources for the benefit of British Columbians.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 24 — Ministry Operations	70,193	67,793
Vote 25 — Contracts and Funding Arrangements	2,500	1,875

OPERATING EXPENSES	72,693	69,668
CAPITAL EXPENDITURES (2)	1,435	21,387
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Oil and Gas	12,450	10,778	(2)	10,776
Titles	5,340	4,678	(2)	4,676
Mining and Minerals	14,037	12,546	(2)	12,544
Electricity and Alternative Energy	26,486	28,338	(2)	28,336
Marketing, Aboriginal and Community Relations	5,641	4,859	(2)	4,857
Executive and Support Services	6,239	6,608	(4)	6,604
Contracts and Funding Arrangements	2,500	1,875	—	1,875

TOTAL OPERATING EXPENSES	72,693	69,682	(14)	69,668

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	383	21,000	—	21,000
Titles	54	—	—	—
Mining and Minerals	813	—	—	—
Electricity and Alternative Energy	7	—	—	—
Executive and Support Services	178	387	—	387

TOTAL CAPITAL EXPENDITURES	1,435	21,387	—	21,387

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Oil and Gas	—	32,900	(32,900)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	32,900	(32,900)	—

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 24 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Oil and Gas; Titles; Mining and Minerals; Electricity and Alternative Energy; Marketing, Aboriginal and Community Relations; and Executive and Support Services.

OIL AND GAS

Voted Appropriation
Oil and Gas	12,450	10,776

Voted Appropriation Description: This sub-vote provides for the management of the Province’s natural gas and petroleum resources, including the following: facilitating infrastructure development to improve access to oil and gas resources; undertaking economic, engineering, environmental, volume and pricing analysis to develop and implement policies and programs; identifying, stimulating and facilitating development opportunities; fostering skilled oil and gas labour and service sector resources; streamlining provincial statutes and regulations that apply to the oil and gas sector; representing the Province’s interests before energy regulatory tribunals; developing and maintaining petroleum geology databases; consulting with First Nations and other stakeholders; and external relations and providing information to the public. This sub-vote also provides for salaries, benefits and operating expenses related to government’s management of offshore oil and gas resources; expenses for developing policies and programs to identify, stimulate, market and facilitate British Columbia’s offshore oil and gas development opportunities; and negotiating and implementing agreements with other governments, First Nations and non-governmental organizations regarding the fiscal, regulatory, scientific, health, safety, environmental, socio-economic and financial aspects of offshore oil and gas development and ocean management. Recoveries are received from organizations and individuals external to government for approved infrastructure program costs and from ministries, Crown agencies and parties external to the government for services provided under this sub-vote.

TITLES

Voted Appropriation
Titles	5,340	4,676

Voted Appropriation Description: This sub-vote provides for the administration of Crown-owned subsurface resources, including the issuance of petroleum and natural gas tenures, geothermal tenures and underground natural gas storage rights; promotion of the mineral exploration and mining industry by issuing and administering coal, mineral and placer exploration and production tenures; and by maintaining tenure registries and collecting fees associated with subsurface tenures and ensuring compliance with provincial legislation and regulations. This sub-vote also provides for evaluation and negotiation of compensation for subsurface resources tenures impacted by Crown land use decisions. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINING AND MINERALS

Voted Appropriation
Mining and Minerals	14,037	12,544

Voted Appropriation Description: This sub-vote provides for management of the Province’s mining resources and regulation of the industries that explore for and develop these resources by regulating the mineral, coal, industrial mineral and aggregate industries for health and safety and environmental responsibility; promoting the mineral exploration and mining industry; enforcing provincial legislation and regulations; reviewing and developing legislation, regulations and policies; providing a regulatory framework to protect the public interest; consulting with communities, First Nations, non-governmental organizations and other governments; providing education and information to the public; developing and delivering geoscience databases and surveys; working with industry and providing financial assistance to other organizations to collect and publish baseline geoscience information; providing assistance and advice to prospectors and exploration companies; and undertaking economic and financial analyses to provide measures to enhance exploration and mining investment attractiveness. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

ELECTRICITY AND ALTERNATIVE ENERGY

Voted Appropriation
Electricity and Alternative Energy	26,486	28,336

Voted Appropriation Description: This sub-vote provides for development of legislation, policies and programs to support all forms of electrical power generation and transmission, province-wide energy conservation and efficiency measures, and alternative energy development; the advancement of leading edge energy technologies; providing policy advice or direction to electrical utilities and the regulator, the British Columbia Utilities Commission; fostering private sector investment in new electricity and alternative energy resources; and providing operational policy support for independent power producers. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

MARKETING, ABORIGINAL AND COMMUNITY RELATIONS

Voted Appropriation
Marketing, Aboriginal and Community Relations	5,641	4,857

Voted Appropriation Description: This sub-vote provides for programs related to the ministry’s corporate services and leading and supporting the ministry’s First Nations consultation processes and initiatives advancing the New Relationship. Activities include: leading community engagement and marketing strategies; providing strategic planning and corporate policy advice, and ensuring reporting requirements are met; leading cross ministry and intergovernmental initiatives; collaborating internally and externally on land use matters related to all phases of energy, mineral and petroleum resources development; overseeing the development of legislation and regulations; and administration of the Mediation and Arbitration Board. This sub-vote also provides for the development of policies and programs in the areas of marketing, Aboriginal and community relations and provides corporate leadership and guidance on policies and programs that transect the energy, mining and petroleum resource sectors. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and parties external to government.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	964	873
Corporate Services	5,275	5,731
	6,239	6,604

Voted Appropriations Description: This sub-vote provides for the offices of the Minister of Energy, Mines and Petroleum Resources and the Minister of State for Mining including salaries, benefits, allowances and operating expenses for the ministers and their staff; executive support including the Deputy Minister’s office; strategic human resources; and administration. Under an agreement, the Ministry of Small Business, Technology and Economic Development provides some administrative support services to the ministry. Additional costs related to the provision of supplies and services may be recovered from other ministries, Crown agencies and parties external to government.

VOTE 24 — MINISTRY OPERATIONS	70,193	67,793

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 25 — CONTRACTS AND FUNDING ARRANGEMENTS

This vote provides for programs described in the voted appropriations under the Contracts and Funding Arrangements core business.

CONTRACTS AND FUNDING ARRANGEMENTS

Voted Appropriation
Contracts and Funding Arrangements	2,500	1,875

Voted Appropriation Description: This sub-vote provides for transfers to First Nations to share revenue received from petroleum, natural gas and minerals extraction in accordance with the federal/provincial agreement as specified under the Fort Nelson Indian Reserve Minerals Revenue Sharing Act and agreements with other First Nations and for payments required under the Vancouver Island Natural Gas Pipeline Agreement.

VOTE 25 — CONTRACTS AND FUNDING ARRANGEMENTS	2,500	1,875

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	30,356	28,382
Operating Costs	16,635	14,818
Government Transfers	25,568	26,284
Other Expenses	295	205
Internal Recoveries	(147)	(7)
External Recoveries	(14)	(14)
TOTAL OPERATING EXPENSES	72,693	69,668

MINISTRY OF ENERGY, MINES AND PETROLEUM RESOURCES

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

OIL AND GAS

OIL AND GAS COMMISSION — Disbursements are provided by the province to the Oil and Gas Commission under the Oil and Gas Commission Act with respect to oil and gas industry fees collected on behalf of the Commission under the Petroleum and Natural Gas Act and the Pipeline Act, and the levy assessed and collected on behalf of the Commission under the Oil and Gas Commission Levy Regulation.

Receipts	29,000	32,900
Disbursements	29,000	32,900
Net Cash Source (Requirement)	—	—

MINISTRY OF ENVIRONMENT

The mission of the Ministry of Environment is to lead and inspire British Columbians to achieve environmental sustainability.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10

VOTED APPROPRIATIONS
Vote 26 — Ministry Operations	161,676	146,521
Vote 27 — Climate Action Secretariat	15,644	7,132
Vote 28 — Environmental Assessment	10,450	9,396

STATUTORY APPROPRIATIONS
Park Enhancement Fund Special Account	400	400
Sustainable Environment Fund Special Account	29,305	29,305

OPERATING EXPENSES	217,475	192,754
CAPITAL EXPENDITURES (2)	18,417	13,405
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF ENVIRONMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Environmental Stewardship	34,714	43,752	(12,984)	30,768
Parks and Protected Areas	33,913	31,857	(275)	31,582
Water Stewardship	14,925	57,494	(41,501)	15,993
Environmental Protection	7,468	3,678	(568)	3,110
Compliance	16,725	15,825	(61)	15,764
Executive and Support Services	53,931	49,441	(137)	49,304
Climate Action Secretariat	15,644	7,134	(2)	7,132
Environmental Assessment Office	10,450	9,398	(2)	9,396
Park Enhancement Fund Special Account	400	400	—	400
Sustainable Environment Fund Special Account	29,305	29,305	—	29,305

TOTAL OPERATING EXPENSES	217,475	248,284	(55,530)	192,754

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	371	—	—	—
Parks and Protected Areas	14,330	10,980	—	10,980
Water Stewardship	109	—	—	—
Environmental Protection	245	—	—	—
Compliance	974	—	—	—
Executive and Support Services	2,032	2,025	—	2,025
Environmental Assessment Office	56	—	—	—
Park Enhancement Fund Special Account	300	400	—	400

TOTAL CAPITAL EXPENDITURES	18,417	13,405	—	13,405

REVENUE COLLECTED FOR, AND TRANSFERRED TO,
OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Environmental Stewardship	—	6,000	(6,000)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	6,000	(6,000)	—

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 26 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Environmental Stewardship; Parks and Protected Areas; Water Stewardship; Environmental Protection; Compliance, and Executive and Support Services.

ENVIRONMENTAL STEWARDSHIP

Voted Appropriation
Environmental Stewardship	34,714	30,768

Voted Appropriation Description:  This sub-vote provides for the management and conservation of the province’s biodiversity, protection of species at risk, protection and restoration of watersheds, the protection of fish and wildlife species and their habitats, and diverse fish and wildlife outdoor opportunities across the province through programs including the protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems; protection, rehabilitation and enhancement of fish, wildlife and their habitats; monitoring and reporting on the state of provincial biodiversity; management of hunting and angling activities and provincial fish culture and stocking programs; and allocation of fish and wildlife resources for recreational and commercial use. This sub-vote also provides for provincial leadership of the sustainable management of marine fisheries and ocean resources to protect the health of the marine environment and support a thriving economy and healthy communities; development and diversification of the marine fisheries sector; seafood promotion; enhancing the competitiveness of seafood exports through traceability and eco-certification; advancing provincial marine and coastal interests and establishing shared governance frameworks with the federal government and with US Pacific states, including joint strategies on coastal planning, marine protected areas, monitoring and reporting on the health of oceans, and the development of sustainable ocean industries. Transfers are provided for activities concerned with access, protection and management of the environment, delivery of the provincial fish culture and stocking program; and in relation to other services provided for in the sub-vote. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals for activities related to maintaining ecosystem health and for other services provided for in the sub-vote.

PARKS AND PROTECTED AREAS

Voted Appropriation
Parks and Protected Areas	33,913	31,582

Voted Appropriation Description:  This sub-vote provides for the acquisition, planning, management, administration, conservation and utilization of special areas including provincial parks, protected areas and conservation lands through programs including: the planning, protection, inventory, maintenance, and restoration of terrestrial and aquatic ecosystems in Parks and Protected Areas; wildfire planning, prevention and awareness; initiating compliance and enforcement activities; provision of commercial and non-commercial recreational opportunities; development and maintenance of provincial park facilities supporting public use of the front country, back country and marine areas; promotion and management of recreation service provision and services; monitoring and reporting on park attendance, visitor satisfaction, land status and condition; provision of information, education and stewardship activities; promoting use and awareness of the protected areas system; and raising funding from external sources to support program delivery. Transfers are provided for stewardship, information and education, and management and administration of protected and conservation lands by third parties. Recoveries are received from ministries, other levels of government, organizations, licensees and individuals for activities related to protected areas and facility management, repair and restoration for conservation and recreation purposes, and for other services provided for in the sub-vote.

WATER STEWARDSHIP

Voted Appropriations
Water Stewardship	14,925	15,992
Water Rental Remissions	—	1
	14,925	15,993

Voted Appropriations Description:  This sub-vote provides for the protection and maintenance of conditions essential for sustaining the quantity and quality of the water resource (both surface and ground) in the short and long term; supporting communities to integrate water resource management into municipal and regional planning and development programs; and fostering a water-aware public. This sub-vote also provides for water licensing; dam and dike safety; flood hazard management; flood and drought forecasting; water regional operations; source water protection; groundwater protection; water use regulation; water planning; water science; water utility regulation; repair, operation and disposition of water works including dams and dikes; water rental remissions for implementation of water use plans; and collecting, recording, managing and co-ordinating water and related inventories and data. Transfers are provided for activities related to water use, conservation and education, and flood safety. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

ENVIRONMENTAL PROTECTION

Voted Appropriation
Environmental Protection	7,468	3,110

Voted Appropriation Description:  This sub-vote provides for clean, healthy and safe water, land and air for all living things through programs including: administering the Sustainable Environment Fund Act; setting emission and discharge standards; monitoring and reporting on ambient air and water quality; reducing and removing contaminating toxins and waste; managing pesticide use; responding to high-risk environmental emergencies; administering industry product stewardship programs; and managing environmental laboratory services. Transfers are provided for activities concerned with access, protection and management of the environment. Eligible costs are recovered from the Sustainable Environment Fund Special Account. Recoveries are received from ministries, other levels of government, organizations and individuals, in relation to services provided for in the sub-vote.

COMPLIANCE

Voted Appropriation
Compliance	16,725	15,764

Voted Appropriation Description:  This sub-vote provides for activities, including education and promotion, supporting the continuous improvement in compliance with requirements established by government to protect the environment and related human health and safety; inspections, investigations and enforcement of standards for the protection of fish, wildlife, habitat and the environment; public safety issues related to regulated activities and the management of human/wildlife conflicts. This sub-vote also provides for responding to cross-government strategic priorities. Recoveries are received from ministries, other levels of government, organizations and individuals for ministry services and the enforcement of environmental standards.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	551	773
Corporate Services	53,380	48,531
	53,931	49,304

Voted Appropriations Description:   This sub-vote provides for the offices of the Minister of Environment and Minister of State for Climate Action; corporate business innovation including strategic planning, systems planning, business review and planning, corporate policy development, co-ordination of legislation and intergovernmental relations, program evaluation, economic and regulatory impact analysis; and the management and delivery of programs that report information to the public on the state of environment and environmental trends. This sub-vote also provides for the salary and expenses of the Parliamentary Secretary for Water Supply and Allocation. This sub-vote also provides for executive direction to the ministry; finance, administrative, strategic human resources, information management services and systems; information and privacy; revenue collection; and trust fund management for ministry operations, programs and clients. Transfers are provided for activities concerned with access, protection and management of the environment. Costs are recovered for ministry services from ministries, other entities within government, other levels of government, organizations and individuals.

VOTE 26 — MINISTRY OPERATIONS	161,676	146,521

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 27 — CLIMATE ACTION SECRETARIAT

This vote provides for the programs and operations described in the voted appropriation under the Climate Action Secretariat core business.

CLIMATE ACTION SECRETARIAT

Voted Appropriation
Climate Action Secretariat	15,644	7,132

Voted Appropriation Description:   This sub-vote provides for the BC Climate Action Secretariat to fulfill its mandate to ensure an innovative, coordinated and effective approach to meeting the Government of British Columbia’s greenhouse gas reduction targets. This includes support for the Secretariat’s work across ministries, other governments, a diverse range of stakeholders, and the general public, including: research and policy development on climate action measures; advising and supporting the Cabinet Committee on Climate Action; leading the development and implementation of the Government’s Climate Action Plan; leading key climate action initiatives such as developing a regional cap and trade system, standardized offsets program, Carbon Neutral Government, and all required climate action related legislation and regulations; and, leading engagement processes with other governments, a diverse range of stakeholders, and the general public. Funding is for salaries, benefits and other expenses incurred in providing policy, planning, coordination and operational support, consultations, outreach, partnerships, education and research. Eligible costs are recovered from the Sustainable Environment Fund Special Account. Costs may be recovered from, or funds transferred to, ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 27 — CLIMATE ACTION SECRETARIAT	15,644	7,132

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 28 — ENVIRONMENTAL ASSESSMENT OFFICE

This vote provides for the programs and operations described in the voted appropriation under the Environmental Assessment Office core business.

ENVIRONMENTAL ASSESSMENT OFFICE

Voted Appropriation
Environmental Assessment Office	10,450	9,396

Voted Appropriation Description:   This sub-vote provides for a neutral and publicly-accessible process for the assessment of environmental, economic, social, heritage and health effects of major project proposals in British Columbia, as established under the Environmental Assessment Act. The Environmental Assessment Office provides the facilitation, coordination and resources for project assessments which include consultation with members of the public, interest groups, First Nations and other levels of government. Costs may be recovered from ministries, other levels of government, organizations and individuals, in relation to services provided for in this sub-vote.

VOTE 28 — ENVIRONMENTAL ASSESSMENT OFFICE	10,450	9,396

MINISTRY OF ENVIRONMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Park Enhancement Fund and Sustainable Environment Fund.

PARK ENHANCEMENT FUND

Statutory Appropriation
Park Enhancement Fund Special Account	400	400

Statutory Appropriation Description:   This statutory appropriation provides for the Park Enhancement Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

SUSTAINABLE ENVIRONMENT FUND

Statutory Appropriation
Sustainable Environment Fund Special Account	29,305	29,305

Statutory Appropriation Description:   This statutory appropriation provides for the Sustainable Environment Fund Special Account which is governed under the Sustainable Environment Fund Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	126,408	118,037
Operating Costs	106,084	87,833
Government Transfers	10,544	4,759
Other Expenses	76,698	75,111
Internal Recoveries	(42,140)	(37,456)
External Recoveries	(60,119)	(55,530)
TOTAL OPERATING EXPENSES	217,475	192,754

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PARK ENHANCEMENT FUND

This account was created by the Special Accounts Appropriation and Control Act. It provides for enhanced management, facilities and services benefiting parks and protected areas including increased information, education and interpretation programs; higher levels of natural and cultural resource assessment, management, research and restoration; additional capital investments supporting the conservation and recreation goals of the Ministry; improved volunteer program support; supplementary recreation program delivery; regional systems planning for conservation and recreation; and development and production of promotional, educational and partnership products. Transfers are provided to support the programs, services and activities provided for in this account. Revenues are received from ministries, other levels of government, organizations, licensees and individuals from stumpage from tree removal in parks and protected areas; from the sale or licensing of promotional and educational goods and services; as donations, bequests and contributions under partnership agreements; and as earnings on account balances.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	531
OPERATING TRANSACTIONS
Revenue	617	369
Expense	(400)	(400)
Transfer from Ministry Operations Vote	100	—
Net Revenue (Expense)	317	(31)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	514

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(300)	(400)
Net Cash Source (Requirement)	(300)	(400)
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	531	100

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF ENVIRONMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

SUSTAINABLE ENVIRONMENT FUND

This account was created by the Sustainable Environment Fund Act, 1990, and subsequent amendments. It provides for the protection of the air, land and water and for environmental renewal by preventing pollution, controlling pollutants and undertaking remediation activities through administration of the Environmental Management Act, Integrated Pest Management Act, and related regulations. Revenue is derived from environmental levies, fees, licences, and contributions from the federal government and other organizations and individuals. Expenses represent transfers to the Ministry of Environment for administration; the development of policies, legislation and regulations, standards and criteria for discharges and emissions; monitoring and understanding the receiving environment; education and encouragement of activities to prevent pollution; waste reduction; laboratory services; air and water quality; clean-up of contaminated sites; hazardous waste management; soil and water remediation projects; and transfers to local governments, other organizations and individuals to assist in waste management, clean-up of contaminated sites and to support various environmental protection initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	20,466	17,425
OPERATING TRANSACTIONS
Revenue	27,078	25,661
Expense	(29,305)	(29,305)
Net Revenue (Expense)	(2,227)	(3,644)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(814)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	17,425	13,781

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF ENVIRONMENT

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

ENVIRONMENTAL STEWARDSHIP

HABITAT CONSERVATION TRUST — Disbursements are provided by the province to the Habitat Conservation Trust Fund (HCTF) in respect of surcharges on hunting and angling licenses collected on HCTF’s behalf under the Wildlife Act by the Ministry of Environment. Administration costs are funded through the ministry’s voted appropriations.

Receipts	6,000	6,000
Disbursements	6,000	6,000
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

The mission of the Ministry of Finance is to provide fiscal policies and regulatory frameworks that support a strong and vibrant provincial economy; lead fair, efficient and effective tax, and royalty programs to support government services; and provide a centre of excellence for revenue management for government.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 29 — Ministry Operations	107,460	85,227
Vote 30 — Pacific Carbon Trust	5,000	5,000

STATUTORY APPROPRIATIONS
Insurance and Risk Management Special Account	—	—
Provincial Home Acquisition Wind Up Special Account	25	10

OPERATING EXPENSES	112,485	90,237
CAPITAL EXPENDITURES (2)	14,106	3,480
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	186,860	170,050
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Crown Agencies Secretariat	1,614	830	—	830
Treasury Board Staff	6,412	7,028	(5)	7,023
Office of the Comptroller General	12,182	12,425	(150)	12,275
Treasury	1	24,292	(24,291)	1
Revenue Programs	24,255	52,049	(40,496)	11,553
Revenue Solutions	14,990	127,106	(122,155)	4,951
Strategic and Corporate Policy	3,036	13,748	(11,701)	2,047
Capital Planning Secretariat	1,000	949	(2)	947
Executive and Support Services	43,970	57,755	(12,155)	45,600
Pacific Carbon Trust	5,000	5,002	(2)	5,000
Insurance and Risk Management Special Account	—	2,351	(2,351)	—
Provincial Home Acquisition Wind Up Special Account	25	10	—	10

TOTAL OPERATING EXPENSES	112,485	303,545	(213,308)	90,237

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Crown Agencies Secretariat	9	4	—	4
Treasury Board Staff	18	—	—	—
Office of the Comptroller General	999	—	—	—
Treasury	828	94	—	94
Strategic and Corporate Policy	359	56	—	56
Executive and Support Services	11,523	3,326	—	3,326
Insurance and Risk Management Special Account	370	—	—	—

TOTAL CAPITAL EXPENDITURES	14,106	3,480	—	3,480

MINISTRY OF FINANCE

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	22,910	90,600	(39,500)	51,100
Revenue Solutions	164,000	200,000	(81,000)	119,000
Provincial Home Acquisition Wind Up Special Account	(50)	—	(50)	(50)
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	186,860	290,600	(120,550)	170,050

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	Net	Disbursements	Receipts	Net

Core Business
Revenue Programs	—	1,072,100	(1,072,100)	—
TOTAL REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES	—	1,072,100	(1,072,100)	—

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 29 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following nine core businesses: Crown Agencies Secretariat, Treasury Board Staff, Office of the Comptroller General, Treasury, Revenue Programs, Revenue Solutions, Strategic and Corporate Policy, Capital Planning Secretariat, and Executive and Support Services.

CROWN AGENCIES SECRETARIAT

Voted Appropriation
Crown Agencies Secretariat	1,614	830

Voted Appropriation Description:   This sub-vote provides for the strategic oversight of Crown agencies, including analysis, advice, and coordination on governance, accountability, strategic priorities, performance planning, reporting and measurement, and cross-Crown agency issues and policies.

TREASURY BOARD STAFF

Voted Appropriation
Treasury Board Staff	6,412	7,023

Voted Appropriation Description:   This sub-vote provides for financial management advice to government on management of ministry and agency operating and capital spending, economic performance, revenue, and debt. This sub-vote also provides for: development and management of the provincial government’s budget and three year fiscal plan; production of the Budget and Fiscal Plan, the Estimates, Quarterly Reports and other related documents; development of economic, revenue and spending forecasts; and advice and recommendations to Treasury Board on financial management issues. Costs are partially recovered from ministries and parties external to government for services provided within this sub-vote.

OFFICE OF THE COMPTROLLER GENERAL

Voted Appropriation
Office of the Comptroller General	12,182	12,275

Voted Appropriation Description:  This sub-vote provides for a corporate governance and control framework over financial management, procurement, accounting, performance management, general and unclaimed property administration for the provincial government. Activities include legislation and policy development, capacity development and monitoring, reporting and continuous improvement. The sub-vote also provides for the provincial internal audit function, special investigations, management advisory services, activity based management, preparation of the Public Accounts, financial statements and management reports, post-payment compliance monitoring and reporting, payment diversion and the Corporate Services Secretariat. Costs are partially recovered from ministries, organizations within the government reporting entity and external organizations for the services provided within this sub-vote.

TREASURY

Voted Appropriation
Treasury	1	1

Voted Appropriation Description:   This sub-vote provides for debt management and banking and cash management services to government, government bodies and other authorized organizations. Debt Management services include: management of the government’s borrowing and fiscal agency loan programs; advisory and arranger services in relation to corporate and project finance initiatives; investor and rating agency relations; accounting, reporting, forecasting and analysis services relating to the debt of the government reporting entity and the organizations within it; and related financing and liability management services. Banking and cash management services include: negotiation and management of banking contracts and credit arrangements; development of government banking policy; cash management of the Consolidated Revenue Fund and related funds; payment and revenue consolidation services; advisory services and support in relation to electronic banking and payments; and banking and cash management related services. Costs are recovered from ministries (including from the Management of Public Funds and Debt Vote), Crown agencies and parties external to government for services provided within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS

Voted Appropriation
Revenue Programs	24,255	11,553

Voted Appropriation Description:   This sub-vote provides for the administration and enforcement of tax statutes administered by the ministry, and revenue, royalties and benefit programs that are the responsibility of the Ministry of Finance. This sub-vote also provides for payment of interest or refunds of taxation revenues or rebates under statutes administered by the ministry. Costs are partially recovered from revenues administered by the ministry.

REVENUE SOLUTIONS

Voted Appropriation
Revenue Solutions	14,990	4,951

Voted Appropriation Description:   This sub-vote provides for accounts receivable collection; loan administration, including StudentAid BC program interest on student loans issued by financial institutions, debt service costs on loans issued by the province, and provisions for future liabilities on student loans; revenue programs, including premiums and fees for the Medical Services Plan for the Ministry of Health; and administration services through a combination of in-house service providers and a private sector service provider. Costs are partially recovered from students for student loan interest payments and within the Consolidated Revenue Fund or deducted from collected proceeds and revenues administered by the ministry.

STRATEGIC AND CORPORATE POLICY

Voted Appropriations
Strategic and Corporate Policy	3,035	2,046
Financial Institutions Commission	1	1
	3,036	2,047

Voted Appropriations Description:   This sub-vote provides for policy analysis and advice to government respecting the legislative frameworks for the regulation of the securities industry and the financial services sector, including credit unions, trust companies, insurance companies, insurance distribution intermediaries, captive insurance companies, mortgage brokers, real estate licensees and the real estate market, as well as the legislative frameworks applicable to pension plans, companies, societies, partnerships, condominiums, and the use of personal property as collateral for loans and various liens. This sub-vote also provides for advising the Minister and government on tax policy including implementation of tax changes, and on intergovernmental fiscal relations. This sub-vote also provides for operation of the Financial Institutions Commission, the Credit Union Deposit Insurance Corporation and the Financial Services Tribunal. It provides for the administrative costs of regulating credit unions, trust companies, insurance companies, captive insurance companies, provincial pension plans, mortgage brokers, sub-mortgage brokers, and multi-family real estate developments. It also provides for the oversight of regulated real estate and insurance sales professionals, and for the administration of strata property approvals. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

CAPITAL PLANNING SECRETARIAT

Voted Appropriation
Capital Planning Secretariat	1,000	947

Voted Appropriation Description:   This sub-vote provides for a corporate planning secretariat to assist government (including the Broader Public Sector) with both short and long term planning and prioritization of capital. This includes: development of standards, policies and programs to support government initiatives; review and approval of ministry capital plans and proposals, consolidation of proposals and advice to Treasury Board on capital management issues. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	990	462
Corporate Services	42,980	45,138
	43,970	45,600

Voted Appropriations Description:   This sub-vote provides for the office of the Minister of Finance, for the Deputy Minister’s Office, executive, strategic and administrative support for the ministry, including financial, human resources, business planning, information and systems management, records services and funding in support of Partnerships British Columbia. Corporate services are provided to the Ministry of Labour, Office of the Premier, and other entities. This sub-vote also provides for payment of authorized travel and other expenses and allowances for members of the Executive Council, Parliamentary Secretaries, members of the Legislative Assembly performing executive functions, personal attendants and ministerial staff. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 29 — MINISTRY OPERATIONS	107,460	85,227

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 30 — PACIFIC CARBON TRUST

This vote provides for programs and operations described in the voted appropriations under the core business Pacific Carbon Trust.

PACIFIC CARBON TRUST

Voted Appropriation
Pacific Carbon Trust	5,000	5,000

Voted Appropriation Description:   This sub-vote provides for an operating grant to Pacific Carbon Trust Inc., a Crown corporation, whose mandate includes assisting provincial public sector organizations to meet carbon neutral targets set under the Greenhouse Gas Reduction Targets Act, and provides for purchase and retirement of carbon offsets. Recoveries may be received from ministries, special offices, Crown corporations and agencies, other levels of government, public bodies and parties external to government for services provided within this sub-vote.

VOTE 30 — PACIFIC CARBON TRUST	5,000	5,000

MINISTRY OF FINANCE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations for the following special accounts: Insurance and Risk Management and Provincial Home Acquisition Wind Up.

INSURANCE AND RISK MANAGEMENT

Statutory Appropriation
Insurance and Risk Management Special Account	—	—

Statutory Appropriation Description:   This statutory appropriation provides for the Insurance and Risk Management Special Account which is governed under the Special Accounts Appropriation and Control Act.

PROVINCIAL HOME ACQUISITION WIND UP

Statutory Appropriation
Provincial Home Acquisition Wind Up Special Account	25	10

Statutory Appropriation Description:   This statutory appropriation provides for the Provincial Home Acquisition Wind Up Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	119,363	113,830
Operating Costs	133,340	128,586
Government Transfers	16,071	13,622
Other Expenses	103,825	104,131
Internal Recoveries	(62,833)	(56,624)
External Recoveries	(197,281)	(213,308)
TOTAL OPERATING EXPENSES	112,485	90,237

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

INSURANCE AND RISK MANAGEMENT

This account was established by the Financial Administration Amendment Act, 1989, for the purpose of providing insurance and/or risk management services to participants consisting of government bodies, ministries, public authorities, persons, and classes of persons or public authorities designated by regulation, and is continued under the Special Accounts Appropriation and Control Act. This account is administered by the Ministry of Finance and also provides for the operation of the Risk Management Branch and Government Security Office which provides risk management; risk financing, including claims and litigation management; security and advisory and consulting services to the provincial public sector. Revenue and recoveries represent amounts paid into the account in respect to agreements or arrangements with participants, amounts required to be paid into it under regulations, amounts appropriated for the account by a Supply Act and earnings of the account. Expenses represent the amounts payable from the account in respect of agreements or arrangements with participants and amounts payable from the account in accordance with regulations including the cost of providing insurance and risk management services and of operating the account.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	257,638	283,280
OPERATING TRANSACTIONS
Revenue	8,302	9,766
Expense	(46,002)	(44,108)
Internal and External Recoveries	46,002	44,108
Net Revenue (Expense)	8,302	9,766

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	17,319

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(370)	—
Net Cash Source (Requirement)	(370)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	391	391
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	283,280	293,437

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FINANCE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PROVINCIAL HOME ACQUISITION WIND UP

This account was established under the Special Accounts Appropriation and Control Act effective April 1, 2004, for the purpose of providing for expenditures for the winding up of the loan and financial assistance programs under the Home Conversion and Leasehold Loan Act, the Home Mortgage Assistance Act, the Home Purchase Assistance Act, the Homeowner Interest Assistance Act and the Provincial Home Acquisition Act. The latter Acts were repealed effective March 31, 2004. Revenue consists of interest on outstanding mortgage principal. Expenses include statutory rebates and other miscellaneous program costs. Receipts represent repayment of outstanding mortgage loan principal. Disbursements represent repurchased mortgage accounts and guarantee claims paid under the mortgage assistance programs.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	15,256	15,325
OPERATING TRANSACTIONS
Revenue	10	8
Expense	(25)	(10)
Net Revenue (Expense)	(15)	(2)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	34

FINANCING TRANSACTIONS
Receipts	50	50
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	50	50
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	15,325	15,373

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF FINANCE

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS

INTERNATIONAL FUEL TAX AGREEMENT (MOTOR FUEL TAX ACT) — Disbursements are provided by the province to other International Fuel Tax Agreement jurisdictions in respect of the receipts collected on their behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,560	14,500
Disbursements	4,470	4,600
Net Cash Source (Requirement)	7,090	9,900

LAND TAX DEFERMENT ACT — Disbursements are made to municipalities by the province to pay for property taxes deferred under this Act by those property owners who qualify for the regular Tax Deferment Program (over 55 years of age and other qualified property owners) or who qualify for the Financial Hardship Tax Deferment Program. The property owner or the estate is required to repay to the province all deferred taxes together with interest and an administration fee, on the termination of the agreement. Property owners qualifying under the Financial Hardship Tax Deferment Program are not required to pay an administration fee. Receipts represent repayments of outstanding principal (taxes deferred exclusive of interest). Interest and fee revenue are credited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	30,000	25,000
Disbursements	60,000	86,000
Net Cash Source (Requirement)	(30,000)	(61,000)

REVENUE SOLUTIONS

STUDENTAID BC LOAN PROGRAM — Disbursements represent expenditures associated with loans under the StudentAid BC Program. Receipts represent principal repayments on outstanding loans. Administration costs are funded through the ministry’s voted appropriations.

Receipts	86,000	81,000
Disbursements	250,000	200,000
Net Cash Source (Requirement)	(164,000)	(119,000)

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS

BC TRANSIT — Disbursements are provided by the province to British Columbia Transit (BCT) in respect of the British Columbia Transit Act fuel tax (receipts) collected on BCT’s behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	11,700	11,100
Disbursements	11,700	11,100
Net Cash Source (Requirement)	—	—

BC TRANSPORTATION FINANCING AUTHORITY — Disbursements are provided by the province to the BC Transportation Financing Authority (BCTFA) in respect of the fuel tax (receipts) and the social service tax (receipts) on short-term rentals of passenger vehicles collected on BCTFA’s behalf under the Transportation Act by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	452,600	419,900
Disbursements	452,600	419,900
Net Cash Source (Requirement)	—	—

COWICHAN TRIBES — Disbursements are provided by the province to the Cowichan Tribes in respect of tobacco tax (receipts) collected on their behalf under the Cowichan Tribes Agreement by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	2,000	2,200
Disbursements	2,000	2,200
Net Cash Source (Requirement)	—	—

MUNICIPALITIES OR ELIGIBLE ENTITIES — Disbursements are provided by the province to municipalities, regional districts or eligibles in respect of additional hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	30,000	28,200
Disbursements	30,000	28,200
Net Cash Source (Requirement)	—	—

RESORT AREAS — Disbursements are provided by the province to qualified resort municipalities, in respect of hotel room tax (receipts) collected on their behalf under the Hotel Room Tax Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	8,300	9,500
Disbursements	8,300	9,500
Net Cash Source (Requirement)	—	—

MINISTRY OF FINANCE

REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

REVENUE PROGRAMS (Continued)

RURAL AREAS — Disbursements are provided by the province to local governments and entities in rural areas in respect of local property taxes and levies (receipts) collected on their behalf under the Taxation (Rural Area) Act by the Ministry of Finance. Interest and fee revenue is deposited to the Consolidated Revenue Fund and administration costs are funded through the ministry’s voted appropriations.

Receipts	275,000	275,000
Disbursements	275,000	275,000
Net Cash Source (Requirement)	—	—

SOUTH COAST BRITISH COLUMBIA TRANSPORTATION AUTHORITY — Disbursements are provided by the province to the South Coast British Columbia Transportation Authority (SCBCTA) in respect of the fuel tax (receipts) and the social service tax (receipts) on parking collected on SCBCTA’s behalf under the South Coast British Columbia Transportation Authority Act by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	296,000	271,900
Disbursements	296,000	271,900
Net Cash Source (Requirement)	—	—

TOURISM BC — Disbursements are provided by the province to Tourism British Columbia in respect of the Tourism British Columbia Act hotel room tax (receipts) collected on the corporation’s behalf by the Ministry of Finance. Administration costs are funded through the ministry’s voted appropriations.

Receipts	62,900	54,300
Disbursements	62,900	54,300
Net Cash Source (Requirement)	—	—

MINISTRY OF FORESTS AND RANGE

The mission of the Ministry of Forests and Range is to protect, manage and conserve forest and range values through a high performing organization.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 31 — Ministry Operations	524,649	464,137
Vote 32 — Integrated Land Management Bureau	72,648	68,678
Vote 33 — Direct Fire	56,226	409,000

STATUTORY APPROPRIATIONS
BC Timber Sales Special Account	218,164	158,935
Forest Stand Management Fund Special Account	—	—

OPERATING EXPENSES	871,687	1,100,750
CAPITAL EXPENDITURES (2)	79,370	60,372
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	19,200	102,300
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF FORESTS AND RANGE

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Forest and Range Resource Management	394,993	370,047	(21,067)	348,980
Pricing and Selling Timber	48,029	45,380	(3,002)	42,378
Compliance and Enforcement	28,463	27,793	(1)	27,792
Executive and Support Services	53,164	45,098	(111)	44,987
Integrated Land Management Bureau	72,648	73,052	(4,374)	68,678
Direct Fire	56,226	410,101	(1,101)	409,000
BC Timber Sales Special Account	218,164	158,936	(1)	158,935
Forest Stand Management Fund Special Account	—	5,466	(5,466)	—

TOTAL OPERATING EXPENSES	871,687	1,135,873	(35,123)	1,100,750

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Forest and Range Resource Management	16,451	19,112	—	19,112
Pricing and Selling Timber	999	—	—	—
Compliance and Enforcement	1,548	—	—	—
Executive and Support Services	5,672	2,470	—	2,470
Integrated Land Management Bureau	6,496	1,705	—	1,705
BC Timber Sales Special Account	48,204	37,085	—	37,085

TOTAL CAPITAL EXPENDITURES	79,370	60,372	—	60,372

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
BC Timber Sales Special Account	19,200	102,300	—	102,300
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	19,200	102,300	—	102,300

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 31 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Forest and Range Resource Management, Pricing and Selling Timber, Compliance and Enforcement and Executive and Support Services.

FOREST AND RANGE RESOURCE MANAGEMENT

Voted Appropriation
Forest and Range Resource Management	394,993	348,980

Voted Appropriation Description:  This sub-vote provides for forest and range resource management activities, including: fire prevention control in accordance with applicable legislation; fire preparedness; forest health; forest stewardship; forest reforestation practices; timber supply planning and determination; research; forest gene resource conservation and management; reforestation of Crown land and resources inventory; investments on Crown land in enhanced forest management; strategic land use and resource management planning; treatment of damaged forests; forest, range, water, soil and recreation conservation and protection; stewardship of the range resource; evaluating rangeland health and effectiveness of range practices; restoring degraded rangeland ecosystems; timber tenure administration; meeting obligations with First Nations; First Nations participation in the forest economy; and building and maintaining forest service road and bridge infrastructure. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and from annual rent fees.

PRICING AND SELLING TIMBER

Voted Appropriation
Pricing and Selling Timber	48,029	42,378

Voted Appropriation Description:  This sub-vote provides for activities related to timber pricing, access to markets, community diversification and stability for forest dependent communities, and research and development of wood products. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations, individuals and for fees received from log exports.

COMPLIANCE AND ENFORCEMENT

Voted Appropriation
Compliance and Enforcement	28,463	27,792

Voted Appropriation Description:  This sub-vote provides for all activities related to upholding British Columbia laws to protect the province’s forest and range resource under the jurisdiction of the Ministry of Forests and Range including enforcing environmental standards for forest and range management for government and forest and range tenure holders; enforcing revenue policies; combating forest crimes; enforcing regulations to minimize fires, pests and other agents; and enforcing rules governing the use of forest service recreation sites and trails. This sub-vote also provides for responding to cross-government strategic priorities. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations and individuals.

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	721	689
Corporate Services	52,443	44,298
	53,164	44,987

Voted Appropriations Description:  The sub-vote provides for executive direction and related support services to the ministry including the office of the Minister of Forests and Range and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff; corporate governance and service delivery activities for strategic policy, performance management, legislation development, finance, human resources, executive and executive support, regional and district staff, corporate and strategic initiatives, information technology strategy and central infrastructure. This sub vote provides for the salary and expenses of the Parliamentary Secretary for Silviculture. Costs related to the provision of supplies and services may be recovered from other ministries, other levels of government, agencies, organizations and individuals.

VOTE 31 — MINISTRY OPERATIONS	524,649	464,137

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 32 — INTEGRATED LAND MANAGEMENT BUREAU

This vote provides for the operations described in the voted appropriations under the core business Integrated Land Management Bureau.

INTEGRATED LAND MANAGEMENT BUREAU

Voted Appropriations
Regional Operations	25,755	27,397
First Nations Initiatives	8,080	6,272
GeoBC	19,641	16,125
Bureau Management	19,172	18,884
	72,648	68,678

Voted Appropriations Description:  This sub-vote provides for the cross-government coordination of First Nations engagements including implementation of land use and planning agreements, development of government-to-government resource management and land use protocols and, cross-government coordination of First Nations consultation and accommodation. This sub-vote also provides for the operation of regional offices that provide customer assistance with access to natural resource authorizations including supporting information such as guidelines, maps, land and resource use plans and other supporting information; the management, administration and disposition of Crown land including tenure application adjudication, administration, planning and Crown land sales. This sub-vote provides for the integration, warehousing, management, analysis and dissemination of provincial geographic information; and the maintenance, management and administration of provincial terrestrial base mapping, survey control points, air photography quality control programs, as well as legal registry of all Crown land, mineral, forest and other Crown land and natural resource tenures. It also provides support for a natural resource sector-wide electronic licensing program. This sub-vote also provides for the executive direction and administration of the Bureau including finance, administration, public information campaigns, strategic human resources, project management, information management services and systems, information and privacy, land and other revenue collection and trust fund management for the Bureau operations, programs and clients. Costs are recovered from ministries, other levels of government, organizations and individuals for services described within this sub-vote.

VOTE 32 — INTEGRATED LAND MANAGEMENT BUREAU	72,648	68,678

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 33 — DIRECT FIRE

This vote provides for the operations described in the voted appropriations under the core business Direct Fire.

DIRECT FIRE

Voted Appropriation
Direct Fire	56,226	409,000

Voted Appropriation Description:  This sub-vote provides for forest protection including fire prevention control in accordance with applicable legislation throughout the province, control and suppression of wild fires, and ex gratia payments related to these activities and rehabilitation costs. This sub-vote allows for statutory appropriation for fire control under the Wildfire Act. Costs related to the provision of supplies and services are recovered from other agencies and other levels of government, provinces, countries, companies, organizations and individuals.

VOTE 33 — DIRECT FIRE	56,226	409,000

MINISTRY OF FORESTS AND RANGE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory accounts provide for programs and operations of the following special accounts: BC Timber Sales and Forest Stand Management Fund.

BC TIMBER SALES

Statutory Appropriation
BC Timber Sales Special Account	218,164	158,935

Statutory Appropriation Description:  This statutory appropriation provides for the BC Timber Sales Special Account which is governed under the Forest Act.

FOREST STAND MANAGEMENT FUND

Statutory Appropriation
Forest Stand Management Fund Special Account	—	—

Statutory Appropriation Description:  This statutory appropriation provides for the Forest Stand Management Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	343,867	326,316
Operating Costs	515,014	733,795
Government Transfers	56,940	49,150
Other Expenses	24,573	61,148
Internal Recoveries	(36,301)	(34,536)
External Recoveries	(32,406)	(35,123)
TOTAL OPERATING EXPENSES	871,687	1,100,750

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

BC TIMBER SALES

This account was established in 1988 through an amendment to section 109 of the Forest Act. The purpose of the account is to identify all revenues for BC Timber Sales and to provide an ongoing source of funds to defray the costs of the program. Revenue is collected from the following sources: upset stumpage, bonus stumpage, annual fees and billings (annual rent, trespass charges, scaling fees and registration fees) incidental to the operation of the program, and sales of logs. Expenditures are for preparing forest development plans and logging plans; assessments required to formulate these plans for timber sales licences; costs of meeting requirements of applicable legislation; construction and maintenance of logging roads and bridges; costs of developing timber sales for auction; protection of forests; administration; costs of selling timber and logs; and other forest management requirements incidental to the program. Costs of supplies and services may be recovered from ministries, other levels of government, agencies, organizations and individuals. Revenue in excess of current expenses and outstanding obligations is transferred to the General Fund. Disbursements reflect capitalizable costs incurred for development of timber for sale in future years. These costs are recovered from future sales revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	27,573	240,211
OPERATING TRANSACTIONS
Revenue	239,660	103,928
Expense	(218,166)	(158,937)
Internal and External Recoveries	2	2
Net Revenue (Expense)	21,496	(55,007)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(35,058)

Transfer from (to) the General Fund	300,000	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	(19,200)	(102,300)
Capital Expenditures	(48,204)	(37,085)
Net Cash Source (Requirement)	(67,404)	(139,385)
Difference Between 2008/09 Estimates and Projected Actual Net Cash Source (Requirement)	(82,900)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	76,504	94,126
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	240,211	139,945

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF FORESTS AND RANGE

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

FOREST STAND MANAGEMENT FUND

This account was originally established as a fund by the Forest Stand Management Fund Act in 1986, and was changed to a Special Account under the Special Accounts Appropriation and Control Act in 1988. Expenses provide for enhanced management of British Columbia’s forest and rangelands, silviculture work and costs related to environmental remediation performed in accordance with applicable legislation, the costs of investigating contraventions of applicable legislation, fire suppression costs related to contraventions of applicable legislation where a penalty has been levied in respect of the contravention, reforestation, and road deactivation in areas subject to stumpage levies. Recoveries are collected in accordance with applicable legislation; penalties levied in accordance with applicable legislation; and stumpage levies.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	13,940	11,773
OPERATING TRANSACTIONS
Revenue	—	—
Expense	(4,572)	(5,466)
Internal and External Recoveries	4,572	5,466
Net Revenue (Expense)	—	—

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(2,167)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	11,773	11,773

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HEALTH SERVICES

The mission of the Ministry of Health Services is to guide and enhance the Province’s health services to ensure British Columbians are supported in their efforts to maintain and improve their health.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 34 — Ministry Operations	13,195,954	14,008,318

STATUTORY APPROPRIATION
Health Special Account	147,250	147,250

OPERATING EXPENSES	13,343,204	14,155,568
CAPITAL EXPENDITURES (2)	17,224	54,655
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTH SERVICES

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Services Delivered by Partners	12,882,068	13,881,529	(201,438)	13,680,091
Services Delivered by Ministry	304,039	354,136	(35,811)	318,325
Recoveries from Health Special Account	(147,250)	(147,250)	—	(147,250)
Executive and Support Services	157,097	157,502	(350)	157,152
Health Special Account	147,250	147,250	—	147,250

TOTAL OPERATING EXPENSES	13,343,204	14,393,167	(237,599)	14,155,568

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Services Delivered by Ministry	8,890	15,402	—	15,402
Executive and Support Services	8,334	39,253	—	39,253

TOTAL CAPITAL EXPENDITURES	17,224	54,655	—	54,655

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 34 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following four core businesses: Services Delivered by Partners, Services Delivered by Ministry, Recoveries from Health Special Account, and Executive and Support Services.

SERVICES DELIVERED BY PARTNERS

Voted Appropriations
Regional Health Sector Funding	8,646,471	9,185,113
Medical Services Plan	3,188,479	3,408,402
PharmaCare	1,016,170	1,055,394
Health Benefits Operations	30,948	31,182
	12,882,068	13,680,091

Voted Appropriations Description:  This sub-vote provides funding for, or on behalf of, system partners who are responsible for the administration, operation, and delivery of health programs and services. Regional Health Sector Funding provides for the management and delivery of health services, including mental health services to adults, acute care services, provincial programs and home and community care services. Medical Services Plan provides funding for eligible services provided by medical practitioners, health care practitioners, diagnostic facilities and human resource and planning initiatives with respect to physicians. PharmaCare provides funding to individuals, agencies or other organizations for the full or partial cost of designated prescription drugs, dispensing fees, and other approved items and services that complement PharmaCare programs. Health Benefits Operations provides for the administration of the Medical Services Plan and PharmaCare programs, including enrollment. Recoveries are received from federal, provincial, territorial and municipal governments, organizations and individuals for services provided or funded by the ministry.

SERVICES DELIVERED BY MINISTRY

Voted Appropriations
Emergency and Health Services	296,657	310,768
Vital Statistics	7,382	7,557
	304,039	318,325

Voted Appropriations Description:  This sub-vote provides funding for the administration, operation and delivery of specified services delivered directly to the public. Emergency and Health Services provides for the management and delivery of emergency medical and health information services. This includes ground and air ambulance services, training of emergency personnel, a telehealth platform providing self-care and other health services. Vital Statistics provides for expenses of the Special Operating Agency responsible for the administration, registration, record maintenance, certification, statistical analysis and reporting of births, deaths and marriages occurring in the province. Recoveries are received as a result of the provision of services to provincial government ministries, health authorities, agencies, federal, provincial, territorial and municipal governments, and individuals; and, as a result of royalties on the sale of Agency-developed intellectual property.

RECOVERIES FROM HEALTH SPECIAL ACCOUNT

Voted Appropriation
Recoveries from Health Special Account	(147,250)	(147,250)

Voted Appropriation Description:  This sub-vote provides for recoveries from the Health Special Account.

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	775	775
Stewardship and Corporate Management	156,322	156,377
	157,097	157,152

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Health Services and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. This sub-vote also provides for stewardship and corporate management functions including direction to health authorities and other health providers, support to partners in delivering health care services, monitoring of health authority compliance and performance, central financial and operational management services of the ministry, general services to support program delivery, development of the policy and legislative framework for the health care system, development of long-term health care plans and monitoring and regulation of professional associations. This sub-vote provides for administrative support services for the Ministry of Healthy Living and Sport. Recoveries are received from federal, provincial, territorial and municipal governments, individuals, as well as other entities, for services provided by the ministry.

VOTE 34 — MINISTRY OPERATIONS	13,195,954	14,008,318

MINISTRY OF HEALTH SERVICES

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Health Special Account.

HEALTH SPECIAL ACCOUNT

Statutory Appropriation
Health Special Account	147,250	147,250

Statutory Appropriation Description:  This statutory appropriation provides for the Health Special Account which is governed under the Health Special Account Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	303,160	317,434
Operating Costs	218,060	220,359
Government Transfers	13,029,348	13,854,859
Other Expenses	148,026	148,043
Internal Recoveries	(147,528)	(147,528)
External Recoveries	(207,862)	(237,599)
TOTAL OPERATING EXPENSES	13,343,204	14,155,568

MINISTRY OF HEALTH SERVICES

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

HEALTH SPECIAL ACCOUNT

This account was established by the Health Special Account Act, 1992. Administered by the Ministry of Health Services, the account provides for the allocation of a portion of British Columbia Lottery Corporation revenues to fund the administration, operation, and delivery of health care, health research, health promotion and health education services. Expenses of the Special Account represent transfers to the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	—	—
OPERATING TRANSACTIONS
Revenue	147,250	147,250
Expense	(147,250)	(147,250)
Net Revenue (Expense)	—	—

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	—	—

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HEALTHY LIVING AND SPORT

The mission of the Ministry of Healthy Living and Sport is to create environments that promote healthy living and support British Columbians to achieve their personal best.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 35 — Ministry Operations	150,697	85,078

STATUTORY APPROPRIATION
Physical Fitness and Amateur Sport Fund Special Account	2,300	2,200

OPERATING EXPENSES	152,997	87,278
CAPITAL EXPENDITURES (2)	496	859
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HEALTHY LIVING AND SPORT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Sport, Recreation and ActNow BC	18,949	12,600	(435)	12,165
Population and Public Health	44,860	25,541	(621)	24,920
Provincial Health Officer	1,113	1,098	(2)	1,096
2010 Olympics and Paralympic Winter Games Secretariat	79,597	40,799	(134)	40,665
Executive and Support Services	6,178	6,234	(2)	6,232
Physical Fitness and Amateur Sport Fund	2,300	2,200	—	2,200

TOTAL OPERATING EXPENSES	152,997	88,472	(1,194)	87,278

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Sport, Recreation and ActNow BC	280	—	—	—
2010 Olympics and Paralympic Winter Games Secretariat	216	—	—	—
Executive and Support Services	—	859	—	859

TOTAL CAPITAL EXPENDITURES	496	859	—	859

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 35 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Sport, Recreation and ActNow BC; Population and Public Health; Provincial Health Officer; 2010 Olympic and Paralympic Winter Games Secretariat; and Executive and Support Services.

SPORT, RECREATION AND ACTNOW BC

Voted Appropriation
Sport, Recreation and ActNow BC	18,949	12,165

Voted Appropriation Description:  This sub-vote provides support and funding for sport, recreation, physical activity, assistance to improve sport and recreation infrastructure, local hosting of events, and administration of the Physical Fitness and Amateur Sports Fund Special Account. This sub-vote also provides for programs designed to encourage healthy eating and reduced tobacco use. Some costs may be partially recovered from ministries, Crown agencies, other levels of government and parties external to government for program services.

POPULATION AND PUBLIC HEALTH

Voted Appropriation
Population and Public Health	44,860	24,920

Voted Appropriation Description:  This sub-vote provides for the development of Population and Public Health policy and programs to support health promotion, health protection, disease prevention, health assessment and disease surveillance. This sub-vote also provides for policies and programs related to mental health and addictions; the protection and maintenance of conditions essential for sustaining the quantity and quality of water resources; the setting of standards for monitoring and reporting on air and water quality as it relates to health; the development of policies and programs to support seniors’ health; and support and services to help improve Aboriginal health. This sub-vote also provides for policy development and support for women and their children in the areas of health promotion, disease, disability and injury prevention, and physical activity and participation in sport. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, other levels of government and parties external to government for program services.

PROVINCIAL HEALTH OFFICER

Voted Appropriation
Provincial Health Officer	1,113	1,096

Voted Appropriation Description:  This sub-vote provides for the Office of the Provincial Health Officer and includes salaries, benefits, allowances and operating expenses of the Provincial Health Officer and staff. This sub-vote also provides for the public health reports on population health. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, and parties external to government for program services.

2010 OLYMPICS AND PARALYMPIC WINTER GAMES SECRETARIAT

Voted Appropriation
2010 Olympics and Paralympic Winter Games Secretariat	79,597	40,665

Voted Appropriation Description:  This sub-vote provides for the 2010 Olympic and Paralympic Winter Games Secretariat to coordinate intra and inter-governmental relations, fund initiatives that support the Olympic and Paralympic Winter Games and economic development activities related to the Games throughout the province, including support for organizations such as the Vancouver Organizing Committee. Costs may be recovered from ministries, Crown agencies and parties external to government, including other levels of government, organizations, licensees, partners and individuals, for those activities provided for in the sub-vote.

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Ministers’ Office	359	745
Corporate Services	5,819	5,487
	6,178	6,232

Voted Appropriations Description:  This sub-vote provides for the offices of the Minister of Healthy Living and Sport and the Minister of State for the Olympics and ActNow BC including salaries, benefits, allowances and operating expenses of the ministers and the ministers’ staff. This sub-vote also provides general services to support program delivery and development of policy, legislation, population health core function guidelines, standards and other population health and healthy living initiatives; and stewardship and corporate management functions including financial and operational management services of the Ministry and providing direction and support to partners delivering services. Under an agreement, the Ministry of Health Services provides some administrative support services to the Ministry of Healthy Living and Sport. Some costs may be partially recovered from ministries, Crown agencies, schools, universities, colleges, health authorities, other levels of government and parties external to government for program services.

VOTE 35 — MINISTRY OPERATIONS	150,697	85,078

MINISTRY OF HEALTHY LIVING AND SPORT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Physical Fitness and Amateur Sports Fund.

PHYSICAL FITNESS AND AMATEUR SPORT FUND

Statutory Appropriation
Physical Fitness and Amateur Sport Fund Special Account	2,300	2,200

Statutory Appropriation Description:  This statutory appropriation provides for the Physical Fitness and Amateur Sports Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	20,929	22,324
Operating Costs	21,672	21,532
Government Transfers	110,977	44,621
Other Expenses	68	—
Internal Recoveries	(1)	(5)
External Recoveries	(648)	(1,194)
TOTAL OPERATING EXPENSES	152,997	87,278

MINISTRY OF HEALTHY LIVING AND SPORT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

PHYSICAL FITNESS AND AMATEUR SPORT FUND

This account was originally created as a fund under the Revenue Surplus Act, 1969, was continued under the Funds Control Act, 1979, and was changed to a Special Account under the Special Accounts Appropriation and Control Act. The account promotes the physical fitness of residents of the province and their participation in amateur sport. Interest earned on the account balance is credited to the account as revenue. Expenses consist of government transfers to physical fitness and amateur sports projects, groups and organizations, and awards to individuals. Administration costs are provided through the Ministry Operations Vote.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	2,211	2,119
OPERATING TRANSACTIONS
Revenue	2,300	2,200
Expense	(2,300)	(2,200)
Net Revenue (Expense)	—	—

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(92)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	2,119	2,119

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

The mission of the Ministry of Housing and Social Development is to focus on the customer by transforming the way we deliver services using effective and outcome-based practices and by working in collaboration with ministries, other levels of government and service agencies.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 36 — Ministry Operations	2,570,720	2,714,603

STATUTORY APPROPRIATION
Housing Endowment Fund Special Account	10,000	10,000

OPERATING EXPENSES	2,580,720	2,724,603
CAPITAL EXPENDITURES (2)	8,337	7,800
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	(546)	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Income Assistance	1,380,153	1,558,637	(12,105)	1,546,532
Employment	97,483	451,764	(358,460)	93,304
Housing	425,872	359,553	(1)	359,552
Community Living British Columbia	617,335	668,224	—	668,224
Gaming Policy and Enforcement	21,199	258,787	(239,556)	19,231
Liquor Control and Licensing	1	10,114	(10,113)	1
Employment and Assistance Appeal Tribunal	2,070	1,727	(1)	1,726
Executive and Support Services	26,607	26,073	(40)	26,033
Housing Endowment Fund	10,000	10,000	—	10,000

TOTAL OPERATING EXPENSES	2,580,720	3,344,879	(620,276)	2,724,603

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Housing	402	—	—	—
Gaming Policy and Enforcement	380	—	—	—
Liquor Control and Licensing	130	—	—	—
Executive and Support Services	7,425	7,800	—	7,800

TOTAL CAPITAL EXPENDITURES	8,337	7,800	—	7,800

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Gaming Policy and Enforcement	(546)	—	—	—
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	(546)	—	—	—

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 36 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following eight core businesses: Income Assistance; Employment; Housing; Community Living British Columbia; Gaming Policy and Enforcement; Liquor Control and Licensing; Employment and Assistance Appeal Tribunal; and Executive and Support Services.

INCOME ASSISTANCE

Voted Appropriations
Temporary Assistance	331,793	476,918
Disability Assistance	764,467	784,562
Supplementary Assistance	283,893	285,052
	1,380,153	1,546,532

Voted Appropriations Description: This sub-vote provides for temporary assistance, disability assistance, and health and other supports for family units of eligible individuals in accordance with the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act. This sub-vote also provides for support services and direct operating costs. Recoveries are received from ministries, other levels of government, Bus Pass Program user fees, assignments authorized by the Employment and Assistance Act and the Employment and Assistance for Persons with Disabilities Act, and from repayable assistance and overpayments.

EMPLOYMENT

Voted Appropriations
Employment Programs	97,483	93,303
Labour Market Development Agreement	—	1
	97,483	93,304

Voted Appropriations Description: This sub-vote provides for the operations and administration of programs to assist eligible individuals to find sustainable employment. This sub-vote also provides for the operations and administration of employment-related programs to support individuals with multiple barriers and disabilities. Recoveries may be received from ministries and from parties external to government under cost sharing agreements for programs.

HOUSING

Voted Appropriations
Housing	415,462	350,156
Building and Safety Policy	2,142	1,988
Residential Tenancy	8,268	7,408
	425,872	359,552

Voted Appropriations Description: This sub-vote provides for housing policy development and program delivery; building and safety policy development and advice respecting the regulatory framework for the built environment; and residential tenancy branch operations including facilitating the resolution of landlord and tenant disputes. This sub-vote also provides for the administration of the British Columbia Building and Fire Codes, the Building Code Appeal Board under the Local Government Act, the Homeowner Protection Act, the Safety Standards Act, the Safety Authority Act, the Residential Tenancy Act and the Manufactured Home Park Tenancy Act. Transfers are provided to BC Housing Management Commission to develop, repair, operate, subsidize and maintain safe and affordable housing and shelter options. Transfers are also made to ministries, organizations, agencies and individuals for housing research and for building and safety research. Costs are recovered from other levels of government, agencies, organizations and individuals for services provided within this sub-vote.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

COMMUNITY LIVING BRITISH COLUMBIA

Voted Appropriations
Ministry Monitoring - Community Living Services	680	584
Adult Community Living Services	616,655	667,640
	617,335	668,224

Voted Appropriations Description: This sub-vote provides for general support and advice to the Minister regarding Adult Community Living Services including funding for the Office of the Service Quality Advocate and includes transfer payments to Community Living British Columbia for the governance, management, operations, and delivery of services and support to adults with developmental disabilities. Payments for the provision of these services are in accordance with the Community Living Authority Act.

GAMING POLICY AND ENFORCEMENT

Voted Appropriations
Gaming Policy and Enforcement Operations	21,198	19,230
Distribution of Gaming Proceeds	1	1
	21,199	19,231

Voted Appropriations Description: This sub-vote provides for the administration of all gaming (including horse racing and lotteries) in the province and includes development and administration of legislation, policy, standards, and regulations; licensing gaming events; oversight of horse racing events and teletheatres; registration; equipment and product certification; auditing all forms of gambling activities for compliance, investigation and enforcement activities concerning legal gaming venues and illegal gaming; the management of the Province’s gaming initiatives; the Province’s responsible gambling strategy and problem gambling program; and the distribution of gaming proceeds. External recoveries are received from revenues paid into the Consolidated Revenue Fund by the British Columbia Lottery Corporation, from processing fees for gaming event licence applications, from the Canadian Pari-Mutuel Agency for horse race testing, and from gaming registrants for direct costs incurred in the processing of registration applications. Internal recoveries are received from Policing and Community Safety, Ministry of Public Safety and Solicitor General, for illegal gaming initiatives.

LIQUOR CONTROL AND LICENSING

Voted Appropriation
Liquor Control and Licensing	1	1

Voted Appropriation Description: This sub-vote provides for the overall policy development, administration, licensing and enforcement in support of the Liquor Control and Licensing Act and Regulations including administrative oversight of retail liquor outlets appointed under Section 18(5) of the Liquor Distribution Act to establish and operate an on-going program to reduce the incidence of underage drinking. External recoveries are received from licensing applications, renewal and change request fees, and from the Liquor Distribution Branch.

EMPLOYMENT AND ASSISTANCE APPEAL TRIBUNAL

Voted Appropriation
Employment and Assistance Appeal Tribunal	2,070	1,726

Voted Appropriation Description: This sub-vote provides for salaries, benefits, allowances, operating and related expenses of the Employment and Assistance Appeal Tribunal, which provides for an independent and impartial appeal of the ministry’s reconsideration decisions. The Employment and Assistance Appeal Tribunal is a single-level, regionally-based appeal system established under the Employment and Assistance Act. Ministry clients that are dissatisfied with the outcome of the ministry’s reconsideration decisions may appeal to the Employment and Assistance Appeal Tribunal. Costs are recovered from ministries and other levels of government for services provided for in this sub-vote.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	446	415
Corporate Services	26,161	25,618
	26,607	26,033

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Housing and Social Development, and provides for executive direction of the ministry and administrative services for the operating programs of the ministry. This includes strategic and business planning, financial administration and budget coordination, human resources, asset and risk management, information technology, and records management. This sub-vote also provides for corporate and community based service delivery, including services provided by ministries and agencies on behalf of the ministry. Costs are recovered from ministries and from parties external to government for services provided for in this sub-vote.

VOTE 36 — MINISTRY OPERATIONS	2,570,720	2,714,603

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Housing Endowment Fund.

HOUSING ENDOWMENT FUND

Statutory Appropriation
Housing Endowment Fund Special Account	10,000	10,000

Statutory Appropriation Description: This statutory appropriation provides for the Housing Endowment Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	154,341	160,353
Operating Costs	88,748	80,318
Government Transfers	2,616,963	3,094,243
Other Expenses	5,976	10,355
Internal Recoveries	(390)	(390)
External Recoveries	(284,918)	(620,276)
TOTAL OPERATING EXPENSES	2,580,720	2,724,603

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

HOUSING ENDOWMENT FUND

This account was established as a special account effective April 1, 2007, under the Special Accounts Appropriation and Control Act. The account exists for purposes relating to innovation in affordable, social or supportive housing and in housing development and management. The account operates as an endowment fund with a restricted balance of $250 million, that is not permitted to be spent. Net earnings of the account are credited to the account as revenue. Expenses of the account consist of grants in support of authorized housing initiatives.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	10,618	6,908
OPERATING TRANSACTIONS
Revenue	11,700	7,500
Expense	(10,000)	(10,000)
Net Revenue (Expense)	1,700	(2,500)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(5,410)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	6,908	4,408

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF HOUSING AND SOCIAL DEVELOPMENT

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

GAMING POLICY AND ENFORCEMENT

HASTINGS PARK RACE TRACK — Receipts represent the repayment of the principle for a loan to an external party for the purchase of Hastings Park Race Track. This loan was fully repaid effective September 30, 2008.

Receipts	546	—
Disbursements	—	—
Net Cash Source (Requirement)	546	—

MINISTRY OF LABOUR

The mission of the Ministry of Labour is to ensure that employers, workers and unions understand and apply B.C.’s labour laws, and to promote labour stability and protect workers by balancing the interests of employers and workers.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 37 — Ministry Operations	22,747	21,631

OPERATING EXPENSES	22,747	21,631

CAPITAL EXPENDITURES (2)	3,161	1,600
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF LABOUR

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
OPERATING EXPENSES	Net	Gross	External Recoveries	Net

Core Business
Labour Programs	17,261	45,182	(28,755)	16,427
Executive and Support Services	5,486	5,918	(714)	5,204

TOTAL OPERATING EXPENSES	22,747	51,100	(29,469)	21,631

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Labour Programs	3,161	1,600	—	1,600

TOTAL CAPITAL EXPENDITURES	3,161	1,600	—	1,600

MINISTRY OF LABOUR

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 37 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following two core businesses: Labour Programs, and Executive and Support Services.

LABOUR PROGRAMS

Voted Appropriations
Employment Standards	10,698	10,218
Industrial Relations	6,562	6,208
WorkSafe BC	1	1
	17,261	16,427

Voted Appropriations Description: This sub-vote provides for services promoting harmonious labour and employment relations including: oversight of the Employment Standards Act and the Labour Relations Code, the administration of the Employment Standards Act, the operations of the Workers’ Compensation Appeal Tribunal, Compensation Advisory Services, the Labour Relations Board, and other labour relations initiatives. Costs associated with the Workers’ Compensation Appeal Tribunal and Compensation Advisory Services are fully recovered from the Accident Fund established pursuant to the Workers’ Compensation Act. Recoveries are also received for services provided for in this sub-vote from internal and external parties.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	—	453
Corporate Services	5,486	4,751
	5,486	5,204

Voted Appropriations Description: This sub-vote provides for the office of the Minister of Labour and includes salaries, benefits, allowances and operating expenses of the minister and the minister’s staff. It also provides for executive direction of the ministry and administrative support services including legislative and policy support, corporate planning, and performance management. Certain management services are provided by the Ministry of Finance. Recoveries are received from ministries, other public sector organizations, public and private organizations and the public for services provided within this sub-vote.

VOTE 37 — MINISTRY OPERATIONS	22,747	21,631

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	34,271	35,901
Operating Costs	15,547	12,962
Other Expenses	1,877	2,238
Internal Recoveries	(1,198)	(1)
External Recoveries	(27,750)	(29,469)
TOTAL OPERATING EXPENSES	22,747	21,631

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

The mission of the Ministry of Public Safety and Solicitor General is to maintain and enhance public safety in every community across the province.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 38 — Ministry Operations	615,608	625,431
Vote 39 — Emergency Program Act	15,630	20,975

STATUTORY APPROPRIATIONS
Civil Forfeiture Account Special Account	750	—
Corrections Work Program Account Special Account	1,315	1,292
Forfeited Crime Proceeds Fund Special Account	—	—
Victim Surcharge Special Account	12,536	13,024

OPERATING EXPENSES	645,839	660,722
CAPITAL EXPENDITURES (2)	5,018	8,826
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Corrections	234,987	241,859	(6,644)	235,215
Policing and Community Safety	313,899	353,308	(26,236)	327,072
Emergency Management BC	35,927	40,050	(6,501)	33,549
Office of the Superintendent of Motor Vehicles	7,214	9,106	(3,475)	5,631
Executive and Support Services	23,581	24,065	(101)	23,964
Emergency Program Act	15,630	20,975	—	20,975
Civil Forfeiture Account Special Account	750	3,500	(3,500)	—
Corrections Work Program Account Special Account	1,315	1,292	—	1,292
Forfeited Crime Proceeds Fund Special Account	—	—	—	—
Victim Surcharge Special Account	12,536	13,024	—	13,024

TOTAL OPERATING EXPENSES	645,839	707,179	(46,457)	660,722

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Corrections	3,393	—	—	—
Policing and Community Safety	469	—	—	—
Emergency Management BC	637	—	—	—
Office of the Superintendent of Motor Vehicles	313	—	—	—
Executive and Support Services	113	8,826	—	8,826
Corrections Work Program Account Special Account	93	—	—	—

TOTAL CAPITAL EXPENDITURES	5,018	8,826	—	8,826

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 38 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Corrections, Policing and Community Safety, Emergency Management BC, Office of the Superintendent of Motor Vehicles, and Executive and Support Services.

CORRECTIONS

Voted Appropriation
Corrections	234,987	235,215

Voted Appropriation Description: This sub-vote provides for the management of remanded and sentenced adult offenders in custody and in the community, immigration detainees, and for planning and management of correctional programs. This sub-vote also provides for responding to cross-government strategic priorities. External recoveries are received from other levels of government for purposes which include housing and supervision of federal offenders, immigration detainees, community services required for Vancouver Drug Treatment Court, Native Courtworker Programs, and for services provided to other jurisdictions in community supervision of offenders. Internal recoveries are received from ministries for purposes including medical sessions and systems related costs.

POLICING AND COMMUNITY SAFETY

Voted Appropriations
Policing and Community Safety	273,209	283,979
Victims Services and Community Programs	40,690	43,093
	313,899	327,072

Voted Appropriations Description: This sub-vote provides for superintending law enforcement in the province, for providing victims of crime with services and benefits, for counselling and other support services to women and their children affected by abusive relationships, and for assisting British Columbians with development and delivery of initiatives to maintain safe and healthy communities, as well as providing security industry regulations, and other protective programs. External recoveries are received from other levels of government, the Insurance Corporation of British Columbia, the British Columbia Lottery Corporation, the Vancouver Port Corporation, and individuals and organizations covered by the Criminal Records Review Act for services described within this sub-vote. Internal recoveries are received from ministries for the enhanced policing of highway maintenance zones and forest service recreation sites and from the Victim Surcharge Special Account for victim service programs and crime prevention initiatives.

EMERGENCY MANAGEMENT BC

Voted Appropriations
Integrated Planning and Mitigation	10,792	9,935
Provincial Emergency Program	7,540	6,765
Office of the Fire Commissioner	2,547	2,180
BC Corners Service	15,048	14,669
	35,927	33,549

Voted Appropriations Description: This sub-vote provides for costs related to emergency planning, mitigation, response and recovery activities including flood, fire and other hazard mitigation, assurance of critical infrastructure, business continuity, integrated public safety planning readiness for response to multiple fatality incidents and coroners services. The Provincial Emergency Program coordinates provincial emergency planning, preparedness, response and recovery; and promotes the development of emergency management capacity by BC communities. The Office of the Fire Commissioner implements fire safety regulations and activities which promote fire safety and oversees major fire investigations and response to major wildland urban interface fire emergencies. The BC Coroners Service provides for investigations of unnatural, sudden and unexpected deaths in the province; ensuring that the relevant facts are made a matter of public record, identifying and advancing recommendations aimed at prevention of death in the future under similar circumstances; and reporting on issues affecting prevention of child death and promoting child safety. External recoveries are received from other levels of government and Crown agencies for services described within this sub-vote. Internal recoveries are received from ministries for services described within this sub-vote.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

OFFICE OF THE SUPERINTENDENT OF MOTOR VEHICLES

Voted Appropriation
Office of the Superintendent of Motor Vehicles	7,214	5,631

Voted Appropriation Description: This sub-vote provides for leading and supporting government traffic safety initiatives, administration of driver regulatory and traffic safety programs, setting driver licencing policy, monitoring and regulating unfit drivers, conducting appeals of driving prohibitions and conducting hearings and reviews of Insurance Corporation of British Columbia decisions respecting driver licence sanctions, driver training schools and driver trainer licences. External recoveries are received from Crown corporations, appeal fees and program fees for services described within this sub-vote. Internal recoveries may be received from ministries for services described within this sub-vote.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	657	640
Corporate Services	22,924	23,324
	23,581	23,964

Voted Appropriations Description: This sub-vote provides for the office of the Solicitor General, Deputy Ministers’ offices, executive, strategic and administrative support for the ministry including financial, facilities, human resource organizational development, information and systems management, and service planning. This sub-vote also provides for policy development and other initiatives sponsored by the Solicitor General, including oversight of delegated consumer protection agencies and the Office to Combat Trafficking in Persons. External recoveries are received from organizations and individuals for services provided within this sub-vote; and pursuant to court and consent orders, for costs associated with investigations and consumer restitution. Internal recoveries are received from ministries for special public safety initiatives.

VOTE 38 — MINISTRY OPERATIONS	615,608	625,431

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 39 — EMERGENCY PROGRAM ACT

This vote provides for ministry programs and operations described in the Emergency Program Act

EMERGENCY PROGRAM ACT

Voted Appropriation
Emergency Program Act	15,630	20,975

Voted Appropriation Description: This sub-vote provides for ministry programs and operations described in the Emergency Program Act, which provides for response to and recovery from emergencies and disasters, and for hazard mitigation initiatives.

VOTE 39 — EMERGENCY PROGRAM ACT	15,630	20,975

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNTS

These statutory appropriations provide for programs and operations of the following special accounts: Civil Forfeiture Account, Corrections Work Program Account, Forfeited Crime Proceeds Fund, and Victim Surcharge Special Account.

CIVIL FORFEITURE ACCOUNT

Statutory Appropriation
Civil Forfeiture Account Special Account	750	—

Statutory Appropriation Description: This statutory appropriation provides for the Civil Forfeiture Account Special Account which is governed under the Civil Forfeiture Act.

CORRECTIONS WORK PROGRAM ACCOUNT

Statutory Appropriation
Corrections Work Program Account Special Account	1,315	1,292

Statutory Appropriation Description: This statutory appropriation provides for the Corrections Work Program Account Special Account which is governed under the Correction Act.

FORFEITED CRIME PROCEEDS FUND

Statutory Appropriation
Forfeited Crime Proceeds Fund Special Account	—	—

Statutory Appropriation Description: This statutory appropriation provides for the Forfeited Crime Proceeds Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

VICTIM SURCHARGE SPECIAL ACCOUNT

Statutory Appropriation
Victim Surcharge Special Account	12,536	13,024

Statutory Appropriation Description: This statutory appropriation provides for the Victim Surcharge Special Account which is governed under the Victims of Crime Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	186,874	193,174
Operating Costs	108,103	109,964
Government Transfers	381,039	404,996
Other Expenses	11,723	13,137
Internal Recoveries	(9,202)	(14,092)
External Recoveries	(32,698)	(46,457)
TOTAL OPERATING EXPENSES	645,839	660,722

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

CIVIL FORFEITURE ACCOUNT

This account was established by the Civil Forfeiture Act, 2005. The purpose of the account is to suppress economic incentives resulting from unlawful activities and to fund crime prevention, crime remediation, and victim compensation initiatives. The fund is established to distribute proceeds of assets forfeited to the Crown under the Act. Revenue represents any excess of recoveries to expenditures in a given fiscal year. Expenses are limited to those permitted within the scope of the Act and include administration of the Act. Recoveries are received from proceeds from judgments or settlements of concluded legal proceedings.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	29	33
OPERATING TRANSACTIONS
Revenue	100	100
Expense	(2,000)	(3,500)
Internal and External Recoveries	1,250	3,500
Net Revenue (Expense)	(650)	100

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	654

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
Working Capital Adjustments and Other Spending Authority Committed(3)	—	3
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	33	136

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

CORRECTIONS WORK PROGRAM ACCOUNT

This account was established by the Miscellaneous Statutes Amendment Act (No.2), 1987, and is governed under the Correction Act, 2004. The purpose of the account is to assist inmates in acquiring skills and to encourage them to develop good work habits. Revenue represents proceeds from the sale of goods and services produced by inmates. Expenses are for supplies and costs related to the Corrections Work Program. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	3,049	3,157
OPERATING TRANSACTIONS
Revenue	700	600
Expense	(1,315)	(1,292)
Transfer from Ministry Operations Vote	650	650
Net Revenue (Expense)	35	(42)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	113

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	(93)	—
Net Cash Source (Requirement)	(93)	—
Difference Between 2008/09 Estimates and Projected Actual Net Cash Source (Requirement)	(7)	—
Working Capital Adjustments and Other Spending Authority Committed(3)	60	60
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	3,157	3,175

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

(3)

The Working Capital Adjustment and Other Spending Authority Committed includes those adjustments that would change the cash balance of the Special Account. This may include amortization expense, changes in accounts receivable and payable, and the recognition of deferred revenues.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

FORFEITED CRIME PROCEEDS FUND

This account was established by the Special Accounts Appropriation and Control Act, 1988, as amended by the Attorney General Amendment Act, 1989. The purpose of this account is to dispose of property forfeited from criminal offences in a manner to facilitate the administration of criminal justice and law enforcement in the province. Revenue represents forfeited proceeds of crimes. The Solicitor General determines expenses to be made from the account; however, under the terms of a protocol agreement, expenses from previous years’ revenues can be made only with the approval of the Minister of Finance. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	733	951
OPERATING TRANSACTIONS
Revenue	—	—
Expense	—	—
Net Revenue (Expense)	—	—

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	218

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	951	951

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF PUBLIC SAFETY AND SOLICITOR GENERAL

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

VICTIM SURCHARGE SPECIAL ACCOUNT

This account was established by the Victims of Crime Act, 1995. The purpose of the account is to fund services to victims of crime as provided for in the Act. Revenue represents proceeds from a victim surcharge levy on fines from all provincial offences, both court-imposed fines and those which result in a violation ticket. Revenue also includes proceeds from the federal victim surcharge levy on offences imposed by the court under the Criminal Code of Canada and interest earned on the balance of the fund. Expenses are for justice system obligations to victims of crime under the Act, including administration costs for both the Ministry of Attorney General and Minister Responsible for Multiculturalism and the Ministry of Public Safety and Solicitor General. Any remaining funds may be expended on initiatives which may benefit victims of crime. Administration costs are funded through the ministry’s voted appropriations.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	47,035	47,140
OPERATING TRANSACTIONS
Revenue	13,900	11,800
Expense	(12,536)	(13,024)
Net Revenue (Expense)	1,364	(1,224)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	(1,259)

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	47,140	45,916

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

The mission of the Ministry of Small Business, Technology and Economic Development is to build the best performing economy in Canada by maximizing economic opportunities throughout the province, facilitating job and wealth creation, fostering innovation, supporting small business, improving economic competitiveness, sustaining economic growth, and promoting trade and investment in British Columbia.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 40 — Ministry Operations	50,570	43,830

STATUTORY APPROPRIATION
Innovative Clean Energy Fund Special Account	17,400	25,000

OPERATING EXPENSES	67,970	68,830
CAPITAL EXPENDITURES (2)	399	901
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Asia Pacific Trade and Investment	16,179	11,955	(2)	11,953
Small Business, Research and Competitiveness	21,966	17,265	(2)	17,263
Executive and Support Services	12,425	14,616	(2)	14,614
Innovative Clean Energy Fund Special Account	17,400	25,000	—	25,000

TOTAL OPERATING EXPENSES	67,970	68,836	(6)	68,830

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Asia Pacific Trade and Investment	40	—	—	—
Small Business, Research and Competitiveness	50	—	—	—
Executive and Support Services	309	901	—	901

TOTAL CAPITAL EXPENDITURES	399	901	—	901

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 40 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following three core businesses: Asia Pacific Trade and Investment; Small Business, Research and Competitiveness; and Executive and Support Services.

ASIA PACIFIC TRADE AND INVESTMENT

Voted Appropriation
Asia Pacific Trade and Investment	16,179	11,953

Voted Appropriation Description:  This sub-vote provides for facilitating trade and investment in strategic sectors and industries in all regions of the province; showcasing British Columbia at national and international events; the operation of the province’s international network of trade and investment representatives and offices; implementing strategies and funding organizations to promote British Columbia and achieve improvements in specific areas such as trade, investment, science and technology; planning and managing trade missions to profile British Columbia in key markets and priority sectors; and assisting the private sector to leverage identified marketing opportunities. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

SMALL BUSINESS, RESEARCH AND COMPETITIVENESS

Voted Appropriation
Small Business, Research and Competitiveness	21,966	17,263

Voted Appropriation Description:  This sub-vote provides for development of comprehensive economic and competitiveness strategies; working with investors to facilitate economic development and job creation; developing strategies; negotiating positions, policy options and advice for government and industry; implementing provincial trade obligations and priorities; providing strategic direction to remove barriers to business, advancing economic development and increasing productivity and competitiveness; directing economic and sector analysis; and providing financial support for projects, initiatives and trusts that support economic growth and diversification throughout the province; establishing and operating a Small Business Roundtable; and advancing research and innovation. This sub-vote also provides funding for projects, products and tools to support small business success. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	590	557
Corporate Services	11,835	14,057
	12,425	14,614

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Small Business, Technology and Economic Development, administration, and ministry executive support including the deputy ministers’ offices, financial and human resources, legislation and administrative services, library operations, records management, and information systems. This sub-vote provides for the salary and expenses of the Parliamentary Secretary for the Asia-Pacific Initiative and services to enhance regulatory reform under the Straightforward BC platform. This sub-vote also provides for administrative support services for the Ministry of Energy, Mines and Petroleum Resources. Costs related to the provision of supplies and services may be recovered from ministries, Crown agencies and other levels of government, organizations, businesses and individuals.

VOTE 40 — MINISTRY OPERATIONS	50,570	43,830

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: Innovative Clean Energy Fund.

INNOVATIVE CLEAN ENERGY FUND

Statutory Appropriation
Innovative Clean Energy Fund Special Account	17,400	25,000

Statutory Appropriation Description:  This statutory appropriation provides for the Innovative Clean Energy Fund Special Account which is governed under the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	17,309	16,275
Operating Costs	19,410	18,910
Government Transfers	31,065	33,619
Other Expenses	224	36
Internal Recoveries	(33)	(4)
External Recoveries	(5)	(6)
TOTAL OPERATING EXPENSES	67,970	68,830

MINISTRY OF SMALL BUSINESS, TECHNOLOGY AND ECONOMIC DEVELOPMENT

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

INNOVATIVE CLEAN ENERGY FUND

This account was created by the Finance Statutes (Innovative Clean Energy Fund) Amendment Act, 2007, and is continued under the Special Accounts Appropriation and Control Act. The purpose is to accelerate the commercialization of clean energy technologies through projects that address provincial energy and environmental priorities, and that have international market potential; or to demonstrate the viability of commercial technologies not currently being used in British Columbia. Revenues credited to the account include levies applied to all final purchases of specified ‘energy products’ in British Columbia under section 68.01 of the Social Services Tax Act and interest earned on the fund balance. Expenses are recovered from the revenues earned in the fund. Costs incurred support administration and operating activities necessary to fund projects, programs and/or initiatives that address specific British Columbia energy priorities, or environmental issues that have been identified by government and do one of the following: accelerate the commercialization of pre-commercial clean energy technologies, or adoption of clean energy technologies not currently used in British Columbia; reduce the environmental impact of the use, production, generation, storage, transmission, delivery, provision, or conversion of energy; demonstrate or promote British Columbia clean energy technologies with international market potential; reduce the cost or improve the reliability of clean energy sources or associated technology; and/or support energy efficiency or conservation.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	13,877	35,162
OPERATING TRANSACTIONS
Revenue	11,000	25,000
Expense	(17,400)	(25,000)
Net Revenue (Expense)	(6,400)	—

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	27,685

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	35,162	35,162

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

The mission of the Ministry of Tourism, Culture and the Arts is to build strong partnerships that will foster sustainable tourism, diverse and creative economies and promote communities where people want to live, visit and invest.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 41 — Ministry Operations	344,235	104,454

STATUTORY APPROPRIATION
BC Arts and Culture Endowment Special Account	8,330	1,500

OPERATING EXPENSES	352,565	105,954
CAPITAL EXPENDITURES (2)	1,704	1,434
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	300	300
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Tourism	18,305	21,416	(861)	20,555
Arts and Culture	19,519	3,675	—	3,675
BC150 Years	2,678	—	—	—
BC Film Commission	1,546	1,393	(8)	1,385
Transfers to Crown Corporations and Agencies	298,290	75,308	—	75,308
Executive and Support Services	3,897	3,531	—	3,531
BC Arts and Culture Endowment Special Account	8,330	1,500	—	1,500

TOTAL OPERATING EXPENSES	352,565	106,823	(869)	105,954

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Tourism	1,564	1,434	—	1,434
Arts and Culture	90	—	—	—
Executive and Support Services	50	—	—	—

TOTAL CAPITAL EXPENDITURES	1,704	1,434	—	1,434

LOANS, INVESTMENTS AND OTHER REQUIREMENTS	Net	Disbursements	Receipts	Net

Core Business
Tourism	300	300	—	300
TOTAL LOANS, INVESTMENTS AND OTHER REQUIREMENTS	300	300	—	300

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 41 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following six core businesses: Tourism, Arts and Culture, BC150 Years, BC Film Commission, Transfers to Crown Corporations and Agencies, and Executive and Support Services.

TOURISM

Voted Appropriation
Tourism	18,305	20,555

Voted Appropriation Description:  This sub-vote provides for implementation and financing of the provincial plan and policies for sustainable development of tourism, including implementing and funding strategies to promote British Columbia and achieve significant increases in tourism; advancing tourism product and sector development; selling and the tenure of Crown land resources for development of all-season resorts, including expenses related to First Nations consultation and accommodation and unrecoverable project costs; maintenance and development of recreation sites and trails; working with and forming partnerships with industry, First Nations, not-for-profit organizations and other levels of government to enhance the business climate for tourism growth; undertaking market and trend research; and building awareness and implementing policies to facilitate the protection, conservation, and rehabilitation of heritage and archaeological sites under the Heritage Conservation Act, 1996. Some costs are partially recovered from ministries and parties external to government for program services.

ARTS AND CULTURE

Voted Appropriation
Arts and Culture	19,519	3,675

Voted Appropriation Description:  This sub-vote provides for support and funding for arts and cultural policy and programs, including improvements to arts and cultural infrastructure and events throughout the province; administration and delivery of government programs under the Arts Council Act; and administration of the BC Arts and Culture Endowment Special Account.

BC150 YEARS

Voted Appropriation
BC150 Years	2,678	—

Voted Appropriation Description:  This sub-vote provides for support and funding for cross government activities related to the celebration of the 150th anniversary of the establishment of British Columbia as a Crown Colony.

BC FILM COMMISSION

Voted Appropriation
BC Film Commission	1,546	1,385

Voted Appropriation Description:  This sub-vote provides for support and funding for the promotion of British Columbia’s locations, production and post-production support for film-making, and film industry infrastructure for use by the world’s film, television and commercial industry. Some costs are partially recovered from external organizations for program services.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

TRANSFERS TO CROWN CORPORATIONS AND AGENCIES

Voted Appropriations
Vancouver Convention Centre Expansion	275,600	—
Tourism BC	—	38,600
Royal British Columbia Museum	12,648	12,166
British Columbia Pavilion Corporation	10,042	24,542
	298,290	75,308

Voted Appropriations Description:  This sub-vote provides for transfers to Crown Corporations and Agencies, including Tourism BC, the Royal British Columbia Museum, and the British Columbia Pavilion Corporation.

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	560	582
Management Services	3,337	2,949
	3,897	3,531

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Tourism, Culture and the Arts, including salaries, benefits, allowances and operating expenses for the minister and staff. This sub-vote also provides for executive direction for the ministry. Under an agreement, the Ministry of Community and Rural Development provides management services to the Ministry of Tourism, Culture and the Arts.

VOTE 41 — MINISTRY OPERATIONS	344,235	104,454

MINISTRY OF TOURISM, CULTURE AND THE ARTS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

STATUTORY — SPECIAL ACCOUNT

This statutory appropriation provides for programs and operations of the following special account: BC Arts and Culture Endowment.

BC ARTS AND CULTURE ENDOWMENT

Statutory Appropriation
BC Arts and Culture Endowment Special Account	8,330	1,500

Statutory Appropriation Description:  This statutory appropriation provides for the BC Arts and Culture Endowment Special Account. Authority for this Special Account is provided in the Special Accounts Appropriation and Control Act.

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	14,843	13,262
Operating Costs	10,719	5,677
Government Transfers	328,421	87,240
Other Expenses	59	645
Internal Recoveries	(45)	(1)
External Recoveries	(1,432)	(869)
TOTAL OPERATING EXPENSES	352,565	105,954

MINISTRY OF TOURISM, CULTURE AND THE ARTS

SPECIAL ACCOUNT(1)

($000)

Estimates	Estimates
2008/09	2009/10

BC ARTS AND CULTURE ENDOWMENT

This account was established as a special account effective April 1, 2008 under the Special Accounts Appropriation and Control Act. This account contains two sub-accounts, the BC150 Cultural Fund and the Arts Legacy Fund. The BC150 Cultural Fund sub-account operates as an endowment fund with a restricted balance of $150 million, which is not permitted to be spent. This sub-account will provide support for arts and culture in British Columbia as recommended by the BC Arts Council. The Arts Legacy Fund sub-account also operates as an endowment fund with a restricted balance of $20 million, which is not permitted to be spent. Expenses consist of government grants to organizations and artists to support the creation, development or presentation of works of art at events or venues the Minister considers will provide significant exposure to those works of art. Interest or earning paid on the sub-accounts will be credited to the sub-accounts as revenue.

SPENDING AUTHORITY AVAILABLE AT THE BEGINNING OF THE FISCAL YEAR(2)	767	980
OPERATING TRANSACTIONS
Revenue	8,330	1,300
Expense	(8,330)	(1,500)
Net Revenue (Expense)	—	(200)

Difference Between 2008/09 Estimates and Actual Net Revenue (Expense)	213

FINANCING TRANSACTIONS
Receipts	—	—
Disbursements	—	—
Capital Expenditures	—	—
Net Cash Source (Requirement)	—	—
PROJECTED SPENDING AUTHORITY AVAILABLE AT THE END OF THE FISCAL YEAR(2)	980	780

NOTES

(1)	A Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)

The Projected Spending Authority Available represents the cash and temporary investments projected to be available at the end of the fiscal year. The Spending Authority Available at the beginning of the fiscal year 2008/09 is based on the 2007/08 Public Accounts.

MINISTRY OF TOURISM, CULTURE AND THE ARTS

LOANS, INVESTMENTS AND OTHER REQUIREMENTS BY CORE BUSINESS

($000)

Estimates	Estimates
2008/09	2009/10

TOURISM

TOURISM DEVELOPMENT — Disbursements represent expenditures for preparing land development plans, survey costs, and costs of developing land for sale and tenure disposition to resort developers. Administration costs are funded through the ministry’s voted appropriations.

Receipts	—	—
Disbursements	300	300
Net Cash Source (Requirement)	(300)	(300)

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

The mission of the Ministry of Transportation and Infrastructure is to create an integrated and safe transportation network that incorporates all modes of transport, reflects regional priorities, and provides a strong foundation for economic growth; and to maintain and improve the provincial highway system, ensuring the safe and efficient movement of people and goods provincially, nationally, and internationally.

MINISTRY SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 42 — Ministry Operations	768,554	755,783

OPERATING EXPENSES	768,554	755,783
CAPITAL EXPENDITURES (2)	8,655	2,981
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

CORE BUSINESS SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Transportation and Infrastructure Improvements	23,769	1,012,715	(998,695)	14,020
Public Transportation	226,880	466,135	(215,400)	250,735
Highway Operations	502,245	793,122	(317,438)	475,684
Commercial Passenger Transportation Regulation	2,574	2,095	(1)	2,094
Executive and Support Services	13,086	13,830	(580)	13,250

TOTAL OPERATING EXPENSES	768,554	2,287,897	(1,532,114)	755,783

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Core Business
Transportation and Infrastructure Improvements	637	—	—	—
Highway Operations	7,623	2,981	—	2,981
Commercial Passenger Transportation Regulation	325	—	—	—
Executive and Support Services	70	—	—	—

TOTAL CAPITAL EXPENDITURES	8,655	2,981	—	2,981

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 42 — MINISTRY OPERATIONS

This vote provides for ministry programs and operations described in the voted appropriations under the following five core businesses: Transportation and Infrastructure Improvements, Public Transportation, Highway Operations, Commercial Passenger Transportation Regulation, and Executive and Support Services.

TRANSPORTATION AND INFRASTRUCTURE IMPROVEMENTS

Voted Appropriations
Transportation Policy and Legislation	1,440	1,332
Planning, Engineering and Construction	5,978	4,632
Partnerships	1	1
Port and Airport Development	15,658	7,667
Enhancing Economic Development	692	388
	23,769	14,020

Voted Appropriations Description:  This sub-vote provides for Transportation Policy and Legislation; Planning, Engineering, and Construction; Partnerships; Port and Airport Development; Pacific Gateway; and Infrastructure Development Initiatives. Major activities include: transportation, highway and corporate policy, and the development of legislation; highway planning; capital program development and monitoring; highway corridor investment strategies; quality management; access management; direction and management of projects; engineering including rock slope stabilization, design, survey, construction, reconstruction, and property acquisition for provincial highways, roads, bridges, and tunnels; development and monitoring of public-private partnerships; land base management, including port and airport Land Act tenures; and, managing funding to communities to build and improve infrastructure that contributes to their sustainable development. This sub-vote also provides for transfers to other parties such as local governments to support transportation initiatives such as port and airport development and cycling networks. Recoveries are received from the BC Transportation Financing Authority, the Transportation Investment Corporation and other parties such as federal and municipal governments, private sector partners, and other ministries for costs incurred and works and services provided on their behalf.

PUBLIC TRANSPORTATION

Voted Appropriations
Public Transit	79,218	78,816
Coastal Ferry Services	147,662	171,919
	226,880	250,735

Voted Appropriations Description:  This sub-vote provides for annual government contributions and payments towards Public Transit and Coastal Ferry Services. These costs include operating transfers, grants, or payments toward expenses incurred for providing public passenger and transportation services in various communities throughout the province. This sub-vote includes provincial investments in transit capital infrastructure as well as operating expenses. Recoveries may be received from the BC Transportation Financing Authority and other parties such as federal and municipal governments and private sector partners for costs incurred and works and services provided on their behalf.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

HIGHWAY OPERATIONS

Voted Appropriations
Maintenance, Asset Preservation and Traffic Operations	464,042	439,386
Commercial Vehicle Safety and Enforcement	27,171	26,732
Inland Ferries	8,783	9,566
Coquihalla Toll Administration	2,249	—
	502,245	475,684

Voted Appropriations Description:  This sub-vote provides for Maintenance, Asset Preservation and Traffic Operations; Commercial Vehicle Safety and Enforcement; and, Inland Ferries. Major activities include: regional, district and headquarters operations support; avalanche control; traffic operations; development approvals; road and bridge surfacing; rehabilitation, replacement, seismic retrofit and safety improvements; electrical installations and upgrades; minor roadworks; weigh scale operations; the administration and enforcement of commercial transport road safety programs and vehicle inspection and standards programs, truck licencing programs, and assists with the enforcement of commercial passenger transportation operations; payments to road and bridge maintenance contractors for the maintenance of highways, roads, bridge structures and tunnels; payments to contractors for pavement marking, electrical maintenance, and for the operation, maintenance and rehabilitation of inland ferries and ferry landings; and transfers to other parties such as local governments. Payments are received from the federal government pursuant to a contribution agreement for costs associated with the use of advanced technology for National Safety Code enforcement; and recoveries are received from the BC Transportation Financing Authority and other parties such as federal and municipal governments, and private sector partners for costs incurred and works and services provided on their behalf.

COMMERCIAL PASSENGER TRANSPORTATION REGULATION

Voted Appropriations
Passenger Transportation Board	690	658
Passenger Transportation Branch	1,884	1,436
	2,574	2,094

Voted Appropriations Description:  This sub-vote provides for the Passenger Transportation Board and Passenger Transportation Branch. The Passenger Transportation Board approves applications to operate inter-city buses and passenger directed vehicles in British Columbia, and decides appeals on administrative sanctions imposed by the Registrar of Passenger Transportation. The Registrar of Passenger Transportation approves applications for those commercial passenger transportation operations, such as sightseeing buses and hotel and airport shuttles, which are not adjudicated by the Board. The Passenger Transportation Branch verifies safety requirements, conducts investigations, when required, and in cooperation with other programs and agencies, participates in the enforcement and compliance activities against both licenced and unlicenced operators. Recoveries may be received from parties external to the ministry for services or materials provided.

MINISTRY OF TRANSPORTATION AND INFRASTRUCTURE

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

EXECUTIVE AND SUPPORT SERVICES

Voted Appropriations
Minister’s Office	547	548
Corporate Services	12,539	12,702
	13,086	13,250

Voted Appropriations Description:  This sub-vote provides for the office of the Minister of Transportation and Infrastructure and corporate services. This includes the deputy minister’s office, finance, administration, human resources, facilities management, information systems, service planning, performance measurement; and records management. Recoveries may be received from parties internal and external to the ministry for administrative services and materials provided.

VOTE 42 — MINISTRY OPERATIONS	768,554	755,783

MINISTRY GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	109,972	114,911
Operating Costs	1,457,068	1,959,082
Government Transfers	115,995	212,311
Other Expenses	1,798	1,597
Internal Recoveries	(3)	(4)
External Recoveries	(916,276)	(1,532,114)
TOTAL OPERATING EXPENSES	768,554	755,783

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATION
Vote 43 — Management of Public Funds and Debt	1,261,713	1,186,000

OPERATING EXPENSES	1,261,713	1,186,000
CAPITAL EXPENDITURES (2)	—	—
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Core Business
Cost of Borrowing for Government Operating and Capital Funding	1,261,710	1,266,876	(80,879)	1,185,997
Cost of Borrowing for Relending to Government Bodies	1	697,580	(697,579)	1
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	941	(940)	1
Cost of Warehouse Borrowing Program	1	83,247	(83,246)	1

TOTAL OPERATING EXPENSES	1,261,713	2,048,644	(862,644)	1,186,000

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT

This vote provides for the cost of managing public funds and debt resulting from borrowing activities to finance provincial operating and capital requirements; borrowing on behalf of government bodies under the fiscal agency loan program, and entering certain financial agreements and commodity derivatives with or on behalf of government bodies; and borrowing for the warehouse program.

COST OF BORROWING FOR GOVERNMENT OPERATING AND CAPITAL FUNDING (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Government Operating and Capital Funding	1,261,710	1,185,997

Voted Appropriation Description:  This sub-vote provides for interest and all other costs, expenses, changes and fees associated with debt arising from borrowings or other credit arrangements. These include costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, incurred or assumed by the government for operating purposes or capital funding purposes. This sub-vote also provides for the cost of cash-flow management of the Consolidated Revenue Fund, payment services resulting from borrowing activities, and costs associated with business continuation planning in relation to debt management, banking and cash management functions. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives, and revenue earned from sinking fund investments, prefunding operations and matched book transactions, are offset against the related expenditure. Costs associated with borrowings for the student loans program are recovered from the Ministry of Finance.

COST OF BORROWING FOR RELENDING TO GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Borrowing for Relending to Government Bodies	1	1

Voted Appropriation Description:  This sub-vote provides for interest and all other costs expenses, changes and fees, associated with debt arising from borrowings or other credit arrangements, including costs under related financial agreements (such as interest rate and currency swaps and forward rate agreements) incurred or assumed by the government for the purposes of the fiscal agency loan program. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) are offset against the related expenditure, and the remaining costs are fully recovered from government bodies or other authorized organizations.

COST OF FINANCIAL AGREEMENTS ENTERED INTO ON BEHALF OF GOVERNMENT BODIES (NET OF RECOVERIES)

Voted Appropriation
Cost of Financial Agreements Entered into on Behalf of Government Bodies	1	1

Voted Appropriation Description:  This sub-vote provides for all costs, expenses, charges and fees associated with financial agreements (such as interest rate and currency swaps and forward rate agreements) entered into by the government with or on behalf of government bodies or other authorized organizations other than such agreements related to fiscal agency loans. This sub-vote also provides for all costs, expenses, charges and fees associated with commodity derivatives entered into by the government with or on behalf of the government bodies or other authorized organizations. Recoveries from the use of financial agreements (such as interest rate and currency swaps and forward rate agreements) and commodity derivatives are offset against the related expenditure under those agreements or derivatives, and the remaining costs are fully recovered from government bodies or authorized organizations.

MANAGEMENT OF PUBLIC FUNDS AND DEBT

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

COST OF WAREHOUSE BORROWING PROGRAM (NET OF RECOVERIES)

Voted Appropriation
Cost of Warehouse Borrowing Program	1	1

Voted Appropriation Description:  This sub-vote provides for the costs associated with debt issued in advance of requirements including interest and all other costs, expenses, charges and fees. The debt is held in the program prior to allocation to a government purpose or for loans to a government body or other authorized organization. Interest and other earnings accrued from the investment of proceeds of borrowings while warehoused offsets interest and other costs associated with those borrowings. Recoveries from the use of financial agreements (such as interest rate and currency swaps, and forward rate agreements) are offset against the related interest expenditure.

VOTE 43 — MANAGEMENT OF PUBLIC FUNDS AND DEBT	1,261,713	1,186,000

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Other Expenses	2,127,734	2,057,608
Internal Recoveries	(22,201)	(8,964)
External Recoveries	(843,820)	(862,644)
TOTAL OPERATING EXPENSES	1,261,713	1,186,000

OTHER APPROPRIATIONS

SUMMARY

($000)

	Estimates	Estimates
	2008/09(1)	2009/10
VOTED APPROPRIATIONS
Vote 44 — Contingencies (All Ministries) and New Programs	325,000	500,000
Vote 45 — Capital Funding	971,848	1,212,840
Vote 46 — Commissions on Collection of Public Funds	1	1
Vote 47 — Allowances for Doubtful Revenue Accounts	1	1
Vote 48 — BC Family Bonus	14,000	8,758
Vote 49 — Environmental Appeal Board and Forest Appeals Commission	2,092	2,091
Vote 50 — Forest Practices Board	3,804	3,827

OPERATING EXPENSES	1,316,746	1,727,518
CAPITAL EXPENDITURES (2)	100,600	83,488
LOANS, INVESTMENTS AND OTHER REQUIREMENTS (3)	—	—
REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (4)	—	—

NOTES

(1)

For comparative purposes only, figures shown for the 2008/09 expenses and capital expenditures have been restated to be consistent with the presentation of 2009/10 Estimates. Schedule A presents a detailed reconciliation.

(2)	Details of capital expenditures are presented in Schedule C.
(3)	Details of loans, investments and other requirements are presented in Schedule D.
(4)	Details of revenue collected for, and transferred to, other entities are presented in Schedule E.

OTHER APPROPRIATIONS

SUMMARY

($000)

	2008/09	2009/10 ESTIMATES
			External
OPERATING EXPENSES	Net	Gross	Recoveries	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	325,000	500,000	—	500,000
Capital Funding	971,848	1,212,840	—	1,212,840
Commissions on Collection of Public Funds	1	72,701	(72,700)	1
Allowances for Doubtful Revenue Accounts	1	98,930	(98,929)	1
BC Family Bonus	14,000	8,758	—	8,758
Environmental Appeal Board and Forest Appeals Commission	2,092	2,092	(1)	2,091
Forest Practices Board	3,804	3,827	—	3,827

TOTAL OPERATING EXPENSES	1,316,746	1,899,148	(171,630)	1,727,518

CAPITAL EXPENDITURES	Net	Disbursements	Receipts	Net

Voted Appropriations
Contingencies (All Ministries) and New Programs	100,460	83,363	—	83,363
Environmental Appeal Board and Forest Appeals Commission	15	100	—	100
Forest Practices Board	125	25	—	25

TOTAL CAPITAL EXPENDITURES	100,600	83,488	—	83,488

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 44 — CONTINGENCIES (ALL MINISTRIES) AND NEW PROGRAMS

(Minister of Finance)

This vote provides additional funding for items budgeted in other votes to accommodate the financial consequences of unanticipated and contingent events. Unanticipated events include developments during the year that could not be reasonably anticipated when the budget was prepared. Contingent events include developments that could be anticipated but not with enough certainty to make a reasonable estimate of budget costs, or where final costs are dependent on a pending decision by government or another party. This vote also provides for unanticipated events not budgeted in other votes, but which are consistent with the general purposes of those votes. This includes natural disasters, emergency relief and assistance for those in need. Ex gratia payments are also provided for in this vote. In addition, this vote provides for the funding of new government programs.

OPERATING EXPENSES
General Programs	325,000	500,000

CAPITAL EXPENDITURES
General Programs	100,460	83,363

VOTE 45 — CAPITAL FUNDING

(Minister of Advanced Education and Labour Market Development, Minister of Education,

Minister of Health Services, Minister of Housing and Social Development and Minister of Finance)

This vote provides for grants to government organizations as defined in the Budget Transparency and Accountability Act for their capital expenditures. Those expenditures may include the capitalizable costs of land acquisition, new facilities, and renovations and improvements to existing facilities. Grants may only be made under this vote by the Minister of Advanced Education and Labour Market Development, the Minister of Education, the Minister of Health Services and the Minister of Housing and Social Development to government organizations whose operations fall within the respective portfolios of those ministers. The Minister of Finance may make grants under this vote to any government organization. The amount of this vote is allocated among the five responsible ministers as set out below. Treasury Board, by directive, may reallocate the amounts among these classes of government organizations to meet government priorities, including accelerated infrastructure projects. Reallocation of these amounts constitutes a revision to the expected results for the ministers impacted, which must be made public within 90 days.

OPERATING EXPENSES
Post Secondary Institutions (Minister of Advanced Education and Labour Market Development)	200,000	249,557
Schools (Minister of Education)	305,425	372,903
Health Facilities (Minister of Health Services)	427,190	298,811
Housing (Minister of Housing and Social Development)	—	144,464
Public Transit	39,233	—
Other Capital Projects (Minister of Finance)	—	147,105

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 46 — COMMISSIONS ON COLLECTION OF PUBLIC FUNDS

Minister of Aboriginal Relations and Reconciliation

Minister of Advanced Education and Labour Market Development

Minister of Agriculture and Lands

Attorney General

Minister of Children and Family Development

Minister of Citizens’ Services

Minister of Community and Rural Development

Minister of Education

Minister of Energy, Mines and Petroleum Resources

Minister of Environment

Minister of Finance

Minister of Forests and Range

Minister of Health Services

Minister of Healthy Living and Sport

Minister of Housing and Social Development

Minister of Labour

Minister of Public Safety and Solicitor General

Minister of Small Business, Technology and Economic Development

Minister of Tourism, Culture and the Arts

Minister of Transportation and Infrastructure

This vote provides for the recognition of payments to, or amounts withheld by, parties on account of commissions and/or remunerations for services provided to the government relating to the administration, collection and management of revenue and accounts owed to the government as authorized under various statutes/regulations. This vote also provides for collection costs incurred by the Ministry of Finance and Legal Services Branch, Ministry of Attorney General. Recoveries represent fees and commissions deducted from the gross amount of revenues and accounts collected on behalf of government, as authorized under statues and regulations.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education and Labour Market Development	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	400	400
Ministry of Children and Family Development	1	1
Ministry of Citizens’ Services	1	1
Ministry of Community and Rural Development	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,756	1,756
Ministry of Finance	36,351	62,450
Ministry of Forests and Range	200	200
Ministry of Health Services	1,098	2,108
Ministry of Healthy Living and Sport	—	1
Ministry of Housing and Social Development	480	480
Ministry of Labour	—	1
Ministry of Public Safety and Solicitor General	4,796	4,878
Ministry of Small Business, Technology and Economic Development	1	1
Ministry of Tourism, Culture and the Arts	18	18
Ministry of Transportation and Infrastructure	400	400
Recoveries	(45,507)	(72,700)

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 47 — ALLOWANCES FOR DOUBTFUL REVENUE ACCOUNTS

Minister of Aboriginal Relations and Reconciliation

Minister of Advanced Education and Labour Market Development

Minister of Agriculture and Lands

Attorney General

Minister of Children and Family Development

Minister of Citizens’ Services

Minister of Community and Rural Development

Minister of Education

Minister of Energy, Mines and Petroleum Resources

Minister of Environment

Minister of Finance

Minister of Forests and Range

Minister of Health Services

Minister of Healthy Living and Sport

Minister of Housing and Social Development

Minister of Labour

Minister of Public Safety and Solicitor General

Minister of Small Business, Technology and Economic Development

Minister of Tourism, Culture and the Arts

Minister of Transportation and Infrastructure

This vote provides for allowances for doubtful collection of revenue accounts owed to the government as authorized under various statutes/regulations. Recoveries represent allowances for doubtful collections for revenue accounts which are deducted from gross revenues.

OPERATING EXPENSES
Ministry of Aboriginal Relations and Reconciliation	1	1
Ministry of Advanced Education and Labour Market Development	1	1
Ministry of Agriculture and Lands	1	1
Ministry of Attorney General	5,400	3,390
Ministry of Children and Family Development	50	50
Ministry of Citizens’ Services	1	1
Ministry of Community and Rural Development	1	1
Ministry of Education	1	1
Ministry of Energy, Mines and Petroleum Resources	1	1
Ministry of Environment	1,168	1,168
Ministry of Finance	74,226	68,300
Ministry of Forests and Range	10,000	10,000
Ministry of Health Services	3,429	3,377
Ministry of Healthy Living and Sport	—	1
Ministry of Housing and Social Development	2,824	2,824
Ministry of Labour	—	1
Ministry of Public Safety and Solicitor General	9,800	9,800
Ministry of Small Business, Technology and Economic Development	1	1
Ministry of Tourism, Culture and the Arts	1	1
Ministry of Transportation and Infrastructure	10	10
Recoveries	(106,915)	(98,929)

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 48 — BC FAMILY BONUS

(Minister of Finance)

This vote provides funding for payments to low income families with children. A payment is made to the federal government for administration of the program.

OPERATING EXPENSES
BC Family Bonus	14,000	8,758

VOTE 49 — ENVIRONMENTAL APPEAL BOARD AND FOREST APPEALS COMMISSION

(Minister of Environment and Minister of Forests and Range)

This vote provides for the operation, administrative and support services for the Environmental Appeal Board and the Forest Appeals Commission. The Environmental Appeal Board hears appeals from decisions made under environmental legislation and provides for the hearings of appeals under other legislation. The Forest Appeals Commission hears appeals from decisions made under forest and range legislation. This vote also provides for the operation and administration of other tribunals. Recoveries may be received from ministries, other levels of government and organizations for services provided for in this vote.

OPERATING EXPENSES
Administration and Support Services	1,322	1,381
Environmental Appeal Board	411	381
Forest Appeals Commission	359	329

CAPITAL EXPENDITURES
Administration and Support Services	15	100

OTHER APPROPRIATIONS

VOTE DESCRIPTIONS

($000)

Estimates	Estimates
2008/09	2009/10

VOTE 50 — FOREST PRACTICES BOARD

(Minister of Forests)

This vote provides for the operation of the Forest Practices Board, including independent audits and special investigations of forest practices, investigation of public complaints and administrative appeals.

OPERATING EXPENSES
Forest Practices Board	3,804	3,827

CAPITAL EXPENDITURES
Forest Practices Board	125	25

GROUP ACCOUNT CLASSIFICATION SUMMARY

GROUP ACCOUNT CLASSIFICATION
Salaries and Benefits	3,257	3,312
Operating Costs	2,620	2,588
Government Transfers	985,848	1,221,598
Other Expenses	477,745	671,651
Internal Recoveries	(1)	(1)
External Recoveries	(152,723)	(171,630)
TOTAL OPERATING EXPENSES	1,316,746	1,727,518

SCHEDULES

A –	Consolidated Revenue Fund Operating Expenses and Capital Expenditures Reconciliation 2008/09

B –	Special Accounts – Summary

C –	Financing Transactions – Capital Expenditures

D –	Financing Transactions – Loans, Investments and Other Requirements

E –	Financing Transactions – Revenue Collected for, and Transferred to, Other Entities

F –	Summary of Ministerial Accountability for Operating Expenses

G –	Estimated Consolidated Revenue Fund Operating Result

H –	Estimated Revenue by Source

I –	Estimated Expense by Function

J –	Service Delivery Agencies – Estimated Revenues and Expenses

K –	Capital Expenditure Summary – CRF and Service Delivery Agencies

L –	Taxpayer-supported Staff Utilization (FTEs)

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Office of the Premier
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	14,102	95
Transfer from Ministry of Attorney General Legal Services chargeback funding	11	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(173)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	13,940	95

Aboriginal Relations and Reconciliation
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	62,127	32
Transfer from Ministry of Attorney General Legal Services chargeback funding	98	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(200)	—
Centralization of certain HR/SHR services to BC PSA	(214)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	61,811	32

Advanced Education and Labour Market Development (formerly Advanced Education)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	2,251,994	1,840
Transfer from Ministry of Attorney General 2008 government reorganization	9,023	—
Legal Services chargeback funding	54	—
Transfer from Ministry of Community and Rural Development 2008 government reorganization	12,964	1,569
Transfer from Ministry of Finance 2008 government reorganization	16,301	5
Transfer from Ministry of Small Business, Technology and Economic Development 2008 government reorganization	94,408	—
Transfer to Management of Public Funds and Debt 2008 government reorganization	(172,900)	—
Transfer to Ministry of Citizens’ Services 2009 post-election government reorganization	(11,536)	(1,569)
Centralization of BC PSA chargeback	(112)	—
Transfer to Ministry of Small Business and Revenue 2008 government reorganization	(5,748)	—
Other Adjustment
Restatement due to change in accounting for prepaid capital advances	(131,083)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	2,063,365	1,845

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Agriculture and Lands
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	289,352	8,701
Transfer from Ministry of Attorney General Legal Services chargeback funding	44	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(578)	—
Transfer to Ministry of Environment 2009 post-election government reorganization	(2,224)	—
Decentralization of Corporate Services	(400)	—
Species at Risk coordination funding	(404)	—
Transfer to Ministry of Forests and Range 2009 post-election government reorganization	(73,588)	(6,496)
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	212,202	2,205

Attorney General
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	554,994	8,541
Transfer from Ministry of Public Safety and Solicitor General Adult Custody administration funding	858	—
Transfer to Ministries Legal Services chargeback funding	(8)	—
Transfer to Ministry of Advanced Education and Labour Market Development 2008 government reorganization	(9,023)	—
Transfer to Ministry of Citizens’ Services 2009 post-election government reorganization	(681)	(500)
Centralization of BC PSA chargeback	(5,062)	—
Centralization of certain HR/SHR services to BC PSA	(391)	—
Transfer to Ministry of Finance Corporate Services Secretariat	—	—
Transfer to Ministry of Housing and Social Development 2008 government reorganization	(565)	—
Transfer to Ministry of Public Safety and Solicitor General Decentralization of Corporate Services	(8,600)	(13)
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	530,644	8,028

Children and Family Development
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	1,987,004	13,853
Transfer from Ministry of Attorney General Legal Services chargeback funding	52	—
Transfer from Ministry of Housing and Social Development Community Living Services - Children’s programs	61,618	—
Health supplement costs for Child in Home of a Relative	721	—
Master Insurance Program	23	—
Paraprofessional realignment	387	—
Transfer to Ministry of Citizens’ Services 2008 government reorganization	—	(6,000)
Centralization of BC PSA chargeback	(4,202)	—
Centralization of certain HR/SHR services to BC PSA	(2,584)	—
Transfer to Ministry of Housing and Social Development 2008 government reorganization	(660,877)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	1,382,142	7,853

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Citizens’ Services (formerly Labour and Citizens’ Services)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	103,657	99,851
Transfer from Ministries Centralization of BC PSA chargeback	295	—
Centralization of certain HR/SHR services to BC PSA	221	—
Transfer from Ministry of Advanced Education and Labour Market Development 2009 post-election government reorganization	11,536	1,569
Transfer from Ministry of Attorney General 2009 post-election government reorganization	681	500
Legal Services chargeback funding	48	—
Transfer from Ministry of Children and Family Development 2008 government reorganization	—	6,000
Transfer from Ministry of Finance 2009 post-election government reorganization	36,994	436
BC Registries Services	1	3,085
Decentralization of Corporate Services	1,608	8
Transfer from Ministry of Housing and Social Development Cross-ministry Integrated Case Management system	—	15,500
Transfer to Ministry of Finance 2008 government reorganization	(1,642)	—
Transfer to Ministry of Labour 2009 post-election government reorganization	(23,156)	(3,161)
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	171,867	123,788

Community and Rural Development (formerly Community Services)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	303,646	3,549
Transfer from Ministry of Attorney General Legal Services chargeback funding	4	—
Transfer from Ministry of Forests and Range 2008 government reorganization	173	—
Transfer from Ministry of Small Business and Revenue 2008 government reorganization	762	166
Transfer from Ministry of Small Business, Technology and Economic Development 2008 government reorganization	4,278	—
Transfer to Ministry of Advanced Education and Labour Market Development 2008 government reorganization	(12,964)	(1,569)
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(295)	—
Centralization of certain HR/SHR services to BC PSA	(78)	—
Transfer to Ministry of Healthy Living and Sport 2008 government reorganization	(8,586)	—
Transfer to Ministry of Housing and Social Development 2008 government reorganization	(49,552)	(200)
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	237,388	1,946

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Education
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	5,675,357	5,220
Transfer from Ministry of Attorney General Legal Services chargeback funding	23	—
Transfer to Management of Public Funds and Debt 2008 government reorganization	(362,400)	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(801)	—
Centralization of certain HR/SHR services to BC PSA	(221)	—
Other Adjustment
Restatement due to change in accounting for prepaid capital advances	(196,463)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	5,115,495	5,220

Energy, Mines and Petroleum Resources
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	90,594	1,435
Transfer from Ministry of Attorney General Legal Services chargeback funding	18	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(427)	—
Centralization of certain HR/SHR services to BC PSA	(92)	—
Transfer to Ministry of Small Business, Technology and Economic Development 2008 government reorganization	(17,400)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	72,693	1,435

Environment
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	272,486	18,417
Transfer from Ministry of Agriculture and Lands 2009 post-election government reorganization	2,224	—
Decentralization of Corporate Services	400	—
Species at Risk coordination funding	404	—
Transfer from Ministry of Attorney General Legal Services chargeback funding	43	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(2,152)	—
Centralization of certain HR/SHR services to BC PSA	(298)	—
Transfer to Ministry of Forests and Range 2009 post-election government reorganization	(12)	—
Transfer to Ministry of Healthy Living and Sport 2008 government reorganization	(2,801)	—
Transfer to Ministry of Transportation and Infrastructure Meteorological Network	(109)	—
Other Adjustment
Restatement for reclassification of fee revenue	(6,710)	—
Restatement for reclassification of Water Rental Remissions	(46,000)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	217,475	18,417

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Finance
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	97,287	6,122
Transfer from Ministry of Attorney General Corporate Services Secretariat	—	—
Legal Services chargeback funding	38	—
Transfer from Ministry of Citizens’ Services 2008 government reorganization	1,642	—
Transfer from Ministry of Small Business and Revenue 2008 government reorganization	66,924	11,148
Transfer from Ministry of Small Business, Technology and Economic Development 2008 government reorganization	78,697	216
Transfer from Other Appropriations Insurance and Risk Management special account	—	370
Pacific Carbon Trust	5,000	—
Transfer to Ministry of Advanced Education and Labour Market Development 2008 government reorganization	(16,301)	(5)
Transfer to Ministry of Citizens’ Services 2009 post-election government reorganization	(36,994)	(436)
BC Registries Services	(1)	(3,085)
Centralization of BC PSA chargeback	(2,185)	—
Centralization of certain HR/SHR services to BC PSA	(334)	—
Decentralization of Corporate Services	(1,608)	(8)
Transfer to Ministry of Healthy Living and Sport 2009 post-election government reorganization	(79,597)	(216)
Transfer to Ministry of Labour Decentralization of Corporate Services	(83)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	112,485	14,106

Forests and Range
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	1,210,841	21,073
Transfer from Ministry of Agriculture and Lands 2009 post-election government reorganization	73,588	6,496
Transfer from Ministry of Attorney General Legal Services chargeback funding	53	—
Transfer from Ministry of Environment 2009 post-election government reorganization	12	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(6,414)	—
Centralization of certain HR/SHR services to BC PSA	(1,598)	—
Transfer to Ministry of Community and Rural Development 2008 government reorganization	(173)	—
Transfer to Ministry of Housing and Social Development 2008 government reorganization	(404,622)	(402)
Other Adjustment Restatement due to change in accounting for forest service roads	—	52,203
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	871,687	79,370

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Health Services (formerly Health)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	13,764,737	17,224
Transfer from Ministry of Attorney General Legal Services chargeback funding	57	—
Transfer from Other Appropriations Innovation and Integration Fund	50,000	—
Transfer to Management of Public Funds and Debt 2008 government reorganization	(194,100)	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(1,335)	—
Centralization of certain HR/SHR services to BC PSA	(410)	—
Transfer to Ministry of Healthy Living and Sport 2008 government reorganization	(38,671)	—
2009 post-election government reorganization	(1,474)	—
Other Adjustment Restatement due to change in accounting for prepaid capital advances	(235,600)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	13,343,204	17,224

Healthy Living and Sport
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	—	—
Transfer from Ministry of Attorney General Legal Services chargeback funding	14	—
Transfer from Ministry of Community and Rural Development 2008 government reorganization	8,586	—
Transfer from Ministry of Environment 2008 government reorganization	2,801	—
Transfer from Ministry of Finance 2009 post-election government reorganization	79,597	216
Transfer from Ministry of Health Services 2008 government reorganization	38,671	—
2009 post-election government reorganization	1,474	—
Transfer from Ministry of Tourism, Culture and the Arts 2008 government reorganization	21,881	280
Transfer to Ministry of Citizens’ Services Centralization of certain HR/SHR services to BC PSA	(27)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	152,997	496

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Housing and Social Development (formerly Employment and Income Assistance)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	1,527,012	22,725
Transfer from Ministry of Attorney General 2008 government reorganization	565	—
Legal Services chargeback funding	54	—
Transfer from Ministry of Children and Family Development 2008 government reorganization	660,877	—
Transfer from Ministry of Community and Rural Development 2008 government reorganization	49,552	200
Transfer from Ministry of Forests and Range 2008 government reorganization	404,622	402
Transfer from Ministry of Public Safety and Solicitor General 2008 government reorganization	22,351	510
Distribution of CSSEA Paraprofessional Compensation funding	4	—
Transfer from Ministry of Tourism, Culture and the Arts 2008 government reorganization	50	—
Transfer to Ministry of Children and Family Development Community Living Services - Children’s programs	(61,618)	—
Health supplement costs for Child in Home of a Relative	(721)	—
Master Insurance Program	(23)	—
Paraprofessional realignment	(387)	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(3,627)	—
Centralization of certain HR/SHR services to BC PSA	(746)	—
Cross-ministry Integrated Case Management system	—	(15,500)
Transfer to Ministry of Public Safety and Solicitor General Community Programs - Women and children’s transition counselling services	(17,245)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	2,580,720	8,337

Labour
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	—	—
Transfer from Ministry of Citizens’ Services 2009 post-election government reorganization	23,156	3,161
Transfer from Ministry of Finance Decentralization of Corporate Services	83	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(467)	—
Centralization of certain HR/SHR services to BC PSA	(25)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	22,747	3,161

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Public Safety and Solicitor General
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	647,061	5,515
Transfer from Ministry of Attorney General Decentralization of Corporate Services	8,600	13
Legal Services chargeback funding	77	—
Transfer from Ministry of Housing and Social Development Community Programs - Women and children’s transition counselling services	17,245	—
Transfer to Ministry of Attorney General Adult Custody administration funding	(858)	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(3,678)	—
Centralization of certain HR/SHR services to BC PSA	(253)	—
Transfer to Ministry of Housing and Social Development 2008 government reorganization	(22,351)	(510)
Distribution of CSSEA Paraprofessional Compensation funding	(4)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	645,839	5,018

Small Business and Revenue (disestablished)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	65,139	11,533
Transfer from Ministry of Advanced Education and Labour Market Development 2008 government reorganization	5,748	—
Transfer from Ministry of Attorney General Legal Services chargeback funding	65	—
Transfer to Ministry of Community and Rural Development 2008 government reorganization	(762)	(166)
Transfer to Ministry of Finance 2008 government reorganization	(66,924)	(11,148)
Transfer to Ministry of Small Business, Technology and Economic Development 2008 government reorganization	(3,266)	(219)
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	—	—

Small Business, Technology and Economic Development (formerly Economic Development)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	225,718	396
Transfer from Ministry of Attorney General Legal Services chargeback funding	4	—
Transfer from Ministry of Energy, Mines and Petroleum Resources 2008 government reorganization	17,400	—
Transfer from Ministry of Small Business and Revenue 2008 government reorganization	3,266	219
Transfer to Ministry of Advanced Education and Labour Market Development 2008 government reorganization	(94,408)	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(244)	—
Centralization of certain HR/SHR services to BC PSA	(91)	—
Transfer to Ministry of Community and Rural Development 2008 government reorganization	(4,278)	—
Transfer to Ministry of Finance 2008 government reorganization	(78,697)	(216)
Transfer to Ministry of Transportation and Infrastructure 2008 government reorganization	(700)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	67,970	399

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Tourism, Culture and the Arts (formerly Tourism, Sport and the Arts)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	374,770	1,984
Transfer from Ministry of Attorney General Legal Services chargeback funding	12	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(207)	—
Centralization of certain HR/SHR services to BC PSA	(79)	—
Transfer to Ministry of Healthy Living and Sport 2008 government reorganization	(21,881)	(280)
Transfer to Ministry of Housing and Social Development 2008 government reorganization	(50)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	352,565	1,704

Transportation and Infrastructure (formerly Transportation)
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	970,553	8,655
Transfer from Ministry of Attorney General Legal Services chargeback funding	117	—
Transfer from Ministry of Environment Meteorological Network	109	—
Transfer from Ministry of Small Business, Technology and Economic Development 2008 government reorganization	700	—
Transfer to Management of Public Funds and Debt 2008 government reorganization	(130,613)	—
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(2,161)	—
Centralization of certain HR/SHR services to BC PSA	(371)	—
Other Adjustment Restatement due to change in accounting for prepaid capital advances	(69,780)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	768,554	8,655

Management of Public Funds and Debt
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	401,700	—
Transfer from Ministry of Advanced Education and Labour Market Development 2008 government reorganization	172,900	—
Transfer from Ministry of Education 2008 government reorganization	362,400	—
Transfer from Ministry of Health Services 2008 government reorganization	194,100	—
Transfer from Ministry of Transportation and Infrastructure 2008 government reorganization	130,613	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	1,261,713	—

ESTIMATES, 09/10

CONSOLIDATED REVENUE FUND	Schedule A
OPERATING EXPENSES AND CAPITAL EXPENDITURES RECONCILIATION — 2008/09

	Operating	Capital
	Expenses	Expenditures
	($000)	($000)

Other Appropriations - Contingencies (All Ministries) and New Programs
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	399,906	100,970
Transfer to Ministry of Citizens’ Services Centralization of BC PSA chargeback	(8)	—
Transfer to Ministry of Finance Insurance and Risk Management special account	—	(370)
Pacific Carbon Trust	(5,000)	—
Transfer to Ministry of Health Services Innovation and Integration Fund	(50,000)	—
Other Adjustment Restatement due to change in accounting for prepaid capital advances	971,848	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	1,316,746	100,600

All Special Offices, Ministries and Other Appropriations
Total Operating Expenses and Capital Expenditures — 2008/09 Estimates	31,407,000	386,000
Total Transfers from Special Offices, Ministries and Other Appropriations	2,800,726	52,069
Total Transfers to Special Offices, Ministries and Other Appropriations	(2,800,726)	(52,069)
Restatement due to change in accounting for forest service roads	—	52,203
Restatement due to change in accounting for prepaid capital advances	338,922	—
Restatement for reclassification of fee revenue	(6,710)	—
Restatement for reclassification of Water Rental Remissions	(46,000)	—
Total Operating Expenses and Capital Expenditures — 2008/09 Restated	31,693,212	438,203

ESTIMATES, 09/10

SPECIAL ACCOUNTS(1) - SUMMARY (for the Fiscal Year Ending March 31, 2010) ($000)	Schedule B

	Spending			Transfer	Financing			Spending
	Authority			(to) from	Transactions		Working	Authority
	Available	Operating Transactions		General	Receipts	Capital	Capital	Available
	April 1, 2009	Revenue	Expense	Fund(2)	(Disbursements)	Expense	Adjustment(3)	March 31, 2010

Special Accounts
BC Arts and Culture Endowment	980	1,300	(1,500)	—	—	—	—	780
BC Timber Sales	240,211	103,928	(158,935)	—	(102,300)	(37,085)	94,126	139,945
Children’s Education Fund	69,153	2,823	—	43,772	—	—	—	115,748
Civil Forfeiture Account	33	100	—	—	—	—	3	136
Corrections Work Program Account	3,157	1,250	(1,292)	—	—	—	60	3,175
Crown Land	50,000	209,223	(126,090)	(83,208)	75	—	—	50,000
First Citizens Fund	5,350	3,300	(4,100)	—	—	—	—	4,550
Forest Stand Management Fund	11,773	—	—	—	—	—	—	11,773
Forfeited Crime Proceeds Fund	951	—	—	—	—	—	—	951
Health Special Account	—	147,250	(147,250)	—	—	—	—	—
Housing Endowment Fund	6,908	7,500	(10,000)	—	—	—	—	4,408
Innovative Clean Energy Fund	35,162	25,000	(25,000)	—	—	—	—	35,162
Insurance and Risk Management	283,280	9,766	—	—	—	—	391	293,437
Northern Development Fund	8,671	300	(500)	—	—	—	—	8,471
Park Enhancement Fund	531	369	(400)	—	—	(400)	—	100
Physical Fitness and Amateur Sport Fund	2,119	2,200	(2,200)	—	—	—	—	2,119
Production Insurance	6,057	21,785	(18,500)	—	—	—	—	9,342
Provincial Home Acquisition Wind Up	15,325	8	(10)	—	50	—	—	15,373
Public Guardian and Trustee of British Columbia	20,828	21,945	(20,923)	—	—	(500)	697	22,047
Sustainable Environment Fund	17,425	25,661	(29,305)	—	—	—	—	13,781
University Endowment Lands Administration Account	31,410	6,442	(6,442)	—	—	—	—	31,410
Victim Surcharge Special Account	47,140	11,800	(13,024)	—	—	—	—	45,916
	856,464	601,950	(565,471)	(39,436)	(102,175)	(37,985)	95,277	807,324

Transfers from Voted Appropriations to Special Accounts(4)
Production Insurance	—	(7,000)	7,000	—	—	—	—	—
Public Guardian and Trustee of British Columbia	—	(10,945)	10,945	—	—	—	—	—
	—	(17,945)	17,945	—	—	—	—	—

Total Special Accounts (net of transfers)	856,464	584,005	(547,526)	(39,436)	(102,175)	(37,985)	95,277	807,324

(1)	Special Account is an account in the General Fund where the authorization to spend money from the account is located in an Act other than the Supply Act.
(2)	General Fund Transfers consist of changes in statutory spending authority.
(3)

Working capital adjustments include those adjustments that would change the cash balance of the Special Account. This would include changes in the accumulated amortizaton, inventory, and accounts receivable and payable.

(4)

Transfers from voted appropriations are eliminated to establish the amount of special account expenses that do not require voted appropriations. This net amount of special account expense is then deducted from total expenses in the determination of the Suppy Act requirements shown on page 13.

ESTIMATES, 09/10

FINANCING TRANSACTIONS CAPITAL EXPENDITURES (for the Fiscal Year ending March 31, 2010) ($000)	Schedule C

The allocation of the total voted appropriation among special offices, ministries, and other appropriations, or among categories of capital expenditures, is shown for information and planning purposes only. The amounts allocated to Special Accounts are subject to the available spending authority within each account.

Treasury Board may reallocate the total voted appropriation among special offices, ministries and other appropriations. Reallocations among the categories of capital expenditures are governed by section 23(4) and (5) of the Financial Administration Act. No reallocation may result in the total voted appropriation set out in this Schedule being exceeded.

		Buildings
	Land	& Tenant		Office			Roads,
	& Land	Improve-	Specialized	Furniture &		Information	Bridges &
	Improvements	ments	Equipment	Equipment	Vehicles	Systems	Ferries	Total

SUMMARY
Voted Appropriation	12,458	123,421	12,053	2,342	17,001	241,221	35,519	444,015
Special Accounts(1)	400	—	245	0	—	1,040	36,300	37,985
Consolidated Revenue Fund Total	12,858	123,421	12,298	2,342	17,001	242,261	71,819	482,000

Special Offices and Ministries
Legislation	—	5,050	—	1,202	—	463	—	6,715
Officers of the Legislature	—	60	—	117	—	3,223	—	3,400
Office of the Premier	—	—	—	—	—	35	—	35
Ministry of Aboriginal Relations and Reconciliation	—	—	—	—	—	30	—	30
Ministry of Advanced Education and Labour Market Development	—	—	—	—	—	1,300	—	1,300
Ministry of Agriculture and Lands	—	—	4	—	10	206	—	220
Ministry of Attorney General	—	—	925	—	940	2,321	—	4,186
Ministry of Children and Family Development	—	—	76	—	477	545	—	1,098
Ministry of Citizens’ Services	4	112,258	3,699	1,023	201	83,819	—	201,004
Ministry of Community and Rural Development	—	—	—	—	—	1,388	—	1,388
Ministry of Education	—	—	—	—	—	1,436	—	1,436
Ministry of Energy, Mines and Petroleum Resources	—	—	—	—	—	387	21,000	21,387
Ministry of Environment	11,380	—	1,105	—	—	920	—	13,405
Ministry of Finance	—	—	—	—	—	3,480	—	3,480
Ministry of Forests and Range	40	4,553	1,038	—	358	3,564	50,819	60,372
Ministry of Health Services	—	—	1,030	—	14,372	39,253	—	54,655
Ministry of Healthy Living and Sport	—	600	—	—	—	259	—	859
Ministry of Housing and Social Development	—	900	—	—	—	6,900	—	7,800
Ministry of Labour	—	—	—	—	—	1,600	—	1,600
Ministry of Public Safety and Solicitor General	—	—	3,792	—	169	4,865	—	8,826
Ministry of Small Business, Technology and Economic Development	—	—	—	—	27	874	—	901
Ministry of Tourism, Culture and the Arts	1,434	—	—	—	—	—	—	1,434
Ministry of Transportation and Infrastructure	—	—	629	—	447	1,905	—	2,981

Other Appropriations
Contingencies All Ministries and New Programs(2)	—	—	—	—	—	83,363	—	83,363
Environmental Appeal Board and Forest Appeals Commission	—	—	—	—	—	100	—	100
Forest Practices Board	—	—	—	—	—	25	—	25

Consolidated Revenue Fund Total	12,858	123,421	12,298	2,342	17,001	242,261	71,819	482,000

(1)	The capital asset acquisitions of each special account are shown in the capital expenditure section of the 2009/10 Supplement to the Estimates.
(2)	Administered by the Minister of Finance.

ESTIMATES, 09/10

FINANCING TRANSACTIONS LOANS, INVESTMENTS AND OTHER REQUIREMENTS (1) (for the Fiscal Year Ending March 31, 2010) ($000)	Schedule D

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)

SUMMARY
Voted Appropriation	122,023	302,100	(180,077)
Special Accounts	125	102,300	(102,175)
Service Delivery Agencies	—	164,748	(164,748)
Total	122,148	569,148	(447,000)

Ministry of Aboriginal Relations and Reconciliation
Settlement and Implementation Costs of Treaties and Other Agreements — Payments to the First Nations in accordance with treaty agreements	—	1,750	(1,750)

Ministry of Agriculture and Lands
Agriculture Credit Act — Repayments of outstanding loans	200	—	200
Crown Land Administration — Development of land for sale in future years	—	8,250	(8,250)
Crown Land Special Account — Repayment of outstanding loans and deposits made on pending sales	75	—	75

Ministry of Attorney General
Interest on Trusts and Deposits — Interest on trust funds and deposits belonging to third parties	1,200	1,200	—

Ministry of Children and Family Development
Human Services Providers Financing Program — Repayments of outstanding loans	123	—	123

Ministry of Finance
International Fuel Tax Agreement Motor Fuel Tax Act — Moneys collected for, and transferred to, other jurisdictions	14,500	4,600	9,900
Land Tax Deferment Act — Repayments of outstanding loans and payments to local governments for property taxes	25,000	86,000	(61,000)
StudentAid BC Loan Program — Repayments of outstanding loans and payments of new loans	81,000	200,000	(119,000)
Provincial Home Acquisition Wind Up Special Account — Repayments of outstanding loans, payments of guarantee claims and other disbursements	50	—	50

Ministry of Forests and Range
BC Timber Sales Special Account — Development of timber for sale in future years	—	102,300	(102,300)

Ministry of Tourism, Culture and the Arts
Tourism Development — Development of land for sale in future years	—	300	(300)

Consolidated Revenue Fund Total	122,148	404,400	(282,252)

Service Delivery Agencies (2)	—	164,748	(164,748)

Total	122,148	569,148	(447,000)

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government’s financial requirements. Further information on these financing transactions is included in the relevant ministry section of the Estimates.

(2)	The total net cash source (requirement) for service delivery agency financing transactions are disclosed for information purposes only.

ESTIMATES, 09/10

FINANCING TRANSACTIONS REVENUE COLLECTED FOR, AND TRANSFERRED TO, OTHER ENTITIES (1) (for the Fiscal Year Ending March 31, 2010) ($000)	Schedule E

			Net Cash
			Source
	Receipts	Disbursements	(Requirement)

Ministry of Advanced Education and Labour Market Development

Post-Secondary Institutions	83,257	83,257	—

Ministry of Energy, Mines and Petroleum Resources

Oil and Gas Commission	32,900	32,900	—

Ministry of Environment

Habitat Conservation Trust	6,000	6,000	—

Ministry of Finance

BC Transit	11,100	11,100	—

BC Transportation Financing Authority	419,900	419,900	—

Cowichan Tribes	2,200	2,200	—

Municipalities or Eligible Entities	28,200	28,200	—

Resort Areas	9,500	9,500	—

Rural Areas	275,000	275,000	—

South Coast British Columbia Transportation Authority	271,900	271,900	—

Tourism BC	54,300	54,300	—

Total	1,194,257	1,194,257	—

(1)

The purpose of this table is to fully disclose the receipts and disbursements for financing transactions related to ministry programs, or administered by ministries and provide documentation for the Supply Act which authorizes government financial requirements. Further information on these financing transactions is included in the appropriate ministry section of the Estimates.

ESTIMATES, 09/10

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES (for the Fiscal Year Ending March 31, 2010) ($000)	Schedule F

Under Section 3 of the Balanced Budget and Ministerial Accountability Act (BBMAA), each member of the Executive Council has 20 percent of his or her salary held back with restoration of half of the holdback contingent on government achieving its overall fiscal target for the year as per section 4, and restoration of the other half of the holdback contingent on ministers achieving individual goals as set out in section 5. For each minister with responsibility for operating expenses arising from a Voted appropriation as accounted for in the Consolidated Revenue Fund, section 5(1) stipulates actual results for the year must not exceed the estimated amounts for that fiscal year. Section 5(2) applies to the revenue minister as defined by BBMAA, and requires the minister to achieve an amount of revenue to be specified by regulation of Treasury Board. Section 5(3) applies to ministers of state, for whom expected results are specified by Treasury Board regulation.

In the table below, the column entitled “Minister Responsible” lists the ministers with BBMAA section 5(1) assigned responsibilities. The column entitiled “Voted Appropriations in the 2009/10 Estimates” shows the voted appropriations for which those ministers are responsible. The columns entitled “Voted Appropriation Operating Expenses (net)” and “2009/10 Estimated Amount” show the dollar amounts of operating expenses (net) and estimated amounts allocated to ministers in the 2009/10 Estimates.

		Voted Appropriation	2009/10
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2009/10 Estimates	Expenses (net)	Amount

Premier	Office of the Premier	11,535	11,535

Minister of Aboriginal Relations and Reconciliation	Ministry of Aboriginal Relations and Reconciliation	65,150	65,150

Minister of Advanced Education and Labour Market Development(1)	Ministry of Advanced Education and Labour Market Development	2,130,713
	Capital Funding	249,557	2,380,270

Minister of Agriculture and Lands	Ministry of Agriculture and Lands	84,910	84,910

Attorney General	Ministry of Attorney General	537,681	537,681

Minister of Children and Family Development	Ministry of Children and Family Development	1,394,139	1,394,139

Minister of Citizens’ Services	Ministry of Citizens’ Services	164,137	164,137

Minister of Community and Rural Development	Ministry of Community and Rural Development	176,775	176,775

Minister of Education(1)	Ministry of Education	5,042,558
	Capital Funding	372,903	5,415,461

Minister of Energy, Mines and Petroleum Resources	Ministry of Energy, Mines and Petroleum Resources	69,668	69,668

Minister of Environment(2)	Ministry of Environment	163,049
	Environmental Appeal Board and Forest Appeals Commission	1,122	164,171

Minister of Finance(1)	Ministry of Finance	90,227
	Management of Public Funds and Debt	1,186,000
	Contingencies (All Ministries) and New Programs	500,000
	Capital Funding	147,105
	Commissions on Collection of Public Funds	1
	Allowances for Doubtful Revenue Accounts	1
	BC Family Bonus	8,758	1,932,092

ESTIMATES, 09/10

SUMMARY OF MINISTERIAL ACCOUNTABILITY FOR OPERATING EXPENSES -(Continued) (for the Fiscal Year Ending March 31, 2010) ($000)	Schedule F

		Voted Appropriation	2009/10
		Operating	Estimated
Minister Responsible	Voted Appropriations in 2009/10 Estimates	Expenses (net)	Amount

Minister of Forests and Range(2)	Ministry of Forests and Range	941,815
	Environmental Appeal Board and Forest Appeals Commission	969
	Forest Practices Board	3,827	946,611

Minister of Health Services(1)	Ministry of Health Services	14,008,318
	Capital Funding	298,811	14,307,129

Minister of Healthy Living and Sport	Ministry of Healthy Living and Sport	85,078	85,078

Minister of Housing and Social Development(1)	Ministry of Housing and Social Development	2,714,603
	Capital Funding	144,464	2,859,067

Minister of Labour	Ministry of Labour	21,631	21,631

Minister of Public Safety and Solicitor General	Ministry of Public Safety and Solicitor General	646,406	646,406

Minister of Small Business, Technologyand Economic Development	Ministry of Small Business, Technology and Economic Development	43,830	43,830

Minister of Tourism, Culture and the Arts	Ministry of Tourism, Culture and the Arts	104,454	104,454

Minister of Transportation and Infrastructure	Ministry of Transportation and Infrastructure	755,783	755,783

	Total Estimated Amount		32,165,978

	Not Applicable
	Legislation	73,529
	Officers of the Legislature	75,967
	Total Voted Expense	32,315,474

(1)

The Ministers of Advanced Education and Labour Market Development, Education, Finance, Health Services and Housing and Social Development each have operating expense accountability for a portion of the Capital Funding vote; these accountablities have been allocated according to the distribution shown in Vote 45.

(2)

The Ministers of Forests and Range and Environment each have joint operating expense accountability for the administration and support services of the Environmental Appeal Board and Forest Appeals Commission. For BBMAA purposes this accountability has been allocated according to an estimate of the proportionate use of resources.

ESTIMATES, 09/10

ESTIMATED CONSOLIDATED REVENUE FUND OPERATING RESULT (1),(3) ($000)	Schedule G

Estimates (1)	Actual (1)		Estimates
2008/09	2008/09		2009/10

		Revenue Summary (2)
18,100,000	17,511,381	Taxation revenue	16,529,000
3,626,000	3,780,035	Natural resource revenue	2,476,000
2,651,000	2,568,721	Other Revenue	2,617,000
4,948,000	4,930,840	Contributions from the Federal government	5,821,000
1,746,000	1,719,699	Contributions from the self-supported Crown corporations	1,880,000
31,071,000	30,510,676	Total Consolidated Revenue Fund Revenue	29,323,000

		Expense Summary (3)
64,058	74,876	Legislation	73,529
52,905	50,914	Officers of the Legislature	75,967
13,940	13,524	Office of the Premier	11,535
61,811	61,549	Ministry of Aboriginal Relations and Reconciliation	69,250
2,063,365	2,024,590	Ministry of Advanced Education and Labour Market Development	2,130,713
212,202	150,443	Ministry of Agriculture and Lands	222,500
530,644	512,113	Ministry of Attorney General	547,659
1,382,142	1,375,952	Ministry of Children and Family Development	1,394,139
171,867	161,774	Ministry of Citizens’ Services	164,137
237,388	232,641	Ministry of Community Development	183,717
5,115,495	5,102,075	Ministry of Education	5,042,558
72,693	49,160	Ministry of Energy, Mines and Petroleum Resources	69,668
217,475	225,360	Ministry of Environment	192,754
112,485	64,336	Ministry of Finance	90,237
871,687	840,985	Ministry of Forests and Range	1,100,750
13,343,204	13,276,533	Ministry of Health Services	14,155,568
152,997	175,122	Ministry of Healthy Living and Sport	87,278
2,580,720	2,581,090	Ministry of Housing and Social Development	2,724,603
22,747	22,204	Ministry of Labour	21,631
645,839	657,492	Ministry of Public Safety and Solicitor General	660,722
67,970	51,990	Ministry of Small Business, Technology and Economic Development	68,830
352,565	348,164	Ministry of Tourism, Culture and the Arts	105,954
768,554	768,414	Ministry of Transportation and Infrastructure	755,783
1,261,713	1,191,692	Management of Public Funds and Debt	1,186,000
1,316,746	1,027,007	Other Appropriations(4)	1,727,518
31,693,212	31,040,000	Total Consolidated Revenue Fund Expense	32,863,000
—	497,000	Priority Spending	—
31,693,212	31,537,000	Total Consolidated Revenue Fund Expense	32,863,000
(622,212)	(1,026,324)	Consolidated Revenue Fund Operating Result	(3,540,000)

(1)

The 2008/09 Estimates and Actual amounts have been restated to conform with the 2009/10 Estimates presentation. Schedule A presents a detailed reconciliation of all expense restatements. Actual amounts have been rounded to the nearest thousand/million.

(2)	Excludes revenue collected on behalf of, and transferred to, service delivery agencies, and other entities (see Schedule E).
(3)	Expenses are reported after deducting cost recoveries received from other entities within, and external to, the Consolidated Revenue Fund.
(4)	See page 13 for details on Other Appropriations.

ESTIMATES, 09/10

ESTIMATED REVENUE BY SOURCE (1) (for the Fiscal Year Ending March 31, 2010) ($millions)	Schedule H

							Contribution
						Contribution	from
		Natural	Fees &	Investment		from Federal	Government
	Taxation	Resources	Licences	Earnings	Misc	Government	Enterprises	Total

Consolidated Revenue Fund	16,529	2,476	2,411	40	166	5,821	1,880	29,323
Accounting adjustments							(239)	(239)
Contributions from commercial Crown corporations							(1,880)	(1,880)
	16,529	2,476	2,411	40	166	5,821	(239)	27,204
Expense recoveries:
Expenses netted from revenue (bad debts)	16	11	56		19			102
Expenses recovered from external entities	61	58	127	726	429	851	239	2,491
	77	69	183	726	448	851	239	2,593
Service delivery agency direct revenue:
School Districts			143	22	276	70		511
Post-secondary Institutions			1,067	56	900	315		2,338
Health Authorities and Hospital Societies			273	13	475	18		779
BC Transportation Financing Authority	420				19	12		451
BC Housing Management Commission				5	59	139		203
BC Transit	64		63	4	2			133
Tourism BC	54				7	4		65
Other service delivery agencies	73	32	36	31	247	20		439
	611	32	1,582	131	1,985	578	—	4,919
Net earnings of commercial Crown corporations:
BC Hydro							452	452
BC Liquor Distribution							896	896
BC Lottery Corporation							1,121	1,121
Insurance Corporation of British Columbia							407	407
Other commercial Crown corporations							16	16
	—	—	—	—	—	—	2,892	2,892
Total Revenue by Source	17,217	2,577	4,176	897	2,599	7,250	2,892	37,608

(1)

The Estimated Revenue by Source schedule is presented for information purposes and provides further detail on the revenue collected by ministries and other organizations that make up the government reporting entity. Adjustments to CRF revenue are required to eliminate transfers between ministries and service delivery agencies and dividends from commercial Crown corporations to avoid double counting. Total CRF revenue is adjusted for recoveries from external sources and to report the revenue that had expenses netted against it. These adjustments are offset by a corresponding increase in expense (see Schedlue J). Service delivery agencies receive revenue directly from external sources such as federal grants, fees for goods and servicen, and investment earnings. Under generally accepted accounting principles, commercial Crown corporation net earnings are reported as revenue. Figures have been rounded to the nearest million.

ESTIMATES, 09/10

ESTIMATED EXPENSE BY FUNCTION (1) (for the Fiscal Year Ending March 31, 2010) ($millions)	Schedule I

						Natural
				Protection		Resources &
			Social	of Persons	Trans-	Economic		General
	Health	Education	Services	& Property	portation	Development	Other	Government	Interest	Total
Legislation								73		73
Officers of the Legislature				18				58		76
Office of the Premier								11		11
Ministry of Aboriginal Relations and Reconciliation				65		4				69
Ministry of Advanced Education and Labour Market Development		2,097	1	8		8		17		2,131
Ministry of Agriculture and Lands						222				222
Ministry of Attorney General			66	440				42		548
Ministry of Children and Family Development	188		1,158	48						1,394
Ministry of Citizens Services				11				153		164
Ministry of Community Development						34	149	1		184
Ministry of Education		5,029					13			5,042
Ministry of Energy, Mines and Petroleum Resources						70				70
Ministry of Environment						161	32			193
Ministry of Finance						5		85		90
Ministry of Forests and Range						1,101				1,101
Ministry of Health Services	14,155									14,155
Ministry of Healthy Living and Sport	32						55			87
Ministry of Housing and Social Development	125	51	2,165	23			361			2,725
Ministry of Labour				17				5		22
Ministry of Public Safety and Solicitor General				661						661
Ministry of Small Business, Technology and Economic Development		9				60				69
Ministry of Tourism, Culture and the Arts						89	17			106
Ministry of Transportation and Infrastructure				29	727					756
Management of Public Funds and Debt									1,186	1,186
Contingencies All Ministries and New Programs							500			500
Capital Funding	299	622					145	147		1,213
Other Appropriations			9			6				15
Consolidated Revenue Fund	14,799	7,808	3,399	1,320	727	1,760	1,272	592	1,186	32,863
Expenses recovered from external entities	270	561	70	179	48	177	329	275	684	2,593
Externally-funded service delivery agency expense:
School Districts		323							2	325
Post-secondary Institutions		2,197							53	2,250
Health Authorities and Hospital Societies	710								39	749
BC Transportation Financing Authority					592				231	823
BC Housing Management Commission							138			138
BC Transit					85				8	93
Tourism BC						111				111
Other service delivery agencies	132	5	11	35	28	70	(1)	(115)	23	188
	842	2,525	11	35	705	181	137	(115)	356	4,677
Total Expense by Function	15,911	10,894	3,480	1,534	1,480	2,118	1,738	752	2,226	40,133

(1)

The Expense by Function schedule is presented for information purposes and provides a reconciliation between the spending by ministries and other organizations that make up the government reporting entity and the main categories of government expense. Appropriations are shown as voted (i.e. net of recoveries). Total CRF spending is adjusted for expenses whose cost was recovered from external sources and for expenses that were netted from revenue. This adjustment is offset by an equivalent adjustment to revenue (see Schedule H). Service delivery agencies also provide services that are not funded by grants from the provincial government. These costs are funded from external sources such as federal grants, fees or investment earnings (see Schedule H) Figures have been rounded to the nearest million.

ESTIMATES, 09/10

SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES ($000)	Schedule J

	Restated
	Estimates	Actual(2)	Estimates
	2008/09	2008/09	2009/10

Service Delivery Agencies:

School Districts
Revenue	5,408,000	5,385,000	5,418,000
Expense	(5,319,000)	(5,352,000)	(5,324,000)
	89,000	33,000	94,000
Accounting adjustments (1)	19,000	158,000	92,000
Net impact	108,000	191,000	186,000

Post-secondary Institutions
Revenue	4,492,000	4,145,000	4,666,000
Expense	(4,401,000)	(4,435,000)	(4,644,000)
	91,000	(290,000)	22,000
Accounting adjustments (1)	60,000	202,000	66,000
Net impact	151,000	(88,000)	88,000

Health Authorities and Hospital Societies
Revenue	9,883,000	10,272,000	10,696,000
Expense	(9,883,000)	(10,292,000)	(10,696,000)
	—	(20,000)	—
Accounting adjustments (1)	27,000	(36,000)	30,000
Net impact	27,000	(56,000)	30,000

Community Living BC
Revenue	715,000	724,000	729,000
Expense	(715,000)	(723,000)	(729,000)
	—	1,000	—
Accounting adjustments (1)	1,000	1,000	—
Net impact	1,000	2,000	—

BC Transportation Financing Authority
Revenue	630,000	745,000	582,000
Expense	(646,000)	(660,000)	(823,000)
	(16,000)	85,000	(241,000)
Accounting adjustments (1)	(137,000)	(285,000)	(131,000)
Net impact	(153,000)	(200,000)	(372,000)

BC Pavilion Corporation
Revenue	71,000	45,000	99,000
Expense	(41,000)	(44,000)	(105,000)
	30,000	1,000	(6,000)
Accounting adjustments (1)	279,000	290,000	10,000
Net impact	309,000	291,000	4,000

ESTIMATES, 09/10

SERVICE DELIVERY AGENCIES ESTIMATED REVENUES AND EXPENSES ($000)	Schedule J

	Restated
	Estimates	Actual (2)	Estimates
	2008/09	2008/09	2009/10

Service Delivery Agencies:

British Columbia Housing Management Commission
Revenue	564,000	627,000	602,000
Expense	(564,000)	(627,000)	(602,000)
	—	—	—
Accounting adjustments (1)	—	14,000	65,000
Net impact	—	14,000	65,000

British Columbia Transit
Revenue	230,000	229,000	259,000
Expense	(230,000)	(232,000)	(259,000)
	—	(3,000)	—
Accounting adjustments (1)	(1,000)	(6,000)	39,000
Net impact	(1,000)	(9,000)	39,000

Tourism BC
Revenue	69,000	65,000	114,000
Expense	(69,000)	(65,000)	(114,000)
	—	—	—
Accounting adjustments (1)	—	1,000	(7,000)
Net impact	—	1,000	(7,000)

Other Service Delivery Agencies
Revenue	641,000	735,000	694,000
Expense	(657,000)	(702,000)	(696,000)
	(16,000)	33,000	(2,000)
Accounting adjustments (1)	(6,000)	(20,000)	211,000
Net impact	(22,000)	13,000	209,000

Net operating results of service delivery agencies
Revenue	22,703,000	22,972,000	23,859,000
Accounting adjustments	241,000	326,000	375,000
Net revenue	22,944,000	23,298,000	24,234,000
Expense	(22,525,000)	(23,132,000)	(23,992,000)
Accounting adjustments (1)	1,000	(7,000)	—
Net expense	(22,524,000)	(23,139,000)	(23,992,000)
Net operating result	420,000	159,000	242,000

(1)          The accounting adjustment conforms service delivery agency accounting policies with those of government and eliminates transfers among service delivery agencies to avoid double counting.

(2)          Actual amounts have been rounded to the nearest million.

ESTIMATES, 09/10

CAPITAL EXPENDITURE SUMMARY – CRF AND SERVICE DELIVERY AGENCIES (1),(2) (for the Fiscal Year Ending March 31, 2010) ($000)	Schedule K

				Protection
		Social		of Person	Trans-	Natural		General
	Health	Services	Education	& Property	portation	Resources	Other	Government	Total
BC Transportation Financing Authority					1,230,000				1,230,000
British Columbia Transit					167,000				167,000
BC Pavilion Corporation						187,000			212,000
BC Housing/Provincial Rental Housing							150,000		150,000
Government Operating (Ministries) (3)	55,000	9,000	3,000	13,000	3,000	97,000	84,000	218,000	482,000
Schools			508,000						508,000
Post-secondary Institutions			697,000						697,000
Health sector	1,025,000								1,025,000
Other		,000	3			47,000	17,000		42,000
Contingencies							216,000		216,000
Total	1,080,000	12,000	1,208,000	13,000	1,400,000	331,000	467,000	218,000	4,729,000

TAXPAYER-SUPPORTED STAFF UTILIZATION (for the Fiscal Year Ending March 31, 2010) (FTEs (4))	Schedule L

Estimates	Actual		Estimates
2008/09	2008/09		2009/10
31,830	31,874	Ministries and special offices (CRF)	32,017
4,265	4,403	Service delivery agencies	4,410
36,095	36,277	Total taxpayer-supported staff utilization	36,427

(1)          Figures have been rounded to the nearest million.

(2)          Represents infrastructure-related capital expenditures funded through the provincial government, taxpayer-supported Crown corporations and agencies, schools, post-secondary institutions and health authorities/societies. This breakdown of capital spending by function is presented for information purposes.

(3)          Represents Consolidated Revenue Fund capital in Schedule C.

(4)          Full-time equivalents (FTEs), a measure of staff employment, are calculated by dividing the total hours of employment paid for in a given period by the number of hours an individual, full-time person would normally work in that period. This does not equate to the physical number of employees. For example, two half-time employees would equal one FTE; or alternativel three FTEs may represent two full-time employees who have worked suffficient overtime hours to equal an additional FTE.

ESTIMATES, 09/10

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS

OPERATING EXPENSES

Voted expenses for special offices, ministries and other appropriations are presented in the Estimates on the basis of a group account classification system.  Each group account represents a broad category of expenses and is comprised of specific components (standard object of expense). A supplementary publication, Supplement to the Estimates, provides details for each special office, ministry and other appropriation at the standard object of expense level. Both publications can be found on the government of British Columbia’s Budget web site at http://www.bcbudget.gov.bc.ca/. The account classification system is described below in more detail.

Salaries and Benefits

•                  Base Salaries – includes the cost of base salaries, overtime pay and lump sum payments for all permanent and temporary direct employees of the government.

•                  Supplementary Salary Costs – includes the cost of extra pay for certain types of work such as shift differential, premiums and allowances.

•                  Employee Benefits – includes the cost of employer contributions to employee benefit plans and pensions. Other benefits paid by the employer such as relocation and transfer expenses are also included.

•                  Legislative Salaries and Indemnities – includes the cost of the annual MLA indemnity and supplementary salaries as authorized under Section 4 of the Members’ Remuneration and Pensions Act. Salaries for the Officers of the Legislature are also included.

Operating Costs

•                  Boards, Commissions and Courts – Fees and Expenses – includes fees paid to board and commission members, juries and witnesses, and related travel and out-of-pocket expenses.

•                  Public Servant Travel – includes travel expenses of direct government employees and officials on government business including prescribed allowances.

•                  Centralized Management Support Services – includes central agency charges to ministries for services such as work place technology services, BC Public Service Agency services, legal services, accommodation and real estate services, and alternate service delivery services.

•                  Professional Services – includes fees and expenses for professional services rendered directly to government for the provision of goods and services in the delivery of government programs, the provision of goods or services that are required by statute or legislation and are billed directly to the government, and the provision of goods or services that will assist in the development of policy and/or programs or improve/change the delivery of programs, such as management consulting services.

•                  Information Systems – Operating – includes all contract fees and costs related to data, voice, image and text processing operations and services such as data and word processing, data communications charges, supplies, repairs, maintenance and short-term rentals of information processing equipment.

•                  Office and Business Expenses – includes supplies and services required for the operation of offices.

•                  Informational Advertising and Publications – includes costs associated with non-statutory advertising and general publications.

•                  Statutory Advertising and Publications – includes costs associated with special notices and publications required by statute and regulations.

•                  Utilities, Materials, and Supplies – includes the cost of services such as the supply of water and electricity, materials and supplies required for normal operation of government services and food for institutions.

•                  Operating Equipment and Vehicles – includes the costs associated with the repair and maintenance of government vehicles, and operating machinery and equipment.

•                  Non-Capital Roads and Bridges – includes highway costs recovered from the BC Transportation Financing Authority, costs for minor enhancements to capitalized infrastructure, as well as non-highway road costs.

•                  Amortization – includes the amortization of the cost of capital assets and prepaid capital advances over their useful lives.

•                  Building Occupancy Charges – includes payments to the private sector, for the rental and maintenance of buildings and office accommodation, including tenant improvements that do not meet the criteria for capitalization.

ESTIMATES, 09/10

EXPLANATORY NOTES ON THE GROUP ACCOUNT CLASSIFICATIONS - Continued

Government Transfers

•                  Transfers – Grants – includes discretionary grants to individuals, businesses, non-profit associations and others, where there are no contractual requirements.

•                  Transfers – Entitlements – includes non-discretionary payments to individuals, businesses or other entities, where eligible recipients must be paid under statute, formula or regulation, and where there are no ongoing contractual obligations.

•                  Transfers – Agreements – includes payments and reimbursements under contract, formal agreement or shared cost agreement to individuals, businesses or other entities for purposes specified in an agreement.

Other Expenses

•                  Transfers Between Votes and Special Accounts – includes transfers (payments) between a vote and a special account.

•                  Interest on the Public Debt – includes only interest payments on the direct provincial debt borrowed for government purposes.

•                  Other Expenses – includes expenses such as Provincial Treasury banking charges, financing costs, valuation allowances and other expenses which cannot be reasonably allocated to another standard object of expense.

Internal Recoveries

•                  Recoveries Between Votes and Special Accounts – includes recoveries between a vote and a special account.

•                  Recoveries Within the Consolidated Revenue Fund – includes recoveries for the use of equipment or the provision of goods and services between ministries of the provincial government.

External Recoveries

•                  Recoveries Within The Government Reporting Entity – includes costs and amounts recovered from government corporations, organizations and agencies, the offset for commissions paid for the collection of government revenues and accounts, and the write-off of uncollectible revenue related accounts.

•                  Recoveries External to the Government Reporting Entity – includes costs and amounts recovered from other governments and non-government organizations.

CAPITAL EXPENDITURES

Capital expenditures for special offices, ministries and other appropriations are presented in the Estimates under Capital Expenditures and in Schedule C. The Supplement to the Estimates provides details for each special office, ministry and other appropriation at the standard object of capital expenditure level. The category of assets is described below.

•                  Land – includes the purchased or acquired value for parks and other recreation land, and land directly associated with capitalized infrastructure (buildings, ferries and bridges) but does not include land held for resale.

•                  Land Improvements – includes the capital costs for improvements to dams and water management systems and recreation areas.

•                  Buildings – includes the purchase, construction or major improvement of buildings owned by the Consolidated Revenue Fund.

•                  Specialized Equipment – includes the purchase or capital lease cost of heavy equipment such as tractors, trailers and ambulances, as well as telecommunications relay towers and switching equipment.

•                  Office Furniture and Equipment – includes the cost or capital lease cost of office furniture and equipment.

•                  Vehicles – includes the purchase or capital lease cost of passenger, light truck and utility vehicles.

•                  Information Systems – includes the purchase or capital lease cost of mainframe and other systems hardware, software and related equipment.

•                  Tenant Improvements – includes the cost or capital lease cost of improvements to leased space.

•                  Roads – includes the capital costs for construction or major improvements of roads, highways, bridges and ferries.